SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. )

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NATIONAL LAMPOON, INC.

(Name of Registrant As Specified In Charter)

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TM

8228 Sunset Boulevard, Third Floor
Los Angeles, California 90046

July 25, 2008

To our stockholders:

Enclosed please find an information statement providing information to you regarding certain corporate actions taken by the board of directors and stockholders holding a majority of the votes necessary to approve the actions taken.  These actions include the following:

•	approval of an amendment to our Certificate of Incorporation requiring us to pay, on a quarterly basis, dividends accrued on our Series B Convertible Preferred Stock;

•
approval of an amendment to the Certificate of Designations, Preferences, Rights and Limitations of our Series C Convertible Preferred Stock requiring us to pay, on a quarterly basis, dividends accrued on our Series C Convertible Preferred Stock; and

•	approval of an agreement that will allow us to issue our securities as payment for loans made to us by our chief executive officer and a member of the board of directors.

The written consent of the stockholders holding a majority of the votes necessary to approve the actions taken assures that such actions will occur without your vote.  Your vote is not required to approve any of these actions, and the enclosed information statement is not a request for your vote or a proxy statement.  This information statement is being provided only to inform you of the actions that have been taken.

Very truly yours,

National Lampoon, Inc.

By:/s/ Daniel S. Laikin
     Daniel S. Laikin, Chief Executive Officer

INFORMATION STATEMENT
OF
NATIONAL LAMPOON, INC.
8228 Sunset Boulevard, Third Floor
Los Angeles, California 90046

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is first being furnished on or about August 1, 2008 to the holders of record as of the close of business on June 25, 2008 (the “notice date”) of the common and preferred stock of National Lampoon, Inc. (referred to in this information statement as “we”, “us”, “our” or “National Lampoon”).

On June 25, 2008 our board of directors and the holders of a majority of our common stock, our Series B Convertible Preferred Stock and our Series C Convertible Preferred Stock (referred to in this information statement as the “Series B Preferred” and the “Series C Preferred,” respectively) consented in writing to the actions described in this information statement.  Together, such approval and consent constitutes the approval and consent of a majority of the total number of shares of outstanding common stock, Series B Preferred and Series C Preferred required by Delaware General Corporation Law and our Certificate of Incorporation to approve the actions described in this information statement.  Accordingly, the actions will not be submitted to our remaining stockholders for a vote.  This information statement is being furnished to stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

The date of this information statement is July 25, 2008.

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our common stock, Series B Preferred and Series C Preferred.

We will only deliver one information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  We will promptly deliver a separate copy of this information statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

National Lampoon, Inc.
Attn: Corporate Secretary
8228 Sunset Boulevard, Third Floor
Los Angeles, California 90046
Telephone No.:  (310) 474-5252

INFORMATION ABOUT THE VOTING RIGHTS OF OUR STOCKHOLDERS
AND INFORMATION REGARDING THE CONSENTING STOCKHOLDERS

Pursuant to our bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of our outstanding capital stock, including a vote by the holders of at least a majority of our Series B Preferred and our Series C Preferred, is required to effect the actions described below.

Each share of common stock is entitled to one vote.  Each share of Series B Preferred and Series C Preferred is also entitled to vote on matters that are subject to the approval of the holders of our common stock.  Holders of our Series B Preferred and our Series C Preferred are entitled to vote on an “as converted” basis.  This means that each share of Series B Preferred voted represents the vote of 56.338 shares of common stock and each share of Series C Preferred voted represents the vote of 20 shares of common stock.

As of the notice date, we had 8,654,724 shares of common stock issued and outstanding, 63,607 shares of Series B Preferred that is convertible into 3,583,491 shares of common stock and 190,947 shares of Series C Preferred that is convertible to 3,818,940 shares of common stock, for the equivalent of 16,057,155 shares of common stock available to vote for the actions discussed below.  Therefore, as of the notice date, 8,028,578 shares were required to pass the actions that required approval of the holders of common stock.  Holders of at least a majority of the outstanding shares of Series B Preferred are required to pass resolutions that amend, alter or repeal any rights, preferences or privileges of, or any restrictions provided for the benefit of, the Series B Preferred, amend our Certificate of Incorporation or our bylaws to adversely affect the rights of the holders of the Series B Preferred, authorize, create or issue (by reclassification or otherwise) any shares of any class or series of stock having preferences senior to the Series B Preferred or to amend or repeal Section 5.2.6 of our Certificate of Incorporation.  Holders of at least a majority of the outstanding shares of Series C Preferred are required to pass resolutions that amend, alter or repeal any rights, preferences or privileges of, or any restrictions provided for the benefit of, the Series C Preferred or amend the Certificate of Designations, Preferences, Rights and Limitations of the Series C Preferred.

Pursuant to Section 228(a) of the Delaware General Corporation Law, the consenting stockholders voted in favor of the actions described below in a written consent dated June 25, 2008.  The consenting stockholders are collectively entitled to vote 8,204,322 shares of our common stock.  This number includes 54,099 shares of our Series B Preferred, which is the equivalent of 3,047,829 shares of our common stock, and 162,059 shares of our Series C Preferred, which is the equivalent of 3,241,180 shares of our common stock, representing approximately 51.1% of the 16,057,155 issued and outstanding shares of common stock and common stock equivalents on June 25, 2008.  As the beneficial owners of 54,099 shares of our Series B Preferred and 162,059 shares of Series C Preferred, the consenting stockholders represent 85.06% of the issued and outstanding shares of Series B Preferred and 84.88% of the issued and outstanding shares of Series C Preferred.  The names of the consenting stockholders, their affiliations with us, and their beneficial holdings are as follows:

		Common Stock		Series B Preferred(1)		Series C Preferred(1)
Name	Affiliation	No. of Shares(1)	% Ownership	No. of Shares	% Ownership	No. of Shares	% Ownership

Daniel S. Laikin	CEO, Director	985,431		1,687,379(2)	47.09%	1,894,040(5)	49.60%
Timothy Durham	Director	600,014		994,253(3)	27.75%	1,347,140(6)	35.28%
Paul Skjodt	Director	329,868		366,197(4)	10.22%	-	-

TOTAL		1,915,313		3,047,829	85.06%	3,241,180	84.88%

(1) Each share of our Series B Preferred may be converted to 56.338 shares of our common stock and each share of our Series C Preferred may be converted to 20 shares of our common stock.  Each holder of our Series B and Series C Preferred is entitled to vote, on an “as converted” basis, on all matters submitted to the holders of our common stock.
(2) Mr. Laikin owns 29,951 shares of Series B Preferred that votes as 1,687,379 shares of common stock.
(3) Mr. Durham owns 17,648 shares of Series B Preferred that votes as 994,253 shares of common stock.
(4) Mr. Skjodt owns 6,500 shares of Series B Preferred that votes as 366,197 shares of common stock.
(5) Mr. Laikin owns 94,702 shares of Series C Preferred that votes as 1,894,040 shares of common stock.
(6) Mr. Durham owns 67,357 shares of Series C Preferred that votes as 1,347,140 shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information as of June 25, 2008 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities.  The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.  Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.  Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all of the shares of common stock, Series B Preferred and Series C Preferred shown as beneficially owned by the stockholder.

The following table is based on a total of 16,057,155 shares of common stock and common stock equivalents outstanding as of June 25, 2008 consisting of the following:

•	a total of 8,654,724 shares of common stock;

•	63,607 shares of Series B Preferred that may be converted into 3,583,491 shares of common stock; and

•	190,947 shares of Series C Preferred that may be converted into 3,818,940 shares of common stock.

	Common Stock		Series B Preferred Stock(9)		Series C Preferred Stock(13)
Name and Position	# of shares	% ownership	# of shares	% ownership	# of shares	% ownership

Daniel S. Laikin, Chief Executive Officer and director	4,989,703(1)	39.42%	1,687,379(10)	47.09%	1,894,040(14)	49.60%

Lorraine Evanoff, Chief Financial Officer	150,400(2)	1.71%	-	-	-	-

James P. Jimirro, director	1,728,750(3)	16.83%	-	-	-	-

Timothy S. Durham, director	1,963,766(4)	19.60%	994,253(11)	27.75%	1,347,140(15)	35.28%

Paul Skjodt, director	833,762(5)	9.10%	366,197(12)	10.22%	-	-

Robert Levy, director	433,315(6)	4.80%	-	-	235,860(16)	6.17%

Duncan Murray, director	75,200(7)	0.86%	-	-	-	-

James Toll, director	75,100(8)	0.86%	-	-	-	-

Officers and directors as a group (8 persons)	10,249,996	60.96%	-	-	-	-

Remaining holders of Series B Preferred Stock as a group			535,662	14.95%

Remaining holders of Series C Preferred Stock as a group					341,900	8.95%

Total			3,583,491	100.00%	3,818,940	100.00%

* The address for each of the persons named in the table above (with the exception of the holders of the Series B and Series C Preferred) is 8228 Sunset Boulevard, West Hollywood, California 90046.

(1) This number includes 985,431 shares of common stock owned by Mr. Laikin or by an entity controlled by him, options to purchase 1,392,666 shares of common stock, a warrant to purchase 1,780,076 shares of common stock issued in conjunction with the Series B Preferred and a warrant to purchase 831,530 shares of common stock issued in conjunction with the Series C Preferred.
(2) This number includes 400 shares of common stock owned by Ms. Evanoff and options to purchase 150,000 shares of common stock.
(3) This number includes 111,710 shares of common stock owned by Mr. Jimirro and options to purchase 1,617,040 shares of common stock.
(4) This number includes 600,014 shares of common stock owned by Mr. Durham or by an entity controlled by him, options to purchase 145,000 shares of common stock, a warrant to purchase 615,602 shares of common stock issued in conjunction with the Series B Preferred and a warrant to purchase 603,150 shares of common stock issued in conjunction with the Series C Preferred.
(5) This number includes 329,868 shares of common stock owned by Mr. Skjodt or by an entity controlled by him, options to purchase 145,000 shares of common stock, and a warrant to purchase 358,894 shares of common stock issued in conjunction with the Series B Preferred.
(6) This number includes 63,800 shares of common stock owned by Mr. Levy or by an entity controlled by him, options to purchase 200,000 shares of common stock, and a warrant to purchase 169,515 shares of common stock issued in conjunction with the Series C Preferred.
(7) This number includes 200 shares of common stock owned by Mr. Murray and an option to purchase 75,000 shares of common stock.
(8) This number includes 100 shares of common stock owned by Mr. Toll and an option to purchase 75,000 shares of common stock.
(9) Each share of Series B Preferred may be converted into 56.338 shares of common stock.
(10) Mr. Laikin owns 29,951 shares of Series B Preferred that may be converted into 1,687,379 shares of common stock.
(11) Mr. Durham owns 17,648 shares of Series B Preferred that may be converted into 994,253 shares of common stock.
(12) Mr. Skjodt owns 6,500 shares of Series B Preferred that may be converted into 366,197 shares of common stock.
(13) Each share of Series C Preferred may be converted into 20 shares of common stock.
(14) Mr. Laikin owns 94,702 shares of Series C Preferred that may be converted into 1,894,040 shares of common stock.
(15) Mr. Durham owns 67,357 shares of Series C Preferred that may be converted into 1,347,140 shares of common stock.
(16) Mr. Levy owns 11,793 shares of Series C Preferred that may be converted into 235,860 shares of common stock.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED

Items 1, 2 and 3 below describe actions that have been taken by our board of directors and with the consent of holders of at least a majority of our voting stock, which includes our Series B Preferred and our Series C Preferred.  Copies of the resolutions approved by these stockholders are attached to this information statement as Attachment 1.  The actions include the following:

•	approval of an amendment (the “Series B Amendment”) to our Certificate of Incorporation to change the method by which dividends will be paid to holders of our Series B Preferred;

•
approval of an amendment (the “Series C Amendment”) to the Certificate of Designations, Preferences, Rights and Limitations of Series C Preferred (the “Certificate of Designations”) to change the method by which dividends will be paid to holders of our Series C Preferred; and

•	approval of an agreement that will permit us to issue our securities to pay loans made to us by our chief executive officer and a member of our board of directors.

Reasons for the Actions

On February 27, 2008 we received a letter from the American Stock Exchange which indicated that we do not meet certain of the American Stock Exchange’s continued listing standards as set forth in Part 10 of the Amex Company Guide.  Specifically, we are not in compliance with Section 1003(a)(iv) of the Company Guide because we have sustained losses which are substantial in relation to our overall operations or our existing financial resources, or our financial condition has become so impaired that it appears questionable, in the opinion of the American Stock Exchange, as to whether we will be able to continue our operations and/or meet our obligations as they mature.

We had until March 27, 2008 to provide the American Stock Exchange with a specific plan to achieve and sustain compliance with the continued listing standards.  Compliance must be achieved no later than August 27, 2008.  If we failed to submit a plan or if we submitted a plan and the staff of the American Stock Exchange determined that it did not adequately address these issues, we would have been subject to delisting proceedings.  Furthermore, if our plan is accepted but we are not in compliance with the continued listing standards at the conclusion of the plan period or if we do not make progress consistent with the plan during the plan period, the staff of the American Stock Exchange will initiate delisting proceedings as appropriate.  We may appeal the staff determination to initiate delisting proceedings.

We submitted a plan to the American Stock Exchange to regain compliance with the continued listing standards on March 27, 2008.  On May 16, 2008 we were notified by the American Stock Exchange that our plan was accepted.

As part of our plan to regain compliance, we decided to eliminate the long-term debt that was resulting from the accrual of dividends on our Series B and Series C Preferred by paying the dividends quarterly, instead of upon conversion of the Series B and Series C Preferred, as required by the Certificate of Incorporation and the Certificate of Designations.  Our long term debt resulting from the accrued dividends was $4,261,949 at April 30, 2008, the end of our third fiscal quarter.  The Certificate of Incorporation and the Certificate of Designations require us to pay the dividends with common stock.  Therefore, if we had paid the dividends on April 30, 2008, we would have been required to issue an additional 2,243,131 shares of common stock.  Because of the significant dilution to the holders of our common stock that would occur if shares of common stock were issued to pay the accrued dividends and because there would likely be a significant income tax effect on the recipients of the dividend payments, our board of directors created a Series D Convertible Preferred Stock which, at the election of the holder, may be issued in place of the common stock in payment of the dividends.  Furthermore, rather than accruing dividends in the future, we intend to issue the shares on a quarterly basis, as they are earned.  This will assure that no additional debt for the accrued dividends is accumulated.

We will also pay $800,000 of principal and interest in loans we received from Mr. Daniel S. Laikin, our chief executive officer and a director and Mr. Timothy Durham, a director, with our securities.  To date, we owe a total of $953,231 in principal and approximately $90,520 in accrued interest to Mr. Laikin and $1,084,819 in principal and approximately $35,145 in accrued interest to Mr. Durham (exclusive of loans made to us by Mr. Laikin and Mr. Durham for the production of motion pictures).  This transaction should result in a decrease of $800,000 in our short-term debt as well as further reduce shareholders’ deficit.

With the exception of the number of shares of common stock into which they may be converted, our Series B and Series C Preferred have identical rights, preferences, privileges and restrictions.  The modifications we intend to make to our Certificate of Incorporation and the Certificate of Designations will have the same effect on each series.  As noted above, once the Series B Amendment and the Series C Amendment are filed, the dividends will be paid with shares of Series D Convertible Preferred Stock or with shares of common stock, at the election of the holder of the Series B and Series C Preferred, and dividends will be paid quarterly rather than accrued until conversion or a liquidation event.  Other than the foregoing, no other material changes will be made to the Series B and Series C Preferred.

Series D Convertible Preferred Stock

(ii) Article 5 of our Certificate of Incorporation allows our board of directors to issue preferred stock in any number of series and, by resolution, to fix the designation and number of shares of any series of preferred stock, to determine, alter or revoke the rights, preferences, privileges and restrictions pertaining to any wholly unissued series, and to increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).

On June 25, 2008 our board of directors created our Series D Convertible Preferred Stock (the “Series D Preferred”).  The Series D Preferred does not have voting rights or a preference in liquidation nor does it accrue dividends.  The Series D Preferred ranks with our common stock, on an “as converted” basis, as to the payment of dividends and distributions on liquidation and as to redemptions.  Thirty-six months following the date on which the Series D Preferred is issued, it may be converted, at the election of the stockholder, into shares of our common stock at the ratio of 20 shares of common stock for each share of Series D Preferred being converted.

The number of shares of Series D Preferred or common stock that will be issued in payment of a dividend will be computed by (i) dividing the amount of the dividend by the closing price of a share of common stock as reported by the exchange or regulated quotation service on which the common stock is traded on the trading day immediately prior to the date on which the dividend is to be paid, (provided, however, that if no trades are made on that day, then the number of shares to be issued will be computed using the closing price on the last day, prior to the date on which the dividend is to be paid, on which trades were made and reported) and, as to the Series D Preferred only, (ii) dividing the quotient by 20.  For example, if a dividend of $400 was accrued to the holder of our Series B or Series C Preferred and the closing price of a share of our common stock on the day immediately prior to the payment of the dividend was $2.00, then we would issue 200 shares of common stock (400/2 = 200) or 10 shares of Series D Preferred (400/2 = 200/20 = 10) in payment of the dividend.

We also intend to delete the references in the Certificate of Incorporation and the Certificate of Designations to the “Payment Satisfaction Date”, because the reference is no longer relevant.  Our Certificate of Incorporation and the Certificate of Designations prevented us from paying cash dividends until after the Payment Satisfaction Date.  The Payment Satisfaction Date is defined as:  “. . . the date following the termination of the employment of James P. Jimirro (“Jimirro”) with the Corporation as of which the following condition (whichever is applicable) has been satisfied: (i) if Jimirro’s employment with the Corporation has been terminated by the Corporation for “Cause” pursuant to Section 4(e) of the Employment Agreement between Jimirro and the Corporation dated May 17, 2002 (the “Employment Agreement”) or by Jimirro otherwise than for an Executive Good Reason Termination Event pursuant to Section 4(g) of the Employment Agreement, then upon full payment of all compensation (excluding payments with respect to the movie “National Lampoon’s Van Wilder”) owed to Jimirro under the Employment Agreement; or (ii) if Jimirro’s employment with the Corporation has been terminated by reason of Jimirro’s death or disability, by the Corporation for “Convenience” pursuant to Section 4(f) of the Employment Agreement, or by Jimirro for an Executive Good Reason Termination Event pursuant to Section 4(g) of the Employment Agreement, then upon the later of (A) full payment to Jimirro of all compensation (including payments under the Severance Note (as defined in the Employment Agreement) but excluding payments with respect to the movie “National Lampoon’s Van Wilder”) owed to Jimirro under the Employment Agreement, and (B) thirteen (13) months after the payment to Jimirro of the “Cash Severance Payment” pursuant to, and as defined in, Section 5(d)(i) of the Employment Agreement.”  Mr. Jimirro separated from service on January 28, 2005.

Effect of the Change to the Series B and Series C Preferred on the Rights of our Stockholders

Dividends at the rate of 9% of the purchase price have accrued on our Series B and Series C Preferred since November 1, 2004.  However, dividends could only be paid if the holder of the Series B or Series C Preferred converted the shares to common stock, at which time the accrual of dividends would cease.  Once the Series B Amendment and the Series C Amendment are filed, dividends will be paid quarterly and the holders of the Series B or Series C Preferred may elect to receive payment either with our common stock or with our Series D Preferred.  Following a period of 36 months, our Series D Preferred may be converted into common stock, at the election of the holder.  Assuming that the Series D Preferred is converted by each holder as the shares are received, or that each holder elects to receive common stock, rather than Series D Preferred, as payment for the dividends, the holdings of our remaining stockholders could be diluted significantly.  Furthermore, since dividends will be paid quarterly, there may be no incentive for the holders of our Series B and Series C Preferred to convert their shares into common stock.  Therefore, dividends will continue to accrue and be paid on an indefinite basis.

We are not currently in arrears as to the payment of dividends on our Series B and Series C Preferred.

Effect of the Payment of Loans with our Securities on the Rights of our Stockholders

The issuance of our securities in payment of $742,940 in principal amount and $57,060 of accrued interest in loans made to us by Mr. Laikin and Mr. Durham will also result in dilution to our stockholders.  A more complete discussion of the Agreement to Convert Debt proposed to be entered into between us and Mr. Laikin and Mr. Durham may be found in the discussion of Item 3 below, and a copy of the proposed Agreement to Convert Debt is attached to this information statement as Attachment 4.  If shares of common stock are issued in payment of the loans the shares will be issued at fair market value, which our board of directors has determined will be the closing price of the common stock on the trading day immediately prior to the loan payment.  Under federal securities laws, we cannot issue the securities in payment of the loans sooner than 40 days after mailing this information statement.

ITEM 1

APPROVAL OF AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION
TO MODIFY TERMS OF SERIES B PREFERRED

The board of directors and the consenting stockholders unanimously adopted and approved the Series B Amendment to our Certificate of Incorporation to amend section 5.2.1 of our Certificate of Incorporation, which discusses the dividend rights of the Series B Preferred.  We currently have a total of 61,832 shares of Series B Preferred outstanding.  The Series B Amendment will change section 5.2.1 of the Certificate of Incorporation, which currently states,

Section 5.2.1 Dividend Rights.  The Corporation shall have the right to issue dividends and make distributions, whether cash, securities or otherwise, whether or not any shares of the Series B Preferred are outstanding; provided, however, that the Corporation shall not issue any dividends (other than dividends payable solely in Common Stock) or make any distributions of cash or other assets until after the Payment Satisfaction Date.  To the extent dividends are declared and issued by the Corporation prior to the earlier of (i) the date of a Liquidation Event or (ii) the date on which the Series B Preferred is converted hereunder, the Corporation shall pay preferential dividends to the holders of the Series B Preferred as provided in this Section 5.2.1.  Dividends shall be paid with shares of Common Stock.  Dividends on each share of the Series B Preferred shall accrue on a daily basis, whether or not declared, beginning November 1, 2004 and continuing to accrue until the earlier of (i) the date of a Liquidation Event, or (ii) the date on which such share of Series B Preferred is converted hereunder, at the rate of 9.0% per annum on the sum of (i) the Original Purchase Price (as equitably adjusted for any stock splits, stock dividends, recapitalizations, reverse stock splits or otherwise to prevent an enlargement or diminution of rights), plus (ii) all accumulated and unpaid dividends thereon (compounding annually).  All accrued and unpaid dividends on each share of Series B Preferred shall be fully paid (pro rata and pari passu with any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends with the Series B Preferred) before any dividends or distributions may be issued with respect to any Junior Securities.  If a share of Series B Preferred is converted, then upon such conversion any accumulated and unpaid dividends on such share of Series B Preferred shall be paid in the form of Common Stock at a price per share equal to the closing price of the Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the Series B Preferred is converted, provided, however, that if no trades are made on that day, then the number of shares to be issued will be computed using the closing price on the last day, prior to the date on which the Series B Preferred is converted, on which trades were made and reported.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Preferred and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred.

to say,

Section 5.2.1 Dividend Rights.  The Corporation shall have the right to issue dividends and make distributions, whether cash, securities or otherwise, whether or not any shares of the Series B Preferred are outstanding.  To the extent dividends are declared and issued by the Corporation prior to the earlier of (i) the date of a Liquidation Event or (ii) the date on which the Series B Preferred is converted hereunder, the Corporation shall pay preferential dividends to the holders of the Series B Preferred as provided in this Section 5.2.1.  Dividends shall be paid, at the election of the holder of the Series B Preferred, with shares of the Corporation’s Series D Convertible Preferred Stock or with shares of the Corporation’s Common Stock.

Beginning on November 1, 2004, dividends on each share of the Series B Preferred shall accrue on a daily basis, whether or not declared, at the rate of 9.0% per annum on the sum of (i) the Original Purchase Price (as equitably adjusted for any stock splits, stock dividends, recapitalizations, reverse stock splits or otherwise to prevent an enlargement or diminution of rights), plus (ii) all accumulated and unpaid dividends thereon (compounding annually). Dividends shall be paid on January 31, April 30, July 31, and October 31 of each year.  The number of shares of Series D Convertible Preferred Stock or Common Stock that will be issued in payment of a dividend shall be computed by (i) dividing the amount of the dividend by the closing price of a share of Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the dividend is to be paid, (provided, however, that if no trades are made on that day, then the number of shares to be issued will be computed using the closing price on the last day, prior to the date on which the dividend is to be paid, on which trades were made and reported) and, in the case of the Series D Convertible Preferred Stock only, (ii) dividing the quotient by 20. Dividends shall cease to accrue upon the earlier to occur of (i) the date of a Liquidation Event, or (ii) the date on which such share of Series B Preferred is converted hereunder. All accrued and unpaid dividends on each share of Series B Preferred shall be fully paid (pro rata and pari passu with any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends with the Series B Preferred) before any dividends or distributions may be issued with respect to any Junior Securities. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Preferred and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred.

No other changes have been made to section 5.2.1 of the Certificate of Incorporation.  A copy of the Series B Amendment is attached to this information statement as Attachment 2.

The Series B Amendment will be effective upon filing with the Secretary of State of Delaware.  Under federal securities laws, we cannot file the Series B Amendment until at least 40 days after mailing this information statement.

ITEM 2

APPROVAL OF CERTIFICATE OF AMENDMENT TO OUR
CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS
OF SERIES C PREFERRED

The board of directors and the consenting stockholders unanimously adopted and approved the Series C Amendment to our Certificate of Designations to amend section 4 of our Certificate of Designations, which discusses the dividend rights of the Series C Preferred.  We currently have a total of 190,947 shares of Series C Preferred outstanding.  The Series C Amendment will change section 4 of the Certificate of Designations, which currently states,

Section 4. Dividends.  The Corporation shall have the right to issue dividends and make distributions, whether cash, securities or otherwise, whether or not any shares of the Series C Preferred Stock are outstanding; provided, however, that the Corporation shall not issue any dividends (other than dividends payable solely in Common Stock) or make any distributions of cash or other assets until after the Payment Satisfaction Date. To the extent dividends are declared and issued by the Corporation prior to the earlier of (i) the Redemption Date, (ii) the date of a Liquidation Event or (iii) the date on which the Series C Preferred Stock is converted hereunder, the Corporation shall pay preferential dividends, payable in the Corporation’s Common Stock, to the holders of the Series C Preferred Stock as provided in this Section 4. Dividends on each share of the Series C Preferred Stock shall accrue on a daily basis, whether or not declared, beginning with the date of issuance of such share of Series C Preferred and continuing until the earlier of (i) the Redemption Date, (ii) the date of a Liquidation Event, or (iii) the date on which such share of Series C Preferred Stock is converted hereunder, at the rate of 9.0% per annum on the sum of (i) the Original Purchase Price (as equitably adjusted for any stock splits, stock dividends, recapitalizations, reverse stock splits or otherwise to prevent an enlargement or diminution of rights), plus (ii) all accumulated and unpaid dividends thereon (compounding annually). All accrued and unpaid dividends on each share of Series C Preferred Stock shall be fully paid (pro rata and pari passu with any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends with the Series C Preferred Stock) before any dividends or distributions may be issued with respect to any Junior Securities. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C Preferred Stock and each Parity Series, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series C Preferred Stock and all Parity Series.

to say,

Section 4. Dividends.  The Corporation shall have the right to issue dividends and make distributions, whether cash, securities or otherwise, whether or not any shares of the Series C Preferred Stock are outstanding.  To the extent dividends are declared and issued by the Corporation prior to the earlier of (i) the date of a Liquidation Event or (ii) the date on which the Series C Preferred Stock is converted hereunder, the Corporation shall pay preferential dividends payable, at the election of the holder of the Series C Preferred Stock, in the Corporation’s Series D Convertible Preferred Stock or in shares of the Corporation’s Common Stock, to the holders of the Series C Preferred Stock as provided in this Section 4.  Dividends on each share of the Series C Preferred Stock shall accrue on a daily basis, whether or not declared, beginning with the date of issuance of such share of Series C Preferred (November 1, 2004) and continuing until the earlier of (i) the date of a Liquidation Event, or (ii) the date on which such share of Series C Preferred Stock is converted hereunder, at the rate of 9.0% per annum on the sum of (i) the Original Purchase Price (as equitably adjusted for any stock splits, stock dividends, recapitalizations, reverse stock splits or otherwise to prevent an enlargement or diminution of rights), plus (ii) all accumulated and unpaid dividends thereon (compounding annually).  All accrued and unpaid dividends on each share of Series C Preferred Stock shall be fully paid (pro rata and pari passu with any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends with the Series C Preferred Stock) before any dividends or distributions may be issued with respect to any Junior Securities.  Dividends shall be paid on January 31, April 30, July 31, and October 31 of each year.  The number of shares of Series D Convertible Preferred Stock or Common Stock that will be issued in payment of a dividend shall be computed by (i) dividing the amount of the dividend by the closing price of a share of Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the dividend is to be paid, (provided, however, that if no trades are made on that day, then the number of shares to be issued will be computed using the closing price on the last day, prior to the date on which the dividend is to be paid, on which trades were made and reported) and, in the case of the Series D Convertible Preferred Stock only, (ii) dividing the quotient by 20.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C Preferred Stock and each Parity Series, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series C Preferred Stock and all Parity Series.

With the exception of the deletion of the term “Redemption Date” in the Certificate of Designations, which was erroneously included in the text of the original filing since there are no provisions in the Certificate of Designations providing for redemption of the Series C Preferred and no definition of the term “Redemption Date”, no other changes have been made to section 4 of the Series C Certificate.  A copy of the Series C Amendment is attached to this information statement as Attachment 3.

The Series C Amendment will be effective upon filing with the Secretary of State of Delaware.  Under federal securities laws, we cannot file the Series C Amendment until at least 40 days after mailing this information statement.

ITEM 3

APPROVAL OF AGREEMENT TO CONVERT DEBT BETWEEN
NATIONAL LAMPOON, INC. AND DANIEL S. LAIKIN AND TIMOTHY S. DURHAM

The board of directors and the consenting stockholders unanimously adopted and approved an Agreement to Convert Debt with our chief executive officer and director, Mr. Daniel S. Laikin and with Mr. Timothy S. Durham, our director.  A copy of the Agreement to Convert Debt is attached to this information statement as Attachment 4.

Exclusive of loans made for the production of motion pictures, as of June 23, 2008 we owed Mr. Laikin $1,043,751 in loans, representing $953,231 in principal amount and $90,520 in accrued interest (the “Laikin Loans”).  Exclusive of loans made for the production of motion pictures, as of June 25, 2008 we owed Mr. Durham $1,119,964 in loans, representing $1,084,819 in principal amount and $35,145 in accrued interest (the “Durham Loans”).

We have asked, and Mr. Laikin has agreed, to accept a payment of $456,645 in principal amount of the Laikin Loans and $43,355 in accrued interest (the “Laikin Partial Payment”) in accordance with the terms of the Agreement to Convert Debt.  We have asked, and Mr. Durham has agreed, to accept a payment of $286,294.84 in principal amount of the Durham Loans and $13,705.16 in accrued interest (the “Durham Partial Payment”) in accordance with the terms of the Agreement to Convert Debt.

The Agreement to Convert Debt contemplates that the Laikin Partial Payment and the Durham Partial Payment will be made in one of the following 3 ways:

(i)           we will credit the amount of the Laikin Partial Payment or the Durham Partial Payment toward the exercise of some or all of the warrants that Messrs. Laikin and Durham received in connection with their purchase of the  Series B and Series C Preferred; or

(ii)           we will pay the Laikin Partial Payment or the Durham Partial Payment with shares of our common stock; or

(iii)           Mr. Laikin or Mr. Durham may, by written instruction to us, choose a combination of (i) and (ii).

The per share value of the common stock used to compute the number of shares to be issued in the event that either Mr. Laikin or Mr. Durham chooses to accept shares of our common stock as full or partial payment will be the last sale price of the common stock on the trading day preceding the date we receive the instruction from Mr. Laikin or Mr. Durham.

Mr. Laikin and Mr. Durham must exercise all of their rights under the Agreement to Convert Debt no later than July 31, 2008.  If either Mr. Laikin or Mr. Durham fails or refuses to exercise his rights under the Agreement to Convert Debt by the close of business on July 31, 2008, then we will pay the Laikin Partial Payment or the Durham Partial Payment (or the balance of the Laikin Partial Payment or the Durham Partial Payment remaining unpaid) by issuing shares of our common stock.

Management’s Discussion and Analysis or Plan of Operation

Note Regarding Forward Looking Statements

The following information contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry. Words such as believe,” “anticipate,” “expect,” “intend,” “plan,” “may,” and other similar expressions identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, those discussed below, as well as the following:

•	a decline in the general state of the economy, which impacts the amount of money spent by consumers for entertainment products,

•	whether we will be able to raise capital for film financing as we need it,

•	whether the entertainment products we produce or to which we license our brand will generate significant sales,

•	whether our subsidiary, National Lampoon Networks, Inc., will be able to continue its relationships with its current advertisers and continue to attract new advertisers,

•	our overall ability to successfully compete in our market and our industry,

•	whether we will continue to receive the services of our executive officers and directors, particularly our Chief Executive Officer, Daniel S. Laikin,

•	unanticipated increases in development, production or marketing expenses related to our various business activities,

and other factors, some of which will be outside our control.  You are cautioned not to place undue reliance on these forward-looking statements, which relate only to events as of the date on which the statements are made.  We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.  You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

Management’s Discussion and Analysis or Plan of Operation discusses the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Overview

We are a media and entertainment company that creates and distributes comedic content. The National Lampoon™ brand was initially developed in 1970 through publication of National Lampoon Magazine and later through the use of our name on motion pictures, including National Lampoon's Animal House and National Lampoon's Vacation. Our plan is to expand the use of our brand in order to increase the revenues we generate through license fees, advertising and other sources. We are pursuing this plan as follows:

Motion Picture Production and Distribution

We produce feature films. Historically, motion pictures that carry our brand had been produced and financed by third parties. Thirty four motion pictures have been released using the National Lampoon™ name.

We decided to produce and finance motion pictures under the National Lampoon name in order to control both the creative process and the distribution of the film, to build a film library, and to expand our brand awareness.

Approximately seven motion pictures are planned for release during the 2008 fiscal year, all of which will be distributed by the Company. Additionally, two of the films were financed and produced directly by us. We expect to produce two to four additional titles per year.

We are now delivering on a feature film currently titled National Lampoon’s Bag Boy which was financed by National Lampoon and Red Rock and was released during the third quarter of the fiscal year. We are in post production on the film National Lampoon’s Ratko: the Dictator’s Son which is expected to be released during the fourth quarter of the 2008 fiscal year or the first quarter of the 2009 fiscal year.

We have also acquired distribution rights for five films produced by unrelated third parties including National Lampoon’s Jake’s Booty Call, National Lampoon’s Homo Erectus, National Lampoon Presents Beach Party at the Threshold of Hell, National Lampoon Presents Electric Apricot and National Lampoon Presents One, Two Many. We earn distribution revenues for all revenue generated from these films, including home video sales and rental, foreign sales, television, and digital distribution. All of the titles are expected to be released during the 2008 fiscal year.

We have an interest in National Lampoon Clubhouse, Inc., a production entity, which produced the film Monster Night aka Trick or Treat. Monster Night was released in the fall of 2006. We also own 13% of Red Rock Picture Holdings, Inc. (sometimes referred to in this report as “Red Rock”), a development-stage company formed in August 2006. Red Rock was formed for the purpose of providing financing and consulting services relating to the production and exploitation of motion pictures. We entered into a non-exclusive agreement with Red Rock whereby it provides financing for National Lampoon motion picture productions.

During the three and nine months ended April 30, 2008, revenues derived from distribution fees totaled approximately $154,772 and $159,831, or 6% and 4%, of all the revenues we earned during these periods respectively.

We no longer offer production services on third-party films. We may receive producer fees on our own productions. For the three and nine months ended April 30, 2008, production revenues from production services were $265,828 for the production of a live show and the subsequent production and delivery of a video of the show to a distributor.

Licensing

We have derived a substantial portion of our revenues from license fees relating to the use of our name on new motion pictures and from royalties from previously released motion pictures bearing our brand, including movies such as National Lampoon's Animal House and National Lampoon's Vacation. Releasing a film with our brand enhances its ability to find distribution outlets. Once a film is released with our brand, we earn revenues from foreign sales, theatrical release, home video and DVD sales and rentals and pay-per-view.

With the exception of two films that we produced, and a film produced by National Lampoon Clubhouse, Inc., motion pictures that carry our brand have historically been produced and financed by third parties. We have licensed the National Lampoon™ brand, as well as content from our library, for use in a wide variety of products including movies, television programming, live events, radio broadcasts, recordings, electronic games, and other consumer products. We anticipate granting fewer new licenses as we begin increasing the number of our own productions in the future.

We have also acquired distribution rights for five third-party films including National Lampoon’s Jake’s Booty Call, National Lampoon’s Homo Erectus, National Lampoon Presents Beach Party at the Threshold of Hell, National Lampoon Presents Electric Apricot and National Lampoon Presents One, Two Many. We earn licensing fees for television, video and foreign distribution. All of the titles were released during the fiscal year 2008.

For the three and nine months ended April 30, 2008, revenues derived from our licensing and royalties (exclusive of revenues derived from our publishing activities) totaled approximately $1,717,552 and $2,272,968 or approximately 65% and 58% of the revenues we earned during the periods, respectively. A significant portion of this revenue was realized from foreign and television distribution licenses of recent National Lampoon films.

Additionally, we have completed an audit of Warner Bros. Entertainment, Inc. relating to its exploitation of the films National Lampoon’s Vacation, National Lampoon’s European Vacation and National Lampoon’s Christmas Vacation. We have submitted the audit reports to Warner Bros. and will begin negotiations immediately. Based on the audit reports we expect a favorable outcome from the negotiations.

National Lampoon Networks

National Lampoon Networks, Inc. (sometimes referred to in this report as "NLN") includes our Internet, television and field marketing activities. We believe that we provide an appealing platform to advertisers who want their commercial messages to reach the college age market.

For those businesses targeting the college market, NLN provides an integrated marketing platform that includes Internet advertisers, on-air advertising, and field marketing.

NLN’s Internet properties are comprised of several Internet destination sites. These include NationalLampoon.com, DrunkUniversity.com, TOGATV.com, NationalLampoonSplog.com and KnuckleheadVideo.com. We have acquired other websites and we continue making such acquisitions on a regular basis. We have focused substantial resources toward launching these websites, and we plan to continue doing so on an ongoing basis.  These destination sites are also part of National Lampoon's online networks, which include the National Lampoon Humor Network and the Drunk University Network.  These are aggregated online networks of more than fifty of the most popular humor and college lifestyle destination sites on the Internet.

We actively sell advertising space on these sites and networks in the form of video streamed advertisements, full-page takeover advertisements, and banner advertisements.  We also are actively engaged in creating "branded entertainment" as well as custom promotional content production and distribution.

We recently announced the launch of the National Lampoon Video Network where we entered into content distribution agreements and launched branded channels with several Internet video portals including Joost, Veoh, Yahoo!, YouTube and others. These partners sell advertising space, including video streaming, and we receive a portion of the revenues earned. During the three and nine months ended April 30, 2008, we earned $4,439 and $11,683, or less than 1% of the revenues we earned during the periods from these partners.

NLN’s television activities include delivering programming during the standard academic school year to more than 200 affiliated college and other television stations, reaching nearly two million college students in their dormitories and other places of residence.

Aside from providing an outlet for advertisers targeting the college market, NLN develops, produces and distributes comedic Internet and television programming to audiences through its network.

For the three and nine month periods ended April 30, 2008, revenues derived from National Lampoon Networks, exclusive of licensing revenues, totaled approximately $335,069 and $741,024 or approximately 13% and 19% of all the revenues we earned during the periods, respectively.

Publishing

In October 2002, we entered into an agreement with Rugged Land, LLC to publish six National Lampoon books over a three-year period based on new and established National Lampoon comedic content. We have released four books under this agreement, including 1964 High School Reunion Year Book, National Lampoon's Book of Love, National Lampoon's Big Book of True Facts and National Lampoon's Encyclopedia of Humor. During the 2007 fiscal year the Company and Rugged Land agreed to terminate this agreement and no additional books are expected to be released pursuant to it.

During the 2006 fiscal year we began publishing our books. As of April 30, 2008, we have released 12 books including National Lampoon's Saddam Dump [Saddam Hussein's Trial Blog], National Lampoon's Magazine Rack, National Lampoon's Jokes Jokes Jokes, National Lampoon’s Not Fit For Print, National Lampoon’s Favorite Cartoons of the 21 st Century, National Lampoon’s Van Wilder Guide to Graduating College In Eight Years or More, National Lampoon’s Road Trip, National Lampoon’s Animal House, National Lampoon’s Help!, National Lampoon’s Jokes Jokes Jokes 2, National Lampoon’s Balls! and National Lampoon’s Pimp it Yourself.

For the three and nine months ending April 30, 2008, revenues derived from our publishing activities totaled approximately ($55,241) and ($21,091), or approximately (2%) and (1)% of all the revenues we earned during the periods, respectively. The decrease in publishing revenues was primarily attributable to significant book returns totaling $262,924 that was recorded against publishing revenues during the nine months ended April 30, 2008.

Radio

In March 2005, NL Radio, LLC was formed. We hold a 25% interest in this entity. In October 2006, NL Radio, LLC launched an entertainment radio format under our brand. We have licensed the content of our radio library, as well as certain domain names, URLs and websites to NL Radio, LLC for this purpose. NL Radio, LLC used samples of the programming, called "pilot programming," to introduce the format and content to radio networks and local stations. If the programming is sold to a network it may be syndicated, meaning that it would be distributed to stations affiliated with the network. Purchasers of the programming may broadcast segments of the programming at their discretion, such as during "drive time" or as late night programming. Programming was launched on XM radio during the fiscal year ended July 31, 2007. Our radio library includes approximately 80 hours of National Lampoon radio programming consisting primarily of one to two minute short comedy routines and one-hour comedy sketches and parodies. Revenue will be earned from ad sales, direct response advertising and product promotion arrangements. We receive a licensing fee equal to 8% of the gross receipts received by NL Radio, LLC from all sources in connection with any use of our brand.

For the three and nine months ending April 30, 2008, revenues derived from NL Radio totaled approximately $342 and $2,381, or less than 1% of all the revenues we earned during the periods, respectively.

Library

Our library includes 247 issues of National Lampoon Magazine, which we continue to use to generate new content for movies, television programming and other licensing opportunities. Our library also consists of television programming, including more than 300 hours of footage produced for National Lampoon Networks, radio programming, recordings and other materials.

Business Objective

We intend to provide National Lampoon™ comedic content to as many consumers as possible by expanding the use of our brand. The following describes the ways in which we plan to achieve this goal.

•
We plan to continue to expand National Lampoon Networks (the Network) by launching additional niche online networks and by growing our existing networks by adding new affiliate Internet sites as well as acquiring Internet sites and driving traffic to these sites. We have over 40 affiliates and have acquired or launched 56 websites to date. We will concentrate our efforts on measured marketing and sell available advertising and marketing space on our expanding Network. We will continue to create, produce and acquire programming for all of our web sites as well as our college television network and capitalize on our expertise in the college and young adult market to continue to grow revenue in these areas.

•
We intend to expand our film library by increasing the number of film products we produce internally. We currently have one film in post production and one film completed and are actively developing several new projects and have finalized domestic and international distribution arrangements. The domestic distribution arrangement includes a number of home video distributors and retailers and a domestic cable provider. In some cases we are guaranteed a minimum payment upon delivery of the film to the respective broadcaster or distributor.

•	We plan to capitalize on our reputation and relationships with independent studios and other multimedia companies to expand the use of the National Lampoon™ brand.

•	We plan to create new licensing opportunities in markets outside of publishing, film and television, such as games, records, radio programming and live events.

•	National Lampoon Networks continues to maintain a presence at third-party events and provide field marketing campaigns for various advertisers. However, we no longer produce our own events.

•
We began publishing and distributing books we created to continue capitalizing on the National Lampoon brand. During the 2007 fiscal year we published eight books and during the nine months ended April 30, 2008 we published four more books, however, going forward we plan to release only two books per year.

•	During the 2007 fiscal year, NL Radio, LLC launched an entertainment radio format using our brand with a 24 hour/7 day-a-week channel on XM Satellite Radio. We own a 25% interest in NL Radio, LLC.

Critical Accounting Policies

Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of our condensed consolidated financial statements.

Revenue Recognition. Royalty income from film contracts is derived from the sale of DVDs or from the licensing of film rights to third parties. Because a significant portion of royalty income is based on the timetable associated with royalty statements generated by third party processors, we do not typically know on a timely basis when royalties may be paid or the amount of payment. This revenue is consequently not recognized until the amount is either known or reasonably estimable or until receipt of the statements from the third parties. We contract with various agencies to facilitate collection of royalty income. When we are entitled to royalties based on gross receipts, revenue is recognized before deduction of agency fees, which are included as a component of cost of revenue.

We recognize revenue from television and film productions pursuant to American Institute of Certified Public Accountants Statement of Position 00-2, “Accounting by Producers or Distributors of Films” (“SOP 00-2”). The following conditions must be met in order to recognize revenue under SOP 00-2: (i) persuasive evidence of a sale or licensing arrangement exists; (ii) the program is complete and has been delivered or is available for immediate and unconditional delivery; (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition or sale; (iv) the arrangement fee is fixed or determinable; and (v) collection of the arrangement fee is reasonably assured. Advance payments received from buyers or licensees are included in the financial statements as a component of deferred revenue.

Film Costs.   Investment in film costs includes the capitalization of costs incurred to produce the film content including direct negative costs, production overhead, interest and development. These costs are recognized as operating expenses on an individual film basis in the ratio that the current year’s gross revenues bear to management’s estimate of total ultimate gross revenues from all sources to be earned over a seven year period. Capitalized production costs are stated at the lower of unamortized cost or estimated fair value on an individual film basis. Revenue forecasts, based primarily on historical sales statistics, are continually reviewed by management and revised when warranted by changing conditions. When estimates of total revenues and other events or changes in circumstances indicate that a film has a fair value that is less than its unamortized cost, an impairment loss is recognized in the current period for the amount by which the unamortized cost exceeds the film’s fair value.

Investments. The Company accounts for its investments in equity securities under SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities.” The Company has classified its investments as available for sale securities, and such securities are carried at fair value. The fair values for marketable equity securities are based on quoted market prices. Unrealized gains or losses, net of tax, are included as a component of accumulated other comprehensive income in stockholders’ equity. Realized gains and losses and declines in value considered to be other than temporary on available for sale securities are included in other income (loss).

Reorganization Transaction

In the discussion below, we sometimes refer to the “Reorganization Transaction”. The Reorganization Transaction occurred on May 17, 2002, when a group of investors that we refer to as “the NLAG Group” completed the acquisition of our Series B Convertible Preferred Stock and warrants to purchase our common stock, thereby gaining voting control of our company.

Results of Operations

We operate in five business segments, namely,

•	licensing and exploitation of the National Lampoon™ trademark and related properties including the sale of products to consumers;

•	advertising and promotion on our Internet websites, field marketing, live events and the distribution of television programming on college campuses;

•	travel services;

•	production of motion pictures, television and DVD products;

•	distribution of motion pictures, television and DVD products;

Three months ended April 30, 2008 as compared to the three months ended April 30, 2007

Licensing and Publishing Revenues

Licensing and publishing revenues for the three months ended April 30, 2008 were $1,662,311 compared to $494,528 for the three months ended April 30, 2007, representing an increase of $1,167,783 or approximately 236%. The increase in licensing revenues was primarily due to the recognition of $750,000 earned from licensing the television rights of one of our titles and $690,411 earned from domestic and international distributions rights of our movies. The increase was partially offset by a decrease of $220,033 in publishing revenues net of returns to ($55,241) during the three months ended April 30, 2008 from $164,792 during the three months ending April 30, 2007.

Costs related to licensing revenues were $41,243 during the three months ended April 30, 2008 compared to $14,360 for the three months ended April 30, 2007. This represents an increase of $26,883 or approximately 187%. The increase was primarily due to increased royalties of $49,234 due to the Harvard Lampoon, Inc. whose royalties are computed on a percentage of revenues less related cost of goods sold. In addition, $8,757 was paid to Red Rock Pictures Holdings Inc. during the three months ended April 30, 2008 for its participation share from prints and advertising (P&A) funding for our various titles. The increase in licensing costs was partially offset by the reversal of $34,122 of participation costs accrued during a prior period. The accrual was based on a receivable that was deemed uncollectible therefore the royalty was no longer payable. Costs related to publishing revenues were $76,080 during the three months ended April 30, 2008 compared to $0 during the three months ended April 30, 2007. The increase in costs related to publishing was due to the amortization of capitalized costs for books that have been released during the three months ended April 30, 2008, whereas the publishing costs were allocated to advertising and promotion revenues during the three months ended April 30, 2007.

There was an increase of $1,166,103 in amortization of capitalized production costs to $1,208,416 for the three months ended April 30, 2008 compared to $42,313 for the three month period ended April 30, 2007. Amortization for current productions begins upon theatrical and/or home video release. The increase was primarily due to the amortization of capitalized film production costs of $979,767 due to recognition of domestic and international licensing revenue from the release of National Lampoon’s Bagboy and $136,672 due to revenue recognition for domestic and international licensing of four other film titles.  In addition, we had $91,977 in amortization of production costs for producing a video of a live show that was completed during the quarter ended April 30, 2008.

Advertising and Promotion Revenues

During the three months ended April 30, 2008, advertising and promotion revenues were $553,019 compared to $319,389 for the three months ended April 30, 2007. This represents an increase of $233,630 or 73%.The increase was primarily due to an increase of $218,911 of revenues earned from Red Rock Pictures Inc. for P&A services related to our movies.  The increase was also due to an increase of $200,000 in Internet advertising revenue earned during the three months ended April 30, 2008 from Red Rock Productions, Inc. The increase was offset by a decrease of $90,000 in revenues from Spring Break sponsorship to $0 for the three months ended April 30, 2008 from $90,000 during the three months ended April 30, 2007, as well as a decrease of $53,094 in advertising on affiliate websites through the Humor Network to $125,294 for the three months ended April 30, 2008 from $178,388 for the three months ended April 30, 2007, due to decreased sales staff. However during the quarter ended April 30, 2008, we hired new sales staff and we expect that advertising through the Humor Network and affiliates should increase during the fourth quarter of the 2008 fiscal year. The increase was further offset by a decrease of $51,000 in product placement revenue to $0 during the three months ended April 30, 2008.

Costs of advertising and promotion revenue were $68,893 during the three months ended April 30, 2008 compared to $572,329 for the three months ended April 30, 2007, representing a decrease of $503,436 or 87%. The decrease in costs of advertising and promotion resulted partially from a decrease to $0 in costs of live events at Spring Break during the three months ended April 30, 2008, from $61,872 during the three months ended April 30, 2007. Although we produced fewer live events, we continue to provide sponsorship opportunities at live events organized by third parties. The decrease was also due to a decrease of $9,567 in website development to $20,894 during the three months ended April 30, 2008 from $30,461 during the three months ended April 30, 2007, as well as a decrease of $56,687 in computer expenses to $(18,432) during the three months ended April 30, 2008 from $38,255 during the three months ended April 30, 2007. The decrease in computer expenses resulted from the allocation of computer consulting expenses in the amount of $58,800 to intangible assets for websites during the three months ended April 30, 2008, which will be amortized over 25 years. Costs associated with our Internet operations also decreased by $16,092 to $18,983 during the three months ended April 30, 2008 from $35,075 during the three months ended April 30, 2007 due to reduced Internet service fees as we improve our Internet capabilities, and royalties paid to affiliate websites under the Humor Network decreased by $65,007 to $49,266 during the three months ended April 30, 2008 from $114,273 during the three months ended April 30, 2007 due to a reduction in salespeople. The decrease was also attributable to a decrease of $57,088 in the amortization of production costs for web shows to $0 during the three months ended April 30, 2008. The decrease in costs related to advertising and promotion revenues was further reduced as a result of the allocation of $18,610 in publishing costs, $52,496 in amortization of publishing costs and $87,296 in amortization of capitalized film costs allocated to the cost of advertising and promotion during the three months ended April 30, 2007, whereas those cost were allocated to costs of publishing revenues during the three months ended April 30, 2008.

We continue to expand and improve our digital distribution and entertainment capabilities which we expect to result in increased revenue from our network and affiliate network of Internet websites. We intend to hire additional sales representatives to increase our Internet advertising revenues. Going forward, we expect to focus our resources on increasing revenues generated from our Internet websites and from product placement. While we intend to continue providing field promotion services at events held by third parties, we no longer produce field promotion events.

Costs related to advertising revenues include bandwidth usage fees, website development costs, and content conversion costs along with amortization of capitalized television production costs. We incur costs related to promotion revenues based on direct costs of live events and promotion of third-party feature films, which are expensed as they are incurred.

Travel Services

We earned no revenue from this segment of our business during the three months ended April 30, 2008 and 2007. The Company has discontinued travel services and no further revenues are expected to be earned.

Production and Distribution Revenues

We no longer offer production services on third-party films. We may receive producer fees on our own productions. We produce our own films for which we have a presale, minimum guarantee or co-production agreement in place, which reduces our risk as productions tend to be capital intensive. However, we are expanding our productions and we have negotiated an output arrangement with a domestic cable provider which guarantees us a cable distribution outlet for our new product along with a minimum return on each new motion picture release.  The output arrangement provides for a pre-negotiated minimum guarantee or sales price for the licensing of a specific media and territory. We have also negotiated home video distribution with a number of domestic retailers and distributors and have licensed international rights in several territories with minimum guarantees. For the video distribution, there is no minimum price guarantee but the arrangement provides us with a video distribution outlet for our new product. In addition, we have an agreement with Red Rock to provide production financing. As these output and financing arrangements are signed, we will allocate additional internal resources to this segment of our business. For the three months ended April 30, 2008, production revenues from production services increased due to the production of a live show and the subsequent production and delivery of a video of the show to a distributor.

For the three months ended April 30, 2008, we earned $265,828 in production revenues as compared to $0 for the three months ended April 30, 2007. The increase in production revenues primarily resulted from production services of $250,000 from Capazoo World Corporation for a video of a live show, as well as $13,900 in revenues from Mania TV and Lemmings. During the three months ended April 30, 2008, revenues derived from distribution fees totaled approximately $154,772 compared to $0 for the three months ended April 30, 2007. The increase was primarily due to the release of five titles through home video distributors including $87,600 from Blockbuster, $46,750 from Spectacle Group and $6,521 from Rentrak.

Costs related to production revenue during the three months ended April 30, 2008 increased $20,844 to $21,900 from $1,056, or 1,973% for the three months ended April 30, 2007. The increase was primarily due to movie delivery fees of $7,500 and $6,305 in production costs incurred during the three months ended April 30, 2008. In addition, there was an increase of $8,063 of video tape delivery expenses for the College Network during the three months ended April 30, 2008 as compared to the three months ended April 30, 2007. Costs related to distribution revenue during the three months ended April 30, 2008 increased $92,311 from $0 during the three months ended April 30, 2007. The increase was primarily due to $61,072 in residuals accrued, shipping costs to Blockbuster of $16,500 and $14,739 in delivery materials during the three months ended April 30, 2008.

Other Costs and Expenses

Amortization of intangible assets, which consists of the costs of acquisition and protection of the "National Lampoon™ trademark, was $60,449 during the three months ended April 30, 2008. Amortization of intangible assets was $60,197 during the three months ended April 30, 2007.

Amortization of intangible assets, which consists of the costs of our acquisition and protection of websites and domain names, was $1,188 during the three months ended April 30, 2008 and $0 during the three months ended April 30, 2007.

Stock issued for services decreased $186,292, or 70%, to $79,898 during the three months ended April 30, 2008, from $266,189, for the three months ended April 30, 2007. The decrease is primarily due to a reduced number of shares of common stock issued to consultants hired for investor relations and Internet services.  Compensation expense associated with the vesting of stock, warrants and options decreased by $79,194, or 58%, to $57,056 during the three months ended April 30, 2008, from $136,250 during the three months ended April 30, 2007. The decrease in compensation cost associated with the vesting of stock, warrants and options was primarily due to a decrease in compensation to consultants through options and warrants.

There was no provision for doubtful accounts for the three months ended April 30, 2008 compared to a $78,000 bad debt write off for the three months ended April 30, 2007. The provision for the three months ended April 30, 2007, is primarily attributable to accounts we deemed to be uncollectible.

Other selling, general and administrative costs decreased $155,278, or 16%, to $801,068 during the three months ended April 30, 2008 from $956,346 for the three months ended April 30, 2007. The decrease in selling, general and administrative costs resulted from a decrease in payroll and related payroll taxes of $363,220 due to a reduction in our employee count, a decrease in office expense of $5,571, a decrease in employee health benefits of $4,986 and a decrease of $63,828 in legal expenses. The decrease in selling, general and administrative costs was offset by an increase in rent expense of $17,124, an increase in international sales expenses of $68,173, and an increase in marketing expense of $7,196 and accounting and public company expenses of $72,726.

The Company incurred other expenses of $645 during the three months ended April 30, 2008 compared to other income of $4,515 for the three months ended April 30, 2007.

For the three months ended April 30, 2008, we had a net income of $97,744, compared to a net loss of $1,161,315 for the three months ended April 30, 2007. This represents an increase in net income of $1,259,059 for the three months ended April 30, 2008. The increase to net income for the three months ended April 30, 2008 resulted primarily from an increase of $1,542,588 in licensing and distribution revenues from the release of National Lampoon’s Bagboy and four other titles, as well as an increase in production revenues of $265,828 and advertising and promotion revenues of $233,630, offset by a decrease in publishing revenues of $220,033. The increase in net income was also due to a decrease of $503,436 in advertising and promotion costs and a decrease of $342,763 in selling, general and administrative costs. The increase in net income was partially offset by an increase in the amortization of production costs due to the release of National Lampoon’s Bagboy and four other titles of $1,166,103 as well as an increase in publishing costs of $76,080.  The increase in net income was further offset by an increase of $19,287 in interest expense to $29,039 during the three months ended April 30, 2008, from $9,752 during the three months ended April 30, 2007, which was primarily due to an increase in production loans from related parties.

During the three months ended April 30, 2008 and 2007, we had no provision for income taxes due to the significant net operating losses incurred in prior periods and carried forward into the current period. We also accrued dividends for preferred shareholders of $292,356 during the three months ended April 30, 2008 and $289,817 during the same period in 2007. The addition of the accrued dividends resulted in a net loss attributable to common shareholders of $194,612 or $0.02 per basic and fully diluted share for the three months ended April 30, 2008, compared to net loss attributable to common shareholders of $1,451,132 or $0.18 per basic and fully diluted share for the three months ended April 30, 2007.

Nine months ended April 30, 2008 as compared to the nine months ended April 30, 2007

Licensing and Publishing Revenues

Licensing and publishing revenues for the nine months ended April 30, 2008 were $2,251,877 compared to $4,086,367 for the nine months ended April 30, 2007, representing a decrease of $1,834,490 or approximately 44%. During the nine months ended April 30, 2007, we received a one-time payment of approximately $2.9 million in settlement of a royalty dispute. No such payment occurred during the nine months ended April 30, 2008. The decrease in licensing and publishing revenues was also due to an overall reduction in publishing revenues of $356,085 or 106%, to ($21,091) during the nine months ended April 30, 2008, from $334,994 during the nine months ended April 30, 2007. The decrease in publishing revenues was primarily attributable to book returns totaling $262,924 that we recorded against publishing revenues during the nine months ended April 30, 2008,  During the nine months ended April 30, 2007, we recorded book returns totaling $214,756 to cost of advertising and promotion.  The decrease in licensing and publishing revenues was offset by an increase in licensing revenues due to the recognition of $750,000 earned from licensing the television rights to one of our titles and $690,411 earned from domestic and international distributions rights of our movies.

Costs related to licensing revenues were $84,394 during the nine months ended April 30, 2008 compared to $172,176 for the nine months ended April 30, 2007. This represents a decrease of $87,782 or approximately 50%. Costs related to publishing revenues were $124,125 during the nine months ended April 30, 2008 compared to $0, during the nine months ended April 30, 2007. The decrease in costs related to license revenues resulted primarily from a decrease of $80,652 in royalty and commission expense to $57,402 during the nine months ended April 30, 2008, from $138,054 during the nine months ended April 30, 2007.

The decrease was also offset by an increase in licensing costs of $26,990, which represents costs incurred for the Capazoo licensing program. The increase in costs related to publishing revenues for the nine months ended April 30, 2008 resulted from an increase of $124,125 in these costs, consisting of $102,220 in amortized publishing costs and $21,905 in direct publishing costs as compared to $0 in costs related to publishing revenues incurred during the nine months ended April 30, 2007.

There was an increase of $745,834 in amortization of capitalized production costs to $1,208,416 for the nine months ended April 30, 2008 compared to $462,582 for the nine months ended April 30, 2007. Amortization for current productions begins upon theatrical and/or home video release. The increase was primarily due to the amortization of capitalized film production costs of $979,767 due to recognition of domestic and international licensing revenue from the release of National Lampoon’s Bagboy and $136,670 due to revenue recognition for domestic and international licensing of four other film titles. In addition we had $91,977 in amortization of production costs for the production and distribution of a video of a live show that was completed during the quarter ended April 30, 2008. The increase in amortization of capitalized production costs was offset by a decrease in amortization of capitalized production costs of $408,897 recorded for the permanent impairment of National Lampoon’s Trick or Treat during the nine months ended April 30, 2007.

Advertising and Promotion Revenues

During the nine months ended April 30, 2008, advertising and promotion revenues were $1,159,195 compared to $1,800,211 for the nine months ended April 30, 2007. This represents a decrease of $641,016 or 36%. The decrease was primarily the result of a decrease of $200,000 in presence marketing revenues for Pledge This! offset by an increase in marketing and promotions revenue from Red Rock of $417,411. The reduction in our New York sales staff also resulted in a decrease of $117,164 in revenues from Network TV advertising spots to $10,535 for the nine months ending April 30, 2008 from $127,699 during the nine months ended April 30, 2007 and a decrease of $80,823 in Internet advertising to $721,248 during the nine months ended April 30, 2008 from $802,071 during the nine months ended April 30, 2007. Due to the reduction in the number of live events we produced and a decrease in field events and presence marketing, we earned no revenues from these sources during the nine months ended April 30, 2008, resulting in a decrease in advertising and promotion revenues of $180,200. Revenues from sponsored production shoots decreased $393,018 to $10,000 during the nine months ended April 30, 2008 from $403,018 during the nine months ended April 30, 2007, due to decreased sales staff.

Costs of advertising and promotion revenue were $404,506 during the nine months ended April 30, 2008 compared to $1,789,329 for the nine months ended April 30, 2007, representing a decrease of $1,384,823 or 77%. The decrease in costs of advertising and promotion resulted primarily from a decrease of $282,140 in costs of live events to promote College Poker, as well as a decrease of $85,699 due to a reduction in the number of live events that we produced. Although we produced fewer live events we continue to provide sponsorship opportunities at live events organized by third parties. The decrease also resulted from a decrease of $46,126 in costs of advertising and promotion to $0 during the nine months ending April 30, 2008. Further decreases resulted from a decrease in overall costs due to a reduction in the size of the New York office including a decrease of $41,412 in salaries for web development, to $67,580 for the nine months ended April 30, 2008 from $108,992 during the nine months ended April 30, 2007, a decrease in sales commission of $143,959 to $189,799 for the nine months ended April 30, 2008 from $333,758 during the nine months ended April 30, 2007, as well as a decrease of $181,872 in video production to $39,876 during the nine months ended April 30, 2008, from $221,748. However, this also resulted in lower Internet revenues. Costs associated with our Internet operations decreased by $45,322 to $115,642 during the nine months ended April 30, 2008 from $160,964 during the nine months ended April 30, 2007 due to reduced Internet service fees as we improve our Internet capabilities. The decrease in costs related to advertising and promotion revenues was also attributable to the allocation of $214,756 in amortization of publishing costs and $135,312 in direct publishing costs to the cost of advertising and promotion during the nine months ended April 30, 2007, whereas those costs were allocated to costs of publishing revenues during the nine months ended April 30, 2008. This reduction was offset by an increase of $36,491 in royalties paid to affiliate websites under the Humor Network due to the continued expansion of the network.

Costs related to amortization of capitalized television production costs during the nine months ended April 30, 2008 decreased $70,939 to $523 in for the nine months ended April 30, 2008 from $71,462 for the nine month period ended April 30, 2007. The decrease is a result of the expensing of costs of television shows as they are released immediately on the Network. No further write-down of capitalized television production costs is expected after the quarter ended April 30, 2008.

We continue to expand and improve our digital distribution and entertainment capabilities which we expect to result in increased revenue from our network and affiliate network of Internet websites. We intend to hire additional sales representatives to increase our Internet advertising revenues. Going forward, we expect to focus our resources on increasing revenues generated from our Internet websites and from product placement. While we intend to continue providing field promotion services at events held by third parties, we no longer produce field promotion events.

Costs related to advertising revenues include bandwidth usage fees, website development costs, and content conversion costs along with amortization of capitalized television production costs. We incur costs related to promotion revenues based on direct costs of live events and promotion of third-party feature films, which are expensed as they are incurred.

Travel Services

During the nine months ended April 30, 2008, travel services revenues were $110,000 compared to $0 for the nine months ended April 30, 2007. This increase resulted from the settlement of a legal action. We agreed to dismiss the complaint in exchange for a payment of $110,000 to be made upon execution of the settlement agreement. The settlement amount was recognized as revenue. Prior to the settlement the Company discontinued travel services and no further revenues are expected to be earned from this segment.

Production and Distribution Revenues

We no longer offer production services on third-party films. We may receive producer fees on our own film and video productions. We produce our own films and videos for which we have a presale, minimum guarantee or co-production agreement in place. This reduces our risk as productions tend to be capital intensive. However, we are expanding our productions and we have negotiated an output arrangement with a domestic cable provider which guarantees us a cable distribution outlet for our new product along with a minimum return on each new motion picture release. The output arrangement provides for a pre-negotiated minimum guarantee or sales price for the licensing of a specific media and territory. We have also negotiated home video distribution with a number of domestic retailers and distributors and have licensed international rights in several territories with minimum guarantees. For the video distribution, there is no minimum price guarantee but the arrangement provides us with a video distribution outlet for our new product. In addition, we are negotiating with Red Rock to provide production financing. As these output and financing arrangements are signed, we will allocate additional internal resources to this segment of our business. For the three and nine months ended April 30, 2008, production revenues from production services to third parties decreased due to the allocation of internal personnel to the production of two feature films.

For the nine months ended April 30, 2008, there was $265,828 in production revenues as compared to $44,500 for the nine months ended April 30, 2007. The increase in production services revenues primarily resulted from $250,000 in revenues generated from video production services to a third party distributor. Additional production service revenues totaling $11,500 were earned from another third party distributor for a video of a live show that we are producing. During the nine months ended April 30, 2008, revenues derived from distribution fees totaled approximately $159,831. The increase was primarily due to the release of five titles through home video distributors including $87,600 from Blockbuster, $46,750 from Spectacle Group and $6,521 from Rentrak.

Costs related to production revenue during the nine months ended April 30, 2008 increased $36,892 to $40,948 from $4,056, or 910% for the nine months ended April 30, 2007. The increase was primarily due to production costs related to delivery of video programming to the third party distributor. Costs related to distribution revenue during the nine months ended April 30, 2008 increased $106,811, from $0 during the nine months ended April 30, 2007. The increase was primarily due to $61,072 in residuals accrued, shipping costs to Blockbuster of $16,500 and $19,239 in delivery materials and $10,000 in servicing agent fees during the three months ended April 30, 2008.

Other Costs and Expenses

Amortization of intangible assets, which consists of the costs of protection of the "National Lampoon™" trademark, was $180,662 during the nine months ended April 30, 2008. Amortization of intangible assets was $181,337 during the nine months ended April 30, 2007.

Amortization of intangible assets, which consists of the costs of our acquisition and protection of websites and domain names, was $3,359 during the nine months ended April 30, 2008 and $0 during the nine months ended April 30, 2007.

Stock issued for services increased by $70,409, or 16%, to $515,168 during the nine months ended April 30, 2008, from $444,759 for the nine months ended April 30, 2007. The increase is primarily due to shares of common stock issued to new consultants hired for investor relations, Internet services and to a former officer as severance. Expenses from the vesting of options and warrants issued for services increased $596,615, or 144% to $984,046 during the nine months ended April 30, 2008 from $414,431 for the nine months ended April 30, 2007. The increase is primarily due to the implementation of SFAS No. 123R and grants of options to members of our board of directors and consultants conveying the right to purchase 468,389 shares of our common stock. In comparison, during the nine months ended April 30, 2007, grants of options were made to members of our board of directors and consultants conveying the right to purchase 375,000 shares of our common stock.

There was no provision for doubtful accounts for the nine months ended April 30, 2008 compared to $78,075 for the nine months ended April 30, 2007. The provision for the nine months ended April 30, 2007 is primarily attributable to accounts we deemed to be uncollectible.

Other selling, general and administrative costs decreased by $987,618, or 28%, to $2,559,465 during the nine months ended April 30, 2008 from $3,547,083 for the nine months ended April 30, 2007. The decrease in selling, general and administrative costs resulted from a decrease in payroll and related payroll taxes of $311,456 due to a reduction in our employee count, a decrease of $36,731 in employee health benefits, a decrease in fees to financial consultants and accountants of $91,497, a decrease in office expense of $43,481 and a decrease in travel and entertainment of $44,621. The decrease in selling, general and administrative costs was offset by an increase in marketing expense of $44,878, an increase in rent expense of $53,914 and an increase in international sales and distribution expenses of $48,469.

Other income increased by $395,962 or 1,527% to $421,889 during the nine months ended April 30, 2008 compared to $25,927 for the nine months ended April 30, 2007. The increase for the nine-month period ended April 30, 2008 was primarily due to the write off of a stale accrued royalty. In July 1987, NLI granted the right to produce National Lampoon television programming to GPEC. The royalty was recognized as an expense in prior years. Approximately $396,250 remained on the books as a liability and was written off during the nine months ended April 30, 2008.

For the nine months ended April 30, 2008, we had a net loss of $1,918,546, as compared to a net loss of $1,170,667 for the nine months ended April 30, 2007. This represents an increase in net loss of $747,879, or 63% for the nine months ended April 30, 2008. The increase in net loss for the nine months ended April 30, 2008 resulted primarily from the significant increase in revenue we received during the nine months ended April 30, 2007 which was associated with the settlement of disputed license fees. Aside from the settlement, other license fees increased while decreases occurred in revenues for field marketing and live event advertising and promotion, production and publishing. The decrease in costs and expenses for the nine months ended April 30, 2008 was a result of decreases in costs related to advertising and promotion revenue and selling, general and administrative costs which was partially offset by an increase in the issuance of stock, warrants and options as compensation. The increase in net loss was further offset by an increase of $36,155 in interest expense to $74,745 during the nine months ended April 30, 2008, from $38,590 during the nine months ended April 30, 2007. The increase in interest expense is primarily due to in increase in production loans from related parties.

During the nine months ended April 30, 2008 and 2007, we had no provision for income taxes due to the significant net operating losses incurred in prior periods and carried forward into the current period. We also accrued dividends for preferred shareholders of $887,898 during the nine months ended April 30, 2008 and $932,832 during the same period in 2007. The addition of the accrued dividends resulted in a net loss attributable to common shareholders of $2,806,444 or $0.34 per basic and fully diluted share for the nine months ended April 30, 2008, compared to net loss attributable to common shareholders of $2,103,499 or $0.28 per basic and fully diluted share for the nine months ended April 30, 2007.

Liquidity and Capital Resources

With the exception of the first quarter of the fiscal year ended July 31, 2007, we have not generated positive cash flows from operations over the past few years. Our principal sources of working capital during the nine months ended April 30, 2008 consisted of revenues, loans from our officers and directors and production loans from Red Rock Pictures Holdings, Inc.

Net cash used in operating activities was $952,779 for the nine months ended April 30, 2008, as compared to $1,188,590 for the nine months ended April 30, 2007. The decrease in cash flow used in operations was primarily attributable to an increase in accounts receivable, offset by an increase in accounts payable and an increase in stock, options and warrants issued for services. Cash provided by financing activities was $1,053,881 for the nine months ended April 30, 2008, as compared to $1,771,493 for the nine months ended April 30, 2007. The funds for the current period were obtained from officers and directors and Red Rock Pictures Holdings, Inc. and were partially offset by repayments to each of them.

As of June 6, 2008, we had cash on hand of approximately $67,152. We believe revenues we earn as well as collections of $1,036,731 of minimum guarantee and home video sales payments currently due from domestic and foreign distributors including Comedy Partner (US), Pueblo Film Distribution (Australia), LCT Entertainment (Russia), Front Row (Middle East) and Beta Cinema (Germany), and additional loans from our Chief Executive Officer and one member of our board of directors will be adequate to fund our ongoing operations and capital requirements for the next twelve months. Our Chief Executive Officer and director have expressed their continued support to provide loans to us to meet any immediate working capital requirements  If we do not receive these loans and if alternate sources of financing cannot be found, then we may not be able to continue to operate as a going concern.

As noted above, historically our principal source of funds used for operations and working capital has been loans received from Daniel S. Laikin, our Chief Executive Officer, and Timothy Durham, a director, and a shareholder. The aggregate amount of the loans and accrued interest owed to these individuals at April 30, 2008 is approximately $1,983,312. These obligations are payable on demand. We plan to satisfy and pay these obligations from future revenues. In addition, Red Rock Picture Holdings, Inc. has provided the Company with funds for movie production. The aggregate amount of the loans and accrued interest owed to Red Rock at April 30, 2008 is approximately $3,793,083.

Our financial statements for the fiscal year ended July 31, 2007 contained an explanatory paragraph as to our ability to continue as a "going concern." This qualification may impact our ability to obtain future financing.

Commitments for Capital Expenditures

As of April 30, 2008, our capital expenditures are projected to be $100,000 for the 2008 fiscal year. These expenditures will relate to the purchase of fixed assets such as equipment and furniture.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet transactions such as guarantees, commitments, lease and debt agreements or other agreements that could trigger an adverse change in our credit rating, earnings, cash flows or stock price, including requirements to perform under standby agreements.

Contractual Obligations

The table below sets forth our contractual obligations as of April 30, 2008.

	Payments Due by Period
		Less than	1 - 3	3 - 5	More than
	Total	1 year	years	years	5 years
Production loan, related party	$3,867,235	$1,000,000	$2,867,235	$--	$--
Notes Payable, related party	1,909,160	1,909,160	--	--	--
Notes Payable	$223,459	$223,459	$--	$--	$--

Recent Accounting Pronouncements

In December 2007, the FASB issued FASB Statement No. 141(R), “Business Combinations” (FAS 141(R)), which establishes accounting principles and disclosure requirements for all transactions in which a company obtains control over another business. Statement 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”. SFAS No. 160 establishes accounting and reporting standards that require that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity; the amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of income; and changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. SFAS No. 160 also requires that any retained non-controlling equity investment in the former subsidiary be initially measured at fair value when a subsidiary is deconsolidated. SFAS No. 160 also sets forth the disclosure requirements to identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS No. 160 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years beginning on or after December 15, 2008. Earlier adoption is prohibited. SFAS No. 160 must be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements are applied retrospectively for all periods presented. The Company does not have a non-controlling interest in one or more subsidiaries.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133” (SFAS 161). This Statement requires enhanced disclosures about an entity’s derivative and hedging activities, including (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133,“Accounting for Derivative Instruments and Hedging Activities” (SFAS 133), and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

We do not believe that the adoption of the above recent pronouncements will have a material effect on our condensed consolidated results of operations, financial position, or cash flows.

Year ended July 31, 2007 as compared to the year ended July 31, 2006

Summarized financial information for the years ended July 31, 2007 and 2006 for our segments is as follows:

	Publishing and Licensing	Advertising and Promotion	Production	Travel Services	Clubhouse	Total
Fiscal Year Ended July 31, 2007

Segment revenue	$4,078,738	$1,975,827	$44,500	$—	$—	$6,099,065

Segment operating (loss)	$1,421,273	$(2,944,690)	$(724,111)	$—	$—	$(2,247,528)

Fiscal Year Ended July 31, 2006

Segment revenue	$1,027,572	$2,283,610	$178,583	$197,929	$—	$3,687,693

Segment operating (loss)	$(2,752,024)	$(1,978,017)	$(866,037)	$(653,712)	$(714,510)	$(6,964,300)

Since the Reorganization Transaction, our business has changed. As a result of our acquisition of National Lampoon Networks, we began creating programming for this division and undertaking advertising and promotion activities. We also began publishing National Lampoon Books. In the table above, production revenue includes films, television and home entertainment; licensing and publishing include the licensing of our name and sale of our books; advertising and promotion revenue represents the revenue earned by National Lampoon Networks which includes online and cable advertising and street promotions; and travel services represents the revenues earned by National Lampoon Tours, Inc.

Licensing Revenue and Publishing Revenue

Licensing and publishing revenues were $4,078,738 for the year ended July 31, 2007, as compared to $1,027,572 for the year ended July 31, 2006, representing an increase of $3,051,166 or 296%. The increase for the twelve month period was primarily attributable to a settlement of prior royalties in the amount of $2.9 million. Television license revenues were $117,796 for the year ended July 31, 2007, as compared to $181,848 for the year ended July 31, 2006, representing a decrease of $64,052 or 35%. The decrease for the twelve month period was due to reduced royalties from Dorm Daze and decreased pay per view receipts from Strip Poker. Internet license revenues were $123,403 for the year ended July 31, 2007, as compared to none for the year ended July 31, 2006. Video royalty revenues were $802,737 for the year ended July 31, 2007, as compared to $24,402 for the year ended July 31, 2006, representing an increase of $778,335 or 3,190%. The increase for the twelve month period was primarily attributable to a settlement of outstanding video royalties in the amount of $370,600. Publishing revenues net of reserve for returns were $125,891 for the year ended July 31, 2007, as compared to $89,912 for the year ended July 31, 2006, representing an increase of $35,979 or 40%. The increase for the twelve month period was due to the increased number of books published.

Costs related to licensing revenues were $155,842 for the year ended July 31, 2007, as compared to $231,386 for the year ended July 31, 2006, representing a decrease of $75,544 or 32%. The decrease for the twelve month period was primarily attributable to a decrease in commissions of $22,498 arising from a change in the commission structure for one of our executives, as well as a reduction in the estimate of license fees due on a title released in a prior period.

Advertising and Promotion Revenues

Advertising and promotion revenues totaled $1,975,827 during the year ended July 31, 2007, as compared to $2,283,610 for the year ended July 31, 2006, representing a decrease of $307,783 or 13%. Of the $1,975,827 in advertising and promotion revenues we earned, $1,688,606 was earned by National Lampoon Networks during the 2007 fiscal year, as compared to $2,249,673 earned by National Lampoon Networks during the 2006 fiscal year. The decrease in revenue was the result of a $714,361 decrease in promotion revenues mainly due to a reduced number of field promotion events. This was partially offset by an increase in Internet advertising on our new websites of $457,306 and product placement revenues of $85,000. We continue to expand and improve our digital distribution and entertainment capabilities resulting in increased revenue from our network and affiliate network of internet websites. Going forward, we expect to focus our resources on increasing revenues generated from our internet websites and from product placement. While we intend to continue providing field promotion services at events held by third parties, we intend to decrease the number of field promotion events we produce.

Costs related to advertising revenues include bandwidth usage fees, website development costs, and content conversion costs along with some amortization of capitalized television production costs. We incur costs related to promotion revenues based on direct costs of live events and promotion of third-party feature films, which are expensed as they are incurred. Cost of advertising and promotion revenue was $1,608,195 during the year ended July 31, 2007, as compared to $2,398,021 for the year ended July 31, 2006, representing a decrease of $789,826 or 33%. Costs related to our cable network and internet websites decreased by $324,484. The decrease was primarily due to our use of free airtime from the colleges, instead of paying for cable airtime from various carriers. We also realized costs associated with the launch of the new websites which offset all profit margins associated with advertising sales on the internet. Many of these costs are nonrecurring and we have reduced our internet servicing costs by up to 50% beginning in the 2007 fiscal year. Costs related to live events decreased by $60,623 due to a reduced number of live events. Costs of marketing and promotion for our movies and other events decreased by $636,292 due to fewer movies being released in the current year. We expect costs related to marketing and promoting movies to increase in the future as we release the films we produce and as we distribute films produced by third parties. Furthermore, promotions in 2006 were sold at or near cost as an incentive for our customers to purchase licensing or media advertising from us.

Production Revenues

For the year ended July 31, 2007, production revenue was $44,500 as compared to $178,583 for the same period in 2006. Production revenues decreased by $134,083, or 75% due to fewer films being produced internally. We traditionally do not produce product unless we have a presale, minimum guarantee or co-production agreement in place. This reduces our financial risk as productions tend to be capital intensive. However, we are planning to expand our productions and we are negotiating with domestic pay television broadcasters and home video distributors for output arrangements which will guarantee us a minimum return on each new motion picture release. The output arrangement guarantees a pre-negotiated minimum guarantee or sales price for the licensing of a specific media and territory. As these output arrangements are signed, we will allocate additional internal resources to this segment of our business.

Costs related to production revenues in the amount of $146,578 are primarily the write down of the remaining capitalized costs of National Lampoon’s Pledge This! Amortization of capitalized film production costs was $598,273 for the twelve months ending July 31, 2007 consisting of $206,590 in amortization, and a net write off of $391,683. During the year ended July 31, 2007, a write-down of $408,897 was recorded for Trick or Treat aka Monster Night, a film produced in the prior year. The write-down reflects our estimate of lower ultimate revenues. These lower revised ultimates are based on the results realized to date from the film’s domestic release and the unsuccessful international marketing efforts. The net book value and revised ultimates for Trick or Treat aka Monster Night is approximately $97,000. During the year ended July 31, 2007, the company and other members of Totally Baked, LLC, which produced the film titled “Totally Baked” agreed to dissolve their business relationship whereby the company relinquished its rights in the film in exchange for a release of obligations. The dissolution did not require any exchange of cash and the film will also not have any rights to use our brand. The remaining unamortized production costs and accrued interest at July 31, 2007 were amortized resulting in net gain of $17,214 during the year ended July 31, 2007. In addition, during the year ended July 31, 2007 another previously released film was written down for $125,000.

Travel Services Revenues

We earned no revenue from this segment of our business during the year ended July 31, 2007. During the year, we did not organize any tours or travel related products. Instead, we generated revenue from sponsors by providing advertising and promotion services to spring break events promoted by third parties.

Other Costs and Expenses

Selling, General and Administrative Expenses. Selling, general and administrative expenses during the year ended July 31, 2007 were $4,586,633 as compared to $5,303,877 for the year ended July 31, 2006, a decrease of $717,244 or approximately 14%. During the year ended July 31, 2007, approximately 52% of our selling, general and administrative expenses consisted of salary expense totaling $2,400,375, as compared to salary expense of approximately $2,580,594, which has been adjusted down from $2,851,937 to exclude stock option expense in the amount of $271,343 that is disclosed separately in the paragraph below and which represented 48% of selling, general and administrative expenses for the year ended July 31, 2006. The decrease of $180,219 in salary expense for the year ended July 31, 2007 was primarily due to the separation from service of our former President and Chief Financial Officer, Douglas S. Bennett, as well as the closure of our New York office. During the year ended July 31, 2007, selling, general and administrative expenses also included consulting fees of $394,277 as compared to $589,437 during the same period in the prior year as we reduced our reliance on consultants. Legal fees increased by $224, from $287,666 during the year ended July 31, 2006 to $287,890 for the same period in 2007. Investor and public relations costs increased by $84,814 from $204,416 for the period ended July 31, 2006 to $289,230 during the same period in 2007.

Selling, general and administrative expenses not specifically attributable to any segment have been allocated equally among the five segments pro-rata according to percent of revenues. Segment operating income (loss) excludes the amortization of intangible assets, interest income and income taxes.

Amortization of intangible assets, which consists of the costs of our acquisition and protection of the “National Lampoon” trademark, was approximately $242,502 during the twelve months ended July 31, 2007.

During the year ended July 31, 2007, we recorded expenses of $1,051,653 associated with the granting of stock, options and warrants to employees, advisors and consultants as compared to expenses of $271,343 incurred for the year ended July 31, 2006, for an increase of $780,310. The increase is primarily due to the implementation of SFAS No. 123R and grants of options to our chief executive officer pursuant to his employment contract, our former president pursuant to his severance and consulting agreement, new employees including an interim chief financial officer and directors.

Interest income earned during the year ended July 31, 2007 totaled $5,832, compared to $75,962 for the year ended July 31, 2006. Additional interest income of $70,130 was realized in the prior period due to our increased cash position during the year ended July 31, 2006 as a result of the public offering completed on August 8, 2005. No similar capital infusion occurred during the period ended July 31, 2007.

For the year ended July 31, 2007, we had a net loss of $2,504,170 as compared to a net loss of $6,859,085 for the year ended July 31, 2006, representing a decrease in net loss of $4,354,915 or 63%. The decrease in net loss for the year resulted primarily from the significant increase in revenue associated with license fees from a settlement along with increases in internet related advertising revenue and publishing. The decrease in expenses for the year was a result of decreases in advertising and promotion costs, tour revenue costs and selling, general and administrative costs, partially offset by an increase in the issuance of stock, warrants and options.

During the years ended July 31, 2007 and 2006, we had no provision for income taxes due to the significant net operating losses incurred in prior periods and related carry forward to the current period. We also accrued dividends of $1,230,896 during the fiscal period ended July 31, 2007 and $1,327,524, during the same period in 2006 for a total of $3,432,663 at July 31, 2007. The addition of the accrued dividend resulted in a net loss attributable to common shareholders of $(3,735,066) or $(0.49) per basic and fully diluted share for the year ended July 31, 2007, as compared to a net loss attributable to common shareholders of $(8,186,609) or $(1.20) per basic and fully diluted share for the year ended July 31, 2006.

Liquidity and Capital Resources

With the exception of the first quarter of the fiscal year ending July 31, 2007, we have not generated positive cash flow from operations over the past few years. Our principal sources of working capital during the year ended July 31, 2007 consisted of loans from our officers and directors and a settlement of $2.9 million related to unpaid royalties.

For the year ended July 31, 2007, our net cash flow used in operating activities was $4,144,414 as compared to $5,712,436 of net cash flow used in operating activities during the year ended July 31, 2006. The decrease in cash flow usage from operations was primarily attributable to an increase in revenue partially offset by an increase in cash used for production costs. Cash provided by financing activities was $4,263,500 for the fiscal year ended July 31, 2007, as compared to $5,736,314 for the fiscal year ended July 31, 2006. The funds for the current period were obtained from officers and directors and a related party and were partially offset by the repayment of loans from officers and directors. Financing activities for the fiscal year ended July 31, 2006 included funds obtained from the offering of our common stock that we undertook in August 2005 offset by the partial payment of notes payable to officers and directors and offering costs.

As of July 31, 2007, we had cash on hand of $85,706, which includes the payment of the settlement for unpaid royalties. We believe these funds, along with additional loans from our Chief Executive Officer and one member of our board of directors, will be adequate to fund our ongoing operations and capital requirements for the next twelve months. However, we have no commitment for these loans and our Chief Executive Officer and director are not required to make additional loans to us. If we do not receive these loans and if alternate sources of financing cannot be found, then we may not be able to continue to operate as a going concern.

Historically, our principal source of funds used for operations and working capital has been loans received from Daniel S. Laikin, our Chief Executive Officer, and Timothy Durham, a director, and a shareholder. The aggregate amount of the loans and accrued interest owed to these individuals at July 31, 2007 is $1,329,998. These obligations are payable on demand. We plan to pay these obligations from future revenues. In addition, Red Rock Picture Holdings, Inc. has provided the company with funds for movie production. The aggregate amount of the loans and accrued interest owed to Red Rock at July 31, 2007 is $3,657,408.

Our financial statements for the fiscal year ended July 31, 2007, contain an explanatory paragraph as to our ability to continue as a “going concern.” This qualification may impact our ability to obtain future financing.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet transactions such as guarantees, commitments, lease and debt agreements or other agreements that could trigger an adverse change in our credit rating, earnings, cash flows or stock price, including requirements to perform under standby agreements.

Contractual Obligations

The table below sets forth our contractual obligations as of July 31, 2007.

	Payments Due by Period
	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
Production loan, related party	$3,728,545	$3,728,545	$—	$—	$—
Notes Payable, related party	$1,258,862	$1,258,862	$—	$—	$—

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FIN 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109," which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in an income tax return. FIN 48 presents a two-step process for evaluating a tax position. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, based on the technical merits of the position. The second step is to measure the benefit to be recorded from tax positions that meet the more-likely-than-not recognition threshold, by determining the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement, and recognizing that amount in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. Management believes the adoption of FIN 48 will not have a material impact on the Company’s results of operations, financial position or cash flow.

In February 2007, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115” (FAS 159).  FAS 159, which becomes effective for the company on January 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The company does not anticipate that election, if any, of this fair-value option will have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

In September 2006, the FASB issued FAS No. 157 (“FAS 157”), “Fair Value Measurements,” which establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurements. FAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. FAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact this standard will have on its consolidated financial condition, results of operations, cash flows or disclosures.

FINANCIAL STATEMENTS
FOR THE PERIOD ENDING APRIL 30, 2008

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)
As of
ASSETS	April 30, 2008

CURRENT ASSETS
Cash	$14,931
Accounts receivable, net of reserves of $283,577	1,561,174
Tax credit receivable	223,459
Prepaid expenses and other current assets	85,397
Total current assets	1,884,961

Fixed assets, net of accumulated depreciation of $188,568	34,218
Capitalized production costs, net of $5,570,433 of amortization	5,368,448
Capitalized publishing costs, net of $493,727 of amortization	98,942
Intangible assets, net of accumulated amortization of $4,655,808	1,594,684
Fair value of available-for-sale securities	882,692
Total non-current assets	7,978,984
TOTAL ASSETS	$9,863,945

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,357,849
Accrued expenses	299,352
Notes payable secured by tax credit receivable	223,459
Notes payable - related party, including interest of $117,218	1,909,160
Production loans - related party, including interest of $361,113	3,867,235
Deferred income	1,695,309
TOTAL CURRENT LIABILITIES	9,352,364

COMMITMENTS AND CONTINGENCIES
Accrued dividends payable in common stock	4,261,949

SHAREHOLDERS' DEFICIT
Series B Convertible Preferred Stock, par value $.0001 per share, 68,406 shares authorized, 61,832 shares issued and outstanding	6
Series C Convertible Preferred Stock, par value $.0001 per share, 250,000 shares authorized, 190,947 shares issued and outstanding	18
Common Stock, par value $.0001 per share, 60,000,000 shares authorized, 8,607,012 shares issued and outstanding	861
Additional paid-in capital	38,541,885
Accumulated other comprehensive income	882,692
Accumulated deficit	(43,175,830)
TOTAL SHAREHOLDERS' DEFICIT	(3,750,368)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$9,863,945

The accompanying notes are an integral part of these condensed consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Nine months ended
	April 30,		April 30,
	2008	2007	2008	2007

REVENUES
Production	$265,828	$-	$265,828	$44,500
Licensing	1,717,552	329,736	2,272,968	3,751,373
Advertising & Promotion	553,019	319,389	1,159,195	1,800,211
Publishing	(55,241)	164,792	(21,091)	334,994
Distribution	154,772	-	159,831	-
Tours	-		110,000
Total revenues	2,635,930	813,917	3,946,731	5,931,078

COSTS AND EXPENSES
Costs related to production revenue	21,900	1,056	40,948	4,056
Costs related to licensing revenue	41,243	14,360	84,394	172,176
Costs related to advertising and promotion revenues	68,893	572,329	404,506	1,789,329
Costs related to publishing revenues	76,080	-	124,125	-
Costs related to distribution	92,311	-	106,811	-
Amortization of capitalized production costs	1,208,416	42,313	1,208,937	462,582
Amortization of intangible assets	61,637	60,197	184,021	181,337
Selling, general and administrative expenses	938,022	1,280,785	4,058,679	4,484,348
Total costs and expenses	2,508,502	1,971,040	6,212,421	7,093,828
OPERATING INCOME (LOSS)	127,428	(1,157,123)	(2,265,690)	(1,162,750)

OTHER INCOME (EXPENSE)
Interest income	-	1,045	-	5,546
Interest expense	(29,039)	(9,752)	(74,745)	(38,590)
Write off of royalty payable	-	-	396,250	-
Equity in investee loss	-	-	-	(800)
Other income	(645)	4,515	25,639	25,927
Total other income (expense)	(29,684)	(4,192)	347,144	(7,917)

NET INCOME (LOSS)	97,744	(1,161,315)	(1,918,546)	(1,170,667)
Preferred stock dividends	(292,356)	(289,817)	(887,898)	(932,832)
Net loss attributable to common shareholders	$(194,612)	$(1,451,132)	$(2,806,444)	$(2,103,499)

Net loss per share attributable to common shareholder - basic and diluted	$(0.02)	$(0.18)	$(0.34)	$(0.28)
Weighted average number of common shares - basic and diluted	8,465,847	8,093,585	8,342,931	7,257,688

The accompanying notes are an integral part of these condensed consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
FOR THE NINE MONTHS ENDED APRIL 30, 2008
(UNAUDITED)

							Accumulated
			Preferred		Common	Additional	Other
	Series B	Series C	Stock	Common	Stock	Paid-in	Comprehensive	Accumulated
	Shares	Shares	Amount	Stock	Amount	Capital	Income	Deficit	Total
Balance at August 1, 2007	63,607	190,947	$24	8,207,822	$821	$37,819,138	$-	$(41,257,284)	$(3,437,301

Stock issued for services	-	-	-	237,043	24	515,144	-	-	515,168
Exercise of options for common stock	-	-	-	5,000	-	8,000	-	-	8,000
Exercise of warrants for common stock	-	-	-	18,835	2	33,432	-	-	33,434
Stock issued in exchange for intangible assets	-	-	-	5,750	1	11,424	-	-	11,425
Conversion of Series B shares into common stock	(1,775	-	-	99,999	10	(10	-	-	-
Conversion accrued dividends on Series B shares into common stock	-	-	-	32,563	3	58,609	-	-	58,612
Fair value of options and warrants issued to consultants	-	-	-	-	-	580,993	-	-	580,993

Fair value of vesting of employee stock options	-	-	-	-	-	403,053	-	-	403,053
Series B dividend accrual	-	-	-	-	-	(460,016	-	-	(460,016
Series C dividend accrual	-	-	-	-	-	(427,882	-	-	(427,882
Increase fair value of available-for-sale securities	-	-	-	-	-	-	882,692	-	882,692
Net loss for the period	-							(1,918,546)	(1,918,546
Balance at April 30, 2008	61,832	190,947	$24	8,607,012	$861	$38,541,885	$882,692	$(43,175,830)	$(3,750,368

The accompanying notes are an integral part of these condensed consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine months ended
	April 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,918,546)	$(1,170,667)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	13,164	9,491
Amortization of intangible assets	184,021	181,337
Loss on disposal of fixed assets	3,145	-
Fair value of shares issued for services	515,168	444,759
Fair value of vested stock, options and warrants	984,046	414,431
Amortization of capitalized production costs	1,208,937	462,582
Provision for doubtful accounts	-	149,566
Write off of royalty	(396,250)	-
Undistributed loss of equity investment	-	800
Changes in assets and liabilities
(Increase)/decrease in accounts receivable	(1,202,832)	164,981
(Increase) in tax credit receivable	(223,459)	-
(Increase) in prepaid expenses and other assets	(20,215)	(30,480)
(Increase)/decrease in publishing costs	(36,763)	251
(Increase) in production costs	(1,093,877)	(2,402,554)
Increase/(decrease) in accounts payable	428,243	(44,455)
Increase in accrued expenses	142,903	87,726
Increase in deferred revenues	459,536	543,642
NET CASH USED IN OPERATING ACTIVITIES	(952,779)	(1,188,590)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(13,096)	(27,240)
Purchase of intangible assets	(158,781)	(73,652)
Investments in equity securities	-	(800)
NET CASH USED IN INVESTING ACTIVITIES	(171,877)	(101,692)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of production loans	(450,491)	(272,963)
Borrowings on production loans	589,181	2,615,219
Payments of notes payable, related party	(388,709)	(711,573)
Proceeds from notes payable, related party	1,039,007	-
Borrowings on notes payable	223,459	-
Proceeds from the exercise of stock options	8,000	131,810
Proceeds from the exercise of warrants	33,434	9,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,053,881	1,771,493

NET (DECREASE)/INCREASE IN CASH	(70,775)	481,211
CASH AT BEGINNING OF PERIOD	85,706	74,601
CASH AT END OF PERIOD	$14,931	$555,812

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for:
Taxes	$-	$10,290
Interest	$2,472	$62,794
Non-cash investing and financing activities:
Accrued dividends on preferred stock payable in common shares	$887,898	$932,832
Conversion of accrued dividends on Convertible Preferred Stock to common stock	$58,612	$227,475
Stock issued in exchange for intangible assets	$11,425	$-
Increase in fair value of available-for-sale securities	$882,692	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDING APRIL 30, 2008 AND 2007
(UNAUDITED)

NOTE A - BUSINESS ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. The interim condensed consolidated financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at April 30, 2008 and the results of operations for the three and nine months ended April 30, 2008 and 2007 and cash flows for the nine months ended April 30, 2008 and 2007.

Certain information and footnote disclosures normally included in financial statements that have been presented in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission with respect to interim financial statements, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading.  For further information, refer to the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2007, as filed with the Securities and Exchange Commission.

The Company's results of operations for the three and nine months ended April 30, 2008 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending July 31, 2008.

The condensed consolidated financial statements of the Company include the accounts of National Lampoon, Inc., its wholly owned subsidiaries, National Lampoon Networks, Inc. and National Lampoon Tours, Inc. along with its 50% ownership in National Lampoon Clubhouse, Inc., and its 100% ownership in Bagboy Productions, Inc, Ratko Productions, Inc. and 301 Productions, Inc. During the 2007 fiscal year, the Company disposed of its interest in Totally Baked, LLC pursuant to a settlement agreement with Laughter Heals, Inc. The Company has the full and exclusive control of the management and operation of the business of each subsidiary and participates in 100% of the revenues and losses of its subsidiaries. The Company participates in 50% of the revenues and net losses of National Lampoon Clubhouse, Inc. Inter-company balances and transactions have been eliminated in consolidation.

Organization.   The Company was formed in California in 1986 and was primarily engaged in the acquisition, production and distribution of videocassette programs for retail sale. During the 1991 fiscal year, the Company acquired all of the outstanding shares of National Lampoon, Inc. (NLI). NLI was incorporated in 1967 and was primarily engaged in publishing National Lampoon Magazine and related activities. Subsequent to the Company's acquisition of NLI, it de-emphasized its videocassette business and publishing operations and began to focus primarily on exploitation of the National Lampoon™ trademark. The Company reincorporated in Delaware under the name National Lampoon, Inc. in November 2002.

On May 17, 2002 a group of investors gained voting control of the Company through the acquisition of its Series B Convertible Preferred Stock and warrants to purchase its common stock (the "Reorganization Transaction"). Since the Reorganization Transaction, the Company's business has expanded to include operations other than licensing. On September 3, 2002, the Company's subsidiary, National Lampoon Networks, Inc., acquired Burly Bear Network, Inc. to gain access to campus television stations. The division has since expanded to the Internet and now sells advertising space on a number of National Lampoon websites. A majority of our programming is developed for both the college network and the Internet. Aside from providing programming to the college stations and the Internet, National Lampoon Networks, Inc. provides an integrated marketing approach to retailers who wish to target the college market. The Company has also entered the feature film and home entertainment market, producing original motion pictures. In 2004, the Company began to offer travel services during spring break through its subsidiary, National Lampoon Tours, Inc. The Company has discontinued these services, however, National Lampoon Tours may continue to maintain a significant presence at Spring Break events so that we may offer advertising, distribute promotional material and hold live events for our advertisers and other customers. In 2006 the Company began publishing its own books and has also expanded its licensing activities by licensing its name to other books, content displayed over wireless communications devices and electronic games.

Going Concern. The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company's current net loss of $1,918,546 for the nine months ended April 30, 2008 along with the prior two years net losses of $2,504,170 and $6,859,085 as well as negative working capital of $7,467,403 and shareholders' deficiency of $3,750,368 at April 30, 2008, raise substantial doubt about its ability to continue as a going concern. We are currently devoting efforts to achieving profitable operations and generating or raising additional capital. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital and revenue. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. As of June 6, 2008, we had cash on hand of approximately $67,152 and receivables totaling $1,811,257. We also had $1,036,732 in minimum guarantee and home video payments due from domestic and foreign distributors including $250,000 from Comedy Partners (US), $85,000 from LCT Entertainment (Russia), $63,405 from Pueblo Film Distribution (Australia), $58,000 from Front Row (Middle East), and $580,327 from Beta Cinema (Germany) which is based on €375,410 due at an exchange rate of $1.54585 on June 6, 2008. We are currently delivering seven films for which the minimum guarantee and home video payments are due upon notice of delivery and we expect payments to be received by the fourth quarter of fiscal 2008. Additionally we have completed an audit of Warner Bros. Entertainment, Inc. relating to its exploitation of the films National Lampoon's Vacation, National Lampoon's European Vacation and National Lampoon's Christmas Vacation. We have submitted the audit reports to Warner Bros and will begin negotiations immediately. Based on the audit reports we expect a favorable outcome from the negotiations.

Our principal sources of funds used for operations and working capital have been revenues and loans received from Daniel S. Laikin, our Chief Executive Officer, and Timothy Durham, a director. The aggregate amount of the loans and accrued interest owed to Mr. Laikin and Mr. Durham at April 30, 2008 is $1,891,498 as compared to $1,241,937 at July 31, 2007. These two individuals have expressed their continued support to provide loans to us to meet any immediate working capital requirements.

Revenue Recognition.  Royalty income from film contracts is derived from the sale of DVDs or from the licensing of film rights to third parties. A significant portion of royalty income is paid to the Company based on the timetable associated with royalty statements generated by third party processors, and is not typically known by the Company on a timely basis. This revenue is consequently not recognized until the amount is either known or reasonably estimable or until receipt of the statements from the third parties. The Company contracts with various agencies to facilitate collection of royalty income. When the Company is entitled to royalties based on gross receipts, revenue is recognized before deduction of agency fees, which are included as a component of cost of revenue.

The Company recognizes revenue from television and film productions pursuant to American Institute of Certified Public Accountants Statement of Position 00-2, "Accounting by Producers or Distributors of Films" ("SOP 00-2"). The following conditions must be met in order to recognize revenue under SOP 00-2: (i) persuasive evidence of a sale or licensing arrangement exists; (ii) the program is complete and has been delivered or is available for immediate and unconditional delivery; (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition or sale; (iv) the arrangement fee is fixed or determinable; and (v) collection of the arrangement fee is reasonably assured. Advance payments of $1,695,309 that have been received as of April 30, 2008 from buyers or licensees are included in the financial statements as a component of deferred revenue.

Film Costs.   Investment in film costs includes the capitalization of costs incurred to produce the film content including direct negative costs, production overhead, interest and development. These costs are recognized as operating expenses on an individual film basis in the ratio that the current year's gross revenues bear to management's estimate of total ultimate gross revenues from all sources to be earned over a seven-year period. Capitalized production costs are stated at the lower of unamortized cost or estimated fair value on an individual film basis. Revenue forecasts, based primarily on historical sales statistics, are continually reviewed by management and revised when warranted by changing conditions. When estimates of total revenues and other events or changes in circumstances indicate that a film has a fair value that is less than its unamortized cost, an impairment loss is recognized in the current period for the amount by which the unamortized cost exceeds the film's fair value.

Use of Estimates. The preparation of condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates. Management makes estimates that effect reserves for allowance for doubtful accounts, estimated useful life of property and equipment, accrued expenses, fair value of equity instruments, reserves for any commitments or contingencies, debt issue costs, capitalized film costs, calculation of impairment, amortization expense and deferred income taxes.

Concentrations.   The Company maintains its cash balances at financial institutions that are federally insured; however, at times such balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company's cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation up to $100,000. The Company may be exposed to risk for the amounts of funds held in bank accounts in excess of the insurance limit. In assessing the risk, the Company's policy is to maintain cash balances with high quality financial institutions. The Company had   cash balances in excess of the $100,000 guarantee during the nine months ended April 30, 2008.

During the three months ended April 30, 2008 three customers accounted for $750,000 (28%), $485,411 (18%) and $406,911 (15%) of total revenue. During the three months ended April 30, 2007, three customers accounted for $169,532 (21%), $90,000 (11%) and $83,576 (10%) of total revenue.

During the nine months ended April 30, 2008 three customers accounted for $750,000 (19%), $617,411 (16%) and $485,411 (12%) of total revenue. During the nine months ended April 30, 2007, one customer accounted for 54% of total revenue.

As of April 30, 2008, the Company had $557,146 (32%) and $334,610 (19%) of gross accounts receivable due from its largest customers.

The Company currently does not rely on a single vendor for a majority of its productions. The Company has different vendors that can be replaced if the need arises. A change in vendors would not cause a significant delay in the production process that would ultimately affect operating results.

Fair Value of Financial Instruments. The carrying amount of the Company's financial instruments including cash, accounts receivable, accounts payable, and accrued expenses approximate their fair value as of April 30, 2008 due to their short maturities. The carrying amounts of production loans and notes payable approximate fair value because the related effective interest rates on these instruments approximate the rates currently available to the Company.

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 157, "Fair Value Measurements." This Statement defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This guidance applies to other accounting pronouncements that require or permit fair value measurements. On February 12, 2008, the FASB finalized FASB Staff Position (FSP) No. 157-2, Effective Date of FASB Statement No. 157. This Staff Position delays the effective date of SFAS No. 157 for nonfinancial assets and liabilities to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of SFAS No. 157 had no effect on the Company's consolidated financial position or results of operations.

Comprehensive Income (Loss). SFAS No. 130, "Reporting Comprehensive Income", established rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities adjustments to be reported as a separate component (comprehensive income/loss) of shareholders' equity. The components of comprehensive income (loss) are as follows:

	Three months ended April 30,		Nine months ended April 30,
	2008	2007	2008	2007
Net Income (Loss)	$97,744	$(1,161,315)	$(1,918,546)	$(1,170,667)
Fair value adjustment on available-for-sale securities	882,692	-	882,692	-
Comprehensive Income (Loss)	$980,436	$(1,161,315)	$(1,035,854)	$(1,170,667)

Investments. The Company accounts for its investments in equity securities under SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company has classified its investments as available for sale securities, and such securities are carried at fair value. The fair values for marketable equity securities are based on quoted market prices. Unrealized gains or losses, net of tax, are included as a component of accumulated other comprehensive income in stockholders' equity. Realized gains and losses and declines in value considered to be other than temporary on available for sale securities are included in other income (loss).

Intangible Assets. Intangible assets consist primarily of the National Lampoon trademark which is being amortized on a straight-line basis over twenty-five years. The Company continually evaluates whether events or circumstances have occurred that indicate the remaining estimated useful life of intangible assets should be revised or the remaining balance of intangible assets may not be recoverable. Factors that would indicate the occurrence of such events or circumstances include current period operating or cash flow losses, a projection or forecast of future operating or cash flow losses, or the inability of the Company to identify and pursue trademark licensing opportunities on terms favorable to the Company. Gross intangibles were approximately $6,250,492 with accumulated amortization of approximately $4,655,808 at April 30, 2008, which includes approximately $184,021 of amortization being expensed during the nine months ended April 30, 2008. The estimated aggregate amortization expense for each of the six succeeding fiscal years is $245,000 per year, which primarily represents the original acquired intangible relating to the National Lampoon trademark, amortized over twenty-five years.

As of April 30, 2008, the Company has determined and tested for impairment in accordance with SFAS 141, paragraphs 16-21, and concluded that the expected future cash flows relating to its intangible assets will result in the recovery of the carrying value of such asset. The continued realization of these intangible assets, however, is dependent upon the continued exploitation of the National Lampoon trademark for use in motion pictures, television, the Internet, merchandising and other appropriate opportunities. If these and other ventures that the Company may enter into do not result in sufficient revenues to recover the associated intangible assets, the Company's future results of operations may be adversely affected by adjustments to the carrying values of such intangible.

Recently Adopted Accounting Pronouncements. Effective August 1, 2007, the Company adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes" ("FIN 48"). FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of April 30, 2008, the Company does not have a liability for unrecognized tax benefits, and no adjustment was required at adoption.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for years after 2002. During the periods open to examination, the Company has net operating loss and tax credit carry-forwards for U.S. federal and state tax purposes that have attributes from closed periods. Since these net operating loss and tax credit carry-forwards may be utilized in future periods, they remain subject to examination.

The Company's policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of April 30, 2008, the Company has no accrued interest or penalties related to uncertain tax positions. Additionally, tax years 2003 through 2007 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Recent Accounting Pronouncements. In December 2007, the FASB issued FASB Statement No. 141(R), "Business Combinations" (FAS 141(R)), which establishes accounting principles and disclosure requirements for all transactions in which a company obtains control over another business. Statement 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited.

In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51". SFAS No. 160 establishes accounting and reporting standards that require that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity; the amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of income; and changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. SFAS No. 160 also requires that any retained non-controlling equity investment in the former subsidiary be initially measured at fair value when a subsidiary is deconsolidated. SFAS No. 160 also sets forth the disclosure requirements to identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS No. 160 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years beginning on or after December 15, 2008. Earlier adoption is prohibited. SFAS No. 160 must be applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements are applied retrospectively for all periods presented. The Company does not have a non-controlling interest in one or more subsidiaries.

 In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133" (SFAS 161). This Statement requires enhanced disclosures about an entity's derivative and hedging activities, including (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133,"Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.The Company does not believe that the adoption of the above recent pronouncements will have a material effect on the Company's condensed consolidated results of operations, financial position, or cash flows.

Net Income or Loss per Share. Basic loss per share is calculated by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated assuming the issuance of common shares under the treasury stock method, if dilutive, resulting from the exercise of stock options and warrants. Basic and diluted losses per share are the same at April 30, 2008 and 2007, as common equivalent shares have been excluded from the computation due to the fact that they are anti-dilutive. Options and warrants to purchase 6,358,722 and 8,430,035 common shares during the nine months ended April 30, 2008 and 2007, respectively, are not included in the calculation of diluted earnings per share because their inclusion would be anti-dilutive. 7,302,431 and 7,430,431 shares that would be issuable upon conversion of the convertible preferred stock are not included in the calculation of diluted earnings per share during the nine months ended April 30, 2008 and 2007, respectively, because their inclusion would be anti-dilutive.

At April 30, 2008, there are 61,832 Series B Convertible Preferred Shares and 190,947 Series C Convertible Preferred Shares outstanding. Upon conversion of the 61,832 Series B Convertible Preferred Shares, 3,483,491 common shares would be issuable. Upon conversion of the 190,947 Series C Convertible Preferred Shares, 3,818,940 common shares would be issuable. This would result in a diluted weighted average number of shares of 16,917,809 for the nine months ended April 30, 2008.

Each Series B Convertible Preferred Share is convertible into 56.338 common shares. Each Series C Convertible Preferred Share is convertible into 20 common shares. Warrants attached to the Series B and Series C Convertible Preferred Stock are not included in the calculation of diluted earnings per share during the three and nine months ended April 30, 2008 because their inclusion would be anti-dilutive.

Stock Based Compensation. The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for goods and services. The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R effective January 1, 2006 and is using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remained unvested on the effective date. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with EITF No. 96-18: "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and EITF 00-18 "Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees" whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn equity instruments is complete.

The Company recognizes compensation cost for equity-based compensation for all new modified grants issued after December 31, 2005. In addition, commencing January 1, 2006, the Company recognized the unvested portion of the grant date fair value of awards issued prior to adoption of SFAS No. 123R based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding stock options and warrants.

The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the nine months ended April 30, 2008 and 2007:

NOTE B - CAPITALIZED PRODUCTION COSTS

The following table summarizes the net capitalized film and television costs in various stages of production at April 30, 2008:

April 30, 2008
In development	$2,505,610
Completed	2,862,838
Total film costs	$5,368,448

The Company expects to amortize within three years 90% of capitalized film costs based on the estimated costs and ultimate revenue projected. The portion of the costs of the Company's films that was amortized during the three and nine months ended April 30, 2008 was $1,208,416 and $1,208,937, respectively, and during the three and nine months ended April 30, 2007, was $42,313 and $462,582, respectively. The portion of the costs of the Company's films that are expected to be amortized during the upcoming 12 months is approximately $1,280,614.

NOTE C - FIXED ASSETS

Fixed assets are comprised of the following as of April 30, 2008:

April 30, 2008
Computer equipment	$178,700
Camera and lighting equipment	39,869
Furniture and office equipment	4,217
222,786
Accumulated depreciation	(188,568)
$34,218

Depreciation expense for the nine months ended April 30, 2008 and 2007 was $13,164 and $9,491, respectively.

NOTE D - NOTES PAYABLE TO RELATED PARTIES AND ACCRUED INTEREST

Notes payable to related parties and accrued interest consist of the following at April 30, 2008:

April 30, 2008
(A) Payable to Daniel Laikin	$951,107
(B) Payable to Timothy Durham	866,239
(C) Payable to Christopher Williams	91,814

$1,909,160

(A) As of April 30, 2008, the Company owed Daniel Laikin, the Company's Chief Executive Officer, $868,789 in principal and $82,318 in interest. The loans bear interest at the rate of 6% per annum. The obligation to Mr. Laikin is unsecured and payable on demand. During the nine months ending April 30, 2008, the Company made net payments of $101,211 to Mr. Laikin.

(B) As of April 30, 2008, the Company owed Timothy Durham, a director, $839,819 in principal and $26,420 in interest. The loans bear interest at the rate of 6% per annum. The obligation to Mr. Durham is unsecured and payable on demand. During the nine months ending April 30, 2008, the Company received advances of $677,025 from Mr. Durham.

(C) As of April 30, 2008, the Company owed Christopher R. Williams, a shareholder, $83,333 in principal and $8,481 in interest. The loans bear interest at the rate of 6% per annum. The obligation to Mr. Williams is payable on demand. During the nine months ending April 30, 2008, no principal and no interest had been paid to Mr. Williams.

NOTE E - PRODUCTION LOANS FROM RELATED PARTIES AND ACCRUED INTEREST

Outstanding production loans from related parties and accrued interest consist of the following as of April 30, 2008:

April 30, 2008
(A) Red Rock Productions, Inc. - Bag Boy Productions, Inc.	$1,694,446

(B) Red Rock Productions, Inc. – Ratko Productions, Inc.	2,098,637

(C) Dan Laikin	74,152

$3,867,235

(A)
On October 26, 2006, the Company entered into a financing agreement with Red Rock Productions Inc. (Red Rock) regarding the financing of the theatrical motion picture Bag Boy. Red Rock Pictures Holdings, Inc., Red Rock's parent, is a publicly traded company and related party (See Note G). In accordance with the agreement, Red Rock agreed to loan the Company up to $2,000,000 (unless otherwise agreed to by both parties) to fund this film, with payments to be made according to an approved production cash flow as provided by the Company. Red Rock will be entitled to recoup its investment plus interest at 10% per annum accruing on the average daily balance from the date the loan is provided to the Company. Red Rock will also be entitled to contingent participation of 25% of all net contingent proceeds from the picture. Red Rock has a security interest in the film to the extent of the actual amount of the funding as long as there is an unpaid balance on the loan. As of April 30, 2008, advances to the Company totaled $1,518,139, and interest accrued totaled $176,307 under this financing agreement.

(B)
On October 26, 2007, the Company entered into a financing agreement with Red Rock regarding the financing of the theatrical motion picture Ratko. In accordance with the agreement, Red Rock agreed to loan the Company up to $2,000,000 to fund this film, with payments to be made according to an approved production cash flow as provided by the Company. Red Rock will be entitled to recoup its investment plus interest at 10% per annum accruing on the average daily balance from the date the loan is provided to the Company. Red Rock will also be entitled to contingent participation of 25% of all net contingent proceeds from the picture. Red Rock has a security interest in the film to the extent of the actual amount of the funding as long as there is an unpaid balance on the loan. As of April 30, 2008, advances to the Company totaled $1,922,028 and interest accrued totaled $176,609 under this financing agreement.

(C)
Mr. Laikin, the Company's Chief Executive Officer, has made various loans to us for film financing. As of April 30, 2008, he was owed $67,000 in principal and $7,152 in interest for these production loans. The loans bear interest at the rate of 6% per annum.

NOTE F - ACCRUED SERIES B AND C DIVIDENDS

Dividends accrue on the Company's Series B and Series C Convertible Preferred Stock. The Company accrued dividends on a daily basis and will continue to do so until the date at which the Series B or Series C Convertible Preferred Stock is converted, until a liquidation event occurs, or, in the case of the Series C Convertible Preferred Stock, until the redemption date (although the redemption date is not defined and there is no right of redemption as to the Series C Convertible Preferred Stock). Dividends accrue at the rate of 9% per annum on the sum of the original purchase price of the Series B or Series C Convertible Preferred Stock plus all accumulated and unpaid dividends thereon (compounding annually). Dividends that accrue on the Company's Series B and Series C Convertible Preferred Stock must be paid with our common stock. During the nine-month periods ended April 30, 2008, the Company had accrued $887,898 of Series B and Series C dividends.

At April 30, 2008, the Company had accrued $4,261,949 representing the total value of the dividends accrued on the Series B and Series C Convertible Preferred Stock.

On conversion of the Series B and Series C Convertible Preferred Stock, the Company becomes liable to pay dividends. Conversion of dividends on the Series B and Series C Convertible Preferred Stock are computed using the closing price of the common stock, as reported by the exchange or regulated quotation service on which the Company's common stock is traded, on the trading date immediately preceding the date that the Company becomes liable to pay the dividend. If no trades were made on that date, then the number of shares to be issued is computed using the closing price of the last date on which trades were made and reported.

NOTE G - INVESTMENT IN RED ROCK

In October 2006, the Company invested $800 in Red Rock Pictures Holdings, Inc., ("Red Rock") which was then merged into a publicly traded entity. The investment at the time represented 11,769,236 shares or approximately 18% of the then total outstanding shares of Red Rock. Three members of National Lampoon's board of directors, Robert Levy, Timothy Durham and Daniel Laikin, also own stock in Red Rock. The Company recorded the transaction under the equity method due to the determination that it had significant influence, and recognized its proportionate share of the investee's losses not to exceed the $800 investment. In addition, the Company's investment had been determined to not be a variable interest entity in accordance with FIN46(R) since Red Rock was not formed for the primary benefit of the Company, and the Company does not have an obligation to absorb the losses, nor receive any return.

On or about June 12, 2008, Red Rock announced the Entry into a Material Definitive Agreement for a Stock for Stock Exchange, a Completion of Acquisition and a Departure of Directors or Certain Officers; Election of Directors; Appointment for Certain Officers; and Compensatory Arrangements of Certain Officers. Pursuant to these agreements, Red Rock has undergone significant changes to management and control. Consequently, the Company's ownership decreased from 18% to 13% and the Company changed the recording of the investment in Red Rock from the equity method to the fair value method as defined in FAS 115. The Company determined that its investment in Red Rock shares should be treated as an investment in securities available for sale. The market value of each share of Red Rock as of April 30, 2008 was quoted at $0.075 and the fair value of the security was recorded as an adjustment to comprehensive income in the amount of $882,692 during the three months ended April 30, 2008.

Included in the accompanying balance sheet for the period ended April 30, 2008 are notes payable to Red Rock of $3,793,083. In September 2006, Red Rock entered into a sub lease agreement with National Lampoon, Inc. for office space at $2,000 per month. In August 2007 the Company entered into an agreement with Red Rock whereby Red Rock agreed to pay the Company for distribution and prints and advertising (P&A) services for certain titles released by the Company at up to $500,000 per title. According to the terms of the agreement, Red Rock will be reimbursed by the film, plus a 20% premium, for the funding from the release of the titles. Also, in most cases, Red Rock negotiates additional profit participation with the producers of each film. Pursuant to this agreement, the Company has invoiced Red Rock a total of $617,411 for distribution and P&A services for two titles, which is included in revenue for the nine months ended April 30, 2008. The Company is expected to invoice Red Rock for marketing services for two additional titles during the fourth quarter of the fiscal year 2008.

NOTE H - ISSUANCE OF COMMON STOCK

During the nine months ended April 30, 2008, 61,016 shares of restricted stock were issued at market prices ranging from $1.90 to $2.52 with a total value of $144,590 to various consultants of the Company for services rendered. In addition, 171,856 shares of registered stock were issued at market prices ranging from $1.52 to $2.55 with a total value of $361,609 to various consultants and employees of the Company for services rendered. Furthermore, 4,171 shares of registered stock were issued at a market price of $2.15, having a total value of $8,969, for fees owed to the Board of Directors.

During the nine months ended April 30, 2008, 5,000 shares of restricted stock were issued upon the exercise of options at an exercise price of $1.60 resulting in proceeds of $8,000. In addition, 18,835 shares of restricted stock were issued upon the exercise of 18,835 warrants attached to the Series C Convertible Preferred Stock at an exercise price of $1.775 resulting in proceeds of $33,434. Furthermore, 99,999 shares of restricted stock were issued upon the conversion of 1,775 Series B Convertible Preferred Stock and 32,563 shares of restricted stock were issued upon the conversion of the related accrued dividends of $58,612 at a market price of $1.80.

During the nine months ended April 30, 2008, 750 restricted shares were issued at a market price of $1.90 with a total value of $1,425, and 5,000 restricted shares were issued at a market price of $2.00 with a total value of $10,000 for the purchase of intangible assets.

NOTE I - COMMITMENTS AND CONTINGENCIES

Film Financing Commitments

As of April 30, 2008, the Company had obtained $3,793,083 of funding under finance agreements with Red Rock for its motion picture projects, National Lampoon's Bag Boy and National Lampoon's Ratko: the Dictator's Son. The terms of the financing provide for the investor to recoup its contribution plus interest from the first proceeds of these films. After all costs are recouped by the Company, the investor is entitled to 25% of the net profits paid to the Company, but the investor does not have any ownership rights in the film (See Note E).

The Company has also entered into various distribution agreements for the marketing and distribution of certain films listed below. The Company will receive varying distribution fees ranging from 20% to 25% relating to the exploitation and distribution of these films. These films will require the Company to contribute certain production and print and advertising costs for the completion and distribution of these films as follows:

	Funding Commitments
		Prints & Advertising		Total
Film	Production	Lower	Upper	Lower	Upper
Homo Erectus	$90,000	$200,000	$400,000	$290,000	$490,000
Beach Party at the Threshold of Hell	50,000	300,000	500,000	350,000	550,000
Electric Apricot - The Quest for Festaroo	-	300,000	300,000	300,000	300,000
One, Two, Many	105,000	300,000	300,000	405,000	405,000
	$245,000	$1,100,000	$1,500,000	$1,345,000	$1,745,000

Litigation

On or about April 10, 2008, Raleigh Studios, through its attorneys, filed a Complaint styled, RP Holdings, Inc. v. National Lampoon Clubhouse, Inc. et al, CA No SCO97777, in the Superior Court of Los Angeles County, California, alleging that National Lampoon breached a contract known as the Raleigh Studios License Agreement ("Master Agreement"), as well as certain additional claims at common law and by statute ("Law Suit"). On the 4th day of June, 2008, a Settlement Agreement and Release ("Agreement") was entered into between RP Holdings, Inc. dba Raleigh Studios, ("Raleigh"), and National Lampoon Clubhouse, Inc. and National Lampoon, Inc., (collectively "National Lampoon"). The plaintiffs agreed to dismiss the complaint against the Company in exchange for a payment of $15,000 to be made in four installments starting from the date of full execution of the settlement agreement. The Company's first installment of the payment was made June 6, 2008.

On or about March 11, 2008, Brightcove, Inc., through its attorneys, filed a Complaint styled, Brightcove Inc. v. National Lampoon, Inc., CA No MICV2008-1006 TRIAL COURT CIVIL ACTION 08-1006, in the Superior Court of Middlesex County, Massachusetts, alleging that National Lampoon breached a contract between Brightcove and National Lampoon, as well as certain intentional tort claims at common law and by statute (the "Lawsuit"). On the 23rd day of May, 2008, a Settlement Agreement and Release ("Agreement") between Brightcove Inc. ("Brightcove") and National Lampoon, Inc. ("National Lampoon") was entered into. The plaintiffs agreed to dismiss the complaint against the Company in exchange for a payment of $84,122 to be made in six installments starting from the date of full execution of the settlement agreement. The Company's first installment of the payment was made on May 23, 2008.

National Lampoon, Inc. v. Alma Investments (d/b/a Bahia Mar Hotel) (Los Angeles Superior Court Case No. BC 356118). The Company filed this complaint on July 27, 2006. The action arose from an agreement the Company had with Bahia Mar Hotel pursuant to which we were to provide to Bahia Mar Hotel an entertainment package for the 2006 spring break. We alleged that Bahia Mar Hotel failed to support the program, and, in fact, diverted some of the business to our competitors. In our complaint, we alleged causes of action for fraud, breach of contract, promissory estoppel, quantum meruit and breach of the covenant of good faith and fair dealing. On February 4, 2008, the Company entered into a settlement agreement with Alma Investments. The Company agreed to dismiss the complaint against Alma Investments in exchange for a payment of $110,000 to be made upon execution of the settlement agreement. The settlement amount was recognized as Tours revenue and applied entirely towards approximately $143,000 in legal fees directly related to the case and the remaining balance was written off by our attorneys.

Cinergy Creative, Inc. and Leslie Allen v. National Lampoon Clubhouse, Inc., National Lampoon, Inc., Majestic Entertainment, Inc. and Lorenzo Doumani (Los Angeles Superior Court Case No. SC091496). This complaint was filed on October 20, 2006. The plaintiffs allege causes of action for alter ego, breach of written contract, breach of oral contract, breach of the implied covenant of good faith and fair dealing, quantum meruit, fraud and deceit based on promises made without intention to perform, intentional misrepresentation, slander per se, libel per se, breach of confidence, declaratory relief, conversion, untrue or misleading advertising, unfair competition and negligence. Specifically, the plaintiffs allege that we and our co-defendants induced them to set aside other projects so that they would spend their time working on projects for the benefit of us and our co-defendants. The plaintiffs also allege that they were promised a share of profits from the projects and/or a "partnership" interest in them. The plaintiffs allege that their damages are in excess of $2,000,000. The Company entered into a settlement agreement with the plaintiffs dated November 5, 2007. The plaintiffs agreed to dismiss the complaint against the Company in exchange for a payment of $50,000 to be made within 90 days from the execution of the settlement agreement. The Company's portion of the payment was made during February 2008. The remaining defendants have reached settlements as well.

Screen Actor's Guild v. National Lampoon Clubhouse, Inc. During late 2006, the Screen Actor's Guild ("SAG") filed claims against National Lampoon Clubhouse, Inc. ("Clubhouse") for unpaid wages and pension, health and welfare benefits incurred for the filming of "Monster House" aka "Trick or Treat". SAG alleges that certain actors were not paid in full and are owed more compensation, expenses and benefit payments under the SAG agreement. Clubhouse disputes these claims and intends to vigorously defend this action. Due to recent changes within SAG the arbitration with SAG is being rescheduled to take place on a date to be determined some time during the fourth quarter of fiscal 2008 or first quarter of fiscal 2009.

American Cinema Distribution Corporation v. National Lampoon, Inc. In August 2007, the American Cinema Distribution Corporation ("ACDC") filed claims against National Lampoon, Inc. for costs incurred on the release of "National Lampoon's Pucked". ACDC alleges that the Company did not perform distribution services as agreed and that ACDC should be reimbursed for distribution costs it incurred estimated at $65,000. ACDC also alleges that it does not owe distribution fees to the Company for marketing, publicity, promotional and advertising services the Company provided which services the Company alleges have a value in excess of $290,000. The Company disputes these claims and has filed a demand for arbitration against ACDC as the agreement calls for and intends to vigorously defend this action.

NOTE J - STOCK OPTIONS AND WARRANTS

On January 30, 2002, the Company adopted the Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "1999 Plan"), which was thereafter approved by the Company's shareholders at its annual meeting on April 25, 2002. The options may be granted from time to time by the Compensation Committee. Individuals eligible to receive options include employees of the Company, consultants to the Company and directors of the Company. The options must have a fixed price, which may not be less than 100% of the fair market value per share on the grant date. The total number of shares of common stock reserved for awards is 6,500,000.

At April 30, 2008 options outstanding are as follows:

		Weighted
		average	Aggregate
	Number of	exercise	intrinsic
	options	price	value (1)
Balance at August 1, 2007	5,369,606	$2.55
Granted	1,063,389	2.16
Exercised	(5,000)	1.60
Forfeited	(710,000)	2.73
Expired	(67,000)	3.68
Balance at April 30, 2008	5,650,995	$2.45	$323,906

(1) The aggregate intrinsic value was calculated as the difference between the market price and the exercise price of the Company's stock for the 2,051,606 options outstanding, which were in-the-money.

Additional information regarding options outstanding as of April 30, 2008 is as follows:

Options outstanding				Options exercisable
		Weighted
		average
		remaining	Weighted		Weighted
	Number	contractual	average	Number	average
Exercise price	Outstanding	life (years)	exercise price	exercisable	exercise price
$1 to $2	2,201,606	3.73	$1.75	2,101,606	$1.75
$2 to $3	2,119,389	6.14	2.26	1,218,391	2.29
$3 to $4	998,000	2.36	3.26	978,000	3.26
$4 to $5	132,000	4.36	4.13	98,667	4.12
$5 to $6	-	-	-	-	-
$6 to $7	100,000	2.82	6.41	100,000	6.41
$7 to $8	100,000	1.66	7.38	100,000	7.38
Total	5,650,995	4.35	$2.45	4,596,664	$2.49

At April 30, 2008 warrants outstanding are as follows:

		Weighted	Aggregate
		average	intrinsic
	Number of	exercise	value
	warrants	price	(1)
Balance at August 1, 2007	1,286,731	$3.59
Granted	40,000	1.75
Cancelled	(619,004)	4.00
Balance at April 30, 2008	707,727	$3.13	$6,000

(1) The aggregate intrinsic value was calculated as the difference between the market price and the exercise price of the Company's stock for the 40,000 warrants outstanding which were in-the-money.

Additional information regarding warrants outstanding as of April 30, 2008 is as follows:

Warrants outstanding				Warrants exercisable
		Weighted
		average
		remaining	Weighted		Weighted
	Number	contractual	average	Number	average
Exercise price	Outstanding	life (years)	exercise price	exercisable	exercise price
$1 to $2	40,000	1.39	$1.75	30,000	$1.75
$2 to $3	155,000	8.32	2.59	155,000	2.59
$3 to $4	512,727	1.85	3.40	446,060	3.46
Total	707,727	3.24	$3.13	631,060	$3.16

Stock based compensation expense related to the vesting of stock options and warrants of $984,046 and $444,759 was recognized during the nine months ended April 30, 2008 and 2007, respectively. As of April 30, 2008, the unamortized value of these option awards and warrants was $955,422, which will be amortized as stock based compensation cost over the average of approximately three years as the options and warrants vest.

NOTE K - SEGMENT INFORMATION

Segment Reporting - SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" results in the use of a management approach in identifying segments of an enterprise. The Company operates in five business segments: (i) licensing and exploitation of the National Lampoon™ trademark and related properties including the sale of products to consumers; (ii) advertising and promotion through field marketing, live events and the distribution of television programming on college campuses; (iii) production of DVD and television products; (iv) travel services; and (v) distribution. Segment operating income/(loss) excludes the amortization of intangible assets, interest expense, interest income, other income and expenses and income taxes. Selling, general and administrative expenses not specifically attributable to any segment have been prorated based on revenue among the five segments.

Summarized financial information for the three and nine months ended April 30, 2008 and 2007 concerning the Company's segments is as follows:

	Licensing	Advertising
	&	&		Travel
	Publishing	Promotion	Production	Services	Distribution
	(1)	(2)	(3)	(4)	(5)	Total
Three Months Ended April 30, 2008
Segment revenue	$1,662,311	$553,019	$265,828	$-	$154,772	$2,635,930
Segment operating (loss)	$(10,964)	$287,329	$(4,892)	$-	$(82,408)	$189,065
Depreciation expense	$3,227	$1,341	$-	$-	$-	$4,568

Three Months Ended April 30, 2007
Segment revenue	$494,528	$319,389	$-	$-	$-	$813,917
Segment operating (loss)	$(298,025)	$(755,532)	$(43,369)	$-	$-	$(1,096,926)
Depreciation expense	$1,923	$1,240	$-	$-	$-	$3,163

Nine months Ended April 30, 2008
Segment revenue	$2,251,877	$1,159,195	$265,828	$110,000	$159,831	$3,946,731
Segment operating (loss)	$(921,130)	$(813,703)	$(24,460)	$(215,556)	$(106,821)	$(2,081,670)
Depreciation expense	$10,056	$3,108	$-	$-	$-	$13,164

Nine months Ended April 30, 2007
Segment revenue	$4,086,367	$1,800,211	$44,500	$-	$-	$5,931,078
Segment operating income/(loss)	$1,351,106	$(1,900,992)	$(431,527)	$-	$-	$(981,413)
Depreciation expense	$5,052	$4,439	$-	$-	$-	$9,491

NOTE L - INCOME TAXES

As of April 30, 2008, the Company has unused net operating loss (NOL) carry forwards totaling $32,097,000 which expire at various dates from 2008 to 2028. These NOL's and other timing differences comprise the Company's deferred tax assets. A valuation allowance has been recorded for the total deferred tax assets as a result of uncertainties regarding realization of the asset based upon the lack of profitability and the uncertainty of future profitability.

The tax effects of significant temporary differences representing deferred tax assets are as follows:

April 30, 2008
Deferred tax assets:
Accrued Royalties	$21,000
Accrued Interest	191,000
Accrued Expenses	54,000
Net Operating losses	12,839,000

Total Deferred Tax Asset	13,105,000
Valuation Allowance	(13,105,000)
Net deferred tax asset	$-

A reconciliation between the statutory federal tax rate and the Company's effective tax rate is as follows:

	Three months ended April 30,		Nine months ended April 30,
	2008	2007	2008	2007
Expected Federal and State Income Tax Rate	36.0%	(36.0%)	(36.0%)	(36.0%)
Increase (Decrease) in Valuation Analysis	(36.0%)	36.0%	36.0%	36.0%

Effective Tax Rate	0.0%	0.0%	0.0%	0.0%

NOTE M - SUBSEQUENT EVENTS

Subsequent to April 30, 2008, we issued 29,039 shares of registered stock at market prices ranging from $1.84 to $2.00 with a total value of $54,121 to various consultants of the Company for services rendered.

In addition, 14,000 shares of restricted stock were issued upon the conversion of 700 Series C Convertible Preferred Stock and 4,673 shares of restricted stock were issued upon the payment of the related accrued dividends of $7,945 at a market price of $1.70.

On February 27, 2008 we received a letter from the American Stock Exchange which indicated that we do not meet certain of the American Stock Exchange's continued listing standards as set forth in Part 10 of the Amex Company Guide. Specifically, we are not in compliance with Section 1003(a)(iv) of the Company Guide because we have sustained losses which are substantial in relation to our overall operations or our existing financial resources, or our financial condition has become so impaired that it appears questionable, in the opinion of the American Stock Exchange, as to whether we will be able to continue our operations and/or meet our obligations as they mature.

 We had until March 27, 2008 to provide the American Stock Exchange with a specific plan to achieve and sustain compliance with the continued listing standards. Compliance must be achieved no later than August 27, 2008. If we failed to submit a plan or if we submitted a plan and the staff of the American Stock Exchange determined that it did not adequately address these issues, we would have been subject to delisting proceedings. Furthermore, if our plan is accepted but we are not in compliance with the continued listing standards at the conclusion of the plan period or if we do not make progress consistent with the plan during the plan period, the staff of the American Stock Exchange will initiate delisting proceedings as appropriate. We may appeal the staff determination to initiate delisting proceedings.We submitted a plan to the American Stock Exchange to regain compliance with the continued listing standards on March 27, 2008. On May 16, 2008 we were notified by the American Stock Exchange that our plan was accepted.

FINANCIAL STATEMENTS
FOR THE YEAR ENDING JULY 31, 2007

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors of National Lampoon, Inc.:

We have audited the accompanying consolidated balance sheet of National Lampoon, Inc. and Subsidiaries (the "Company"), as of July 31, 2007 and the related consolidated statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of National Lampoon, Inc and Subsidiaries as of July 31, 2007, and the results of their operations and their consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company had a working capital deficiency of $7,196,255 and accumulated deficit of $41,257,284 as of July 31, 2007 and a net loss of $2,504,170 for the year ended July 31, 2007. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note A. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.

Los Angeles, California
November 9, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors National Lampoon, Inc.,

West Hollywood, California

We have audited the accompanying consolidated statements of operations, shareholders (deficit) and cash flows of National Lampoon, Inc. and Subsidiaries (the Company) for the year ended July 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of consolidated operations and their consolidated cash flows for year ended July 31, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company's net loss and negative working capital raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.

Los Angeles, California
November 1, 2006

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
____________
As of
ASSETS	July 31, 2007

CURRENT ASSETS
Cash	$85,706
Accounts receivable, net of reserves of $461,810	358,342
Prepaid expenses and other current assets	65,182
Total current assets	509,230
NON-CURRENT ASSETS
Fixed assets, net of accumulated depreciation of $177,510	37,431
Capitalized production costs, net of $4,355,191 of amortization	5,483,508
Capitalized publishing costs, net of $381,284 of amortization	62,179
Intangible assets, net of accumulated amortization of $4,471,786	1,608,499
Total non-current assets	7,191,617
TOTAL ASSETS	$7,700,847

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$929,606
Accrued expenses	552,699
Notes payable - related party, including interest of $42,734	1,258,862
Production loans - related party, including interest of $89,729	3,728,545
Deferred income	1,235,773
TOTAL CURRENT LIABILITIES	7,705,485

COMMITMENTS AND CONTINGENCIES
Accrued dividends payable in common stock	3,432,663

SHAREHOLDERS' DEFICIT
Series B Convertible Preferred Stock, par value $.0001 per share, 68,406 shares authorized, 63,607 shares issued and outstanding	6
Series C Convertible Preferred Stock, par value $.0001 per share, 250,000 shares authorized, 190,947 shares issued and outstanding	18
Common Stock, par value $.0001 per share, 60,000,000 shares authorized, 8,207,189 shares issued and outstanding	821
Additional paid-in capital	37,819,138
Accumulated deficit	(41,257,284)
TOTAL SHAREHOLDERS' DEFICIT	(3,437,301)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$7,700,847

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	July 31,
	2007	2006
REVENUES
Production	$44,500	$178,583
Licensing	3,952,847	931,738
Tours	-	197,929
Advertising & Promotion	1,975,827	2,283,610
Publishing	125,891	95,834
Total revenues	6,099,065	3,687,694

COSTS AND EXPENSES
Costs related to production revenue	146,578	38,560
Costs related to licensing revenue	155,842	231,386
Costs related to tours revenues	-	710,754
Costs related to advertising and promotion revenues	1,608,195	2,398,021
Amortization of capitalized television production costs	206,590	274,257
Impairment of capitalized television costs	-	266,038
Amortization of intangible assets	242,502	240,706
Impairment of capitalized film costs	391,683	670,134
Amortization debt issuance costs	-	313,000
Provision for doubtful accounts	199,419	174,625
Selling, general and administrative expenses	4,586,633	5,303,877
Stock options and warrants issued for services	1,051,653	271,343
Total costs and expenses	8,589,095	10,892,701
OPERATING LOSS	(2,490,030)	(7,205,007)
OTHER INCOME (EXPENSE)
Interest income	5,832	75,962
Interest expense	(51,299)	(37,232)
Equity in investee loss	(800)	-
Other income	32,127	57,386
Total other income (expense)	(14,140)	96,116

NET LOSS BEFORE MINORITY INTEREST	(2,504,170)	(7,108,891)
Minority Interest In Income of Consolidated Subsidiary	-	249,806
NET LOSS	(2,504,170)	(6,859,085)
Preferred stock dividends	(1, 230,896)	(1,327,524)
Net loss attributable to common shareholders	$(3,735,066)	$(8,186,609)

Net loss per share attributable to common shareholder - basic and diluted	$(0.49)	$(1.20)
Weighted average number of common shares - basic and diluted	7,691,520	6,803,080

The accompanying notes are an integral part of these consolidated financial statements.

	Preferred Stock			Common Stock		Additional
	Series B	Series C	Stock			Paid-in	Accumulated
	Shares	Shares	Amount	Stock	Amount	Capital	Deficit	Total
Balance at August 1, 2005	63,607	229,761	$29	3,527,124	$353	$29,327,846	$(31,894,029)	$(2,565,801)

Exercise of stock options for cash	-	-	-	13,333	1	20,982	-	20,983
Exercise of stock options (cashless)	-	-	-	20,911	2	(2)	-	-
Exercise of warrants for common stock	-	-	-	188,996	19	334,981	-	335,000
Conversion of Series C shares into Common Shares	-	(5,000)	(1)	100,000	10	(9)	-	-
Deferred compensation expense	-	-	-	-	-	271,343	-	271,343
Common stock issued for services	-	-	-	83,850	8	282,172	-	282,180
Stock options issued for services						-		-
Series B Dividend accrual	-	-	-	-	-	(572,463)	-	(572,463)
Series C Dividend accrual	-	-	-	-	-	(738,530)	-	(738,530)
Common Stock Offering closed August 8, 2005	-	-	-	3,200,000	320	8,320,295	-	8,320,615
Net Loss for the period	-	-	-	-	-	-	(6,859,085)	(6,859,085)
Balance at July 31, 2006	63,607	224,761	28	7,134,214	713	37,246,615	(38,753,114)	(1,505,758)

Exercise of stock options for cash	-	-	-	82,100	8	131,802	-	131,810
Stock issued for services	-	-	-	192,232	19	358,125	-	358,144
Exercise of warrants for common stock	-	-	-	5,055	1	8,999	-	9,000
Conversion of Series C shares into Common Shares	-	(33,814)	(4)	676,280	68	(64)	-	-
Conversion of accrued dividends into Common Shares	-	-	-	111,108	11	239,265	-	239,276
Fair value of options & warrants issued to consultants	-	-	-	-	-	646,333	-	646,333
Fair value of vesting of employee stock options	-	-	-	-	-	405,320	-	405,320
Employee bonuses paid in common stock				6,200	1	13,639		13,640

Series B Dividend accrual	-	-	-	-	-	(572,463)	-	(572,463)
Seriec C Dividend accrual	-	-	-	-	-	(658,433)	-	(658,433)
Net Loss for the period	-	-	-	-	-	-	(2,504,170)	(2,504,170)
Balance at July 31, 2007	63,607	190,947	$24	8,207,189	$821	$37,819,138	$(41,257,284)	$(3,437,301)

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended July 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,504,170)	$(6,859,085)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	13,669	15,973
Amortization of intangible assets	242,502	240,706
Amortization of debt issuance costs	-	313,000
Amortization of capitalized production costs	206,590	274,257
Impairment of capitalized television costs	-	266,038
Impairment of capitalized film costs	391,683	670,134
Stock, options and warrants issued for services	1,423,437	553,523
Provision for losses on accounts receivable	199,419	174,625
Minority interest in loss of consolidated subsidiary	-	(249,806)
Undistributed loss of equity investment	800	-

Changes in assets and liabilities:
Decrease/(increase) in accounts receivable	192,649	(602,711)
(Increase)/decrease in prepaid expenses and other assets	(6,360)	133,893
Decrease/(increase) in publishing costs	23,673	(85,852)
Increase in production costs	(5,147,941)	(713,588)
(Decrease)/increase in accounts payable	(21,353)	488,314
(Decrease) in accrued expenses	(138,517)	(409,625)
Increase in deferred revenues	979,505	256,268
Decrease in common stock owed	-	(178,500)
NET CASH USED IN OPERATING ACTIVITIES	(4,144,414)	(5,712,436)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(33,528)	(18,071)
Purchase of intangible assets	(73,653)	(41,901)
Investment in equity securities	(800)	-
NET CASH USED IN INVESTING ACTIVITIES	(107,981)	(59,972)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	9,600,000
Payments related to the issuance of common stock	-	(1,279,386)
Payments of notes payable	(675,834)	(3,661,851)
Payments of production loans	(765,121)	-
Borrowings of productions loans	4,199,753	-
Proceeds from the exercise of stock options	131,810	20,983
Proceeds from the exercise of warrants	9,000	335,000
Proceeds from notes payable	1,363,892	721,568
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,263,500	5,736,314
NET INCREASE/(DECREASE) IN CASH	11,105	(36,094)
CASH AT BEGINNING OF YEAR	74,601	110,695
CASH AT END OF PERIOD	$85,706	$74,601
Supplemental disclosures of cash flow information:
Cash paid for
Taxes	$10,290	$26,132
Interest	$83,140	$111,847
Non-cash investing and financing activities:
Stock options issued for services and debt issuance costs	$-	$553,523
Accrued dividends converted to common stock	$239,276	-
Accrued dividends on preferred stock payable in common shares	$1,230,896

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - BUSINESS ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was formed in California in 1986 and was primarily engaged in the acquisition, production and distribution of videocassette programs for retail sale. During the 1991 fiscal year, the Company acquired all of the outstanding shares of National Lampoon, Inc. (NLI). NLI was incorporated in 1967 and was primarily engaged in publishing National Lampoon Magazine and related activities. Subsequent to the Company's acquisition of NLI, it de-emphasized its videocassette business and publishing operations and began to focus primarily on exploitation of the National Lampoon™ trademark. The Company reincorporated in Delaware under the name National Lampoon, Inc. in November 2002.

On May 17, 2002 a group of investors gained voting control of the Company through the acquisition of its Series B Convertible Preferred Stock and warrants to purchase its common stock (the "Reorganization Transaction"). Since the Reorganization Transaction, the Company's business has expanded to include operations other than licensing. On September 3, 2002, the Company's subsidiary, National Lampoon Networks, Inc., acquired Burly Bear Network, Inc. to gain access to campus television stations. The division has since expanded to the internet and now sells advertising space on four distinct National Lampoon websites. The vast majority of our programming is developed for both the college network and the internet. Aside from providing programming to the college stations and the internet, National Lampoon Networks, Inc. provides an integrated marketing approach to retailers who wish to target the college market. The Company has also entered the home entertainment market, producing original motion pictures. In 2004, the Company began to offer travel services during spring break through its subsidiary, National Lampoon Tours, Inc. The Company has discontinued these services, however, National Lampoon Tours will continue to maintain a significant presence at Spring Break events so that we may offer advertising, distribute promotional material and hold live events for our advertisers and other customers. In 2006 the Company began publishing its own books and has also expanded its licensing activities by licensing its name to other books, content displayed over wireless communications devices and electronic games.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company's current fiscal year net loss of $2,504,170 along with the prior two years net losses of $6,859,085 and $8,669,170 as well as negative working capital of $7,196,255 and accumulated deficit of $41,257,284 at July 31, 2007, raises substantial doubt about its ability to continue as a going concern. We are currently devoting efforts to raising additional capital and achieving profitable operations. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital and revenue. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. As of November 6, 2007, we had cash on hand of approximately $63,799 and receivables totaling $497,878. We also have $1,020,000 in minimum guarantee payments due from domestic and foreign distributors including Comedy Central, Beta (Germany) and Equinoxe (Canada). We are currently delivering two films for which the minimum guarantee payments are due upon notice of delivery and we expect payments to be received by the second quarter of fiscal 2008.

Our principal source of funds used for operations and working capital has been loans received from Daniel S. Laikin, our Chief Executive Officer, and Timothy Durham, a director. The aggregate amount of the loans and accrued interest owed to Mr. Laikin and Mr. Durham at July 31, 2007 is $1,241,937 up from $650,000 at July 31, 2006. These two individuals have expressed their continued support to provide loans to us to meet any immediate working capital requirements.

Principles of Consolidation. The accompanying consolidated financial statements of the Company include the accounts of National Lampoon, Inc., its wholly owned subsidiaries, National Lampoon Network, Inc and National Lampoon Tours, Inc. along with its 50% ownership in National Lampoon Clubhouse, Inc., and its 100% ownership in Bagboy, LLC and Ratko, LLC. During the 2007 fiscal year, the Company disposed of its interest in Totally Baked, LLC pursuant to a settlement agreement with Laughter Heals, Inc. The Company has the full and exclusive control of the management and operation of the business of each subsidiary and participates in 100% of the revenues and losses of its subsidiaries. The Company participates in 50% of the revenues and net losses of National Lampoon Clubhouse, Inc. Inter-company balances and transactions have been eliminated in consolidation.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Revenue Recognition. Royalty income from film contracts is derived from the sale of DVDs or from the licensing of film rights to third parties. A significant portion of royalty income is paid to the Company based on the timetable associated with royalty statements generated by third party processors, and is not typically known by the Company on a timely basis. This revenue is consequently not recognized until the amount is either known or reasonably estimable or until receipt of the statements from the third parties. The Company contracts with various agencies to facilitate collection of royalty income. When the Company is entitled to royalties based on gross receipts, revenue is recognized before deduction of agency fees, which are included as a component of cost of revenue.

The Company recognizes revenue from television and film productions pursuant to American Institute of Certified Public Accountants Statement of Position 00-2, “Accounting by Producers or Distributors of Films” (“SOP 00-2”). The following conditions must be met in order to recognize revenue under SOP 00-2: (i) persuasive evidence of a sale or licensing arrangement exists; (ii) the program is complete and has been delivered or is available for immediate and unconditional delivery; (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition or sale; (iv) the arrangement fee is fixed or determinable; and (v) collection of the arrangement fee is reasonably assured. Advance payments received from buyers or licensees are included in the financial statements as a component of deferred revenue.

Film Costs. Investment in film costs includes the capitalization of costs incurred to produce the film content including direct negative costs, production overhead, interest and development. These costs are recognized as operating expenses on an individual film basis in the ratio that the current year’s gross revenues bear to management’s estimate of total ultimate gross revenues from all sources to be earned over a seven year period. Capitalized production costs are stated at the lower of unamortized cost or estimated fair value on an individual film basis. Revenue forecasts, based primarily on historical sales statistics, are continually reviewed by management and revised when warranted by changing conditions. When estimates of total revenues and other events or changes in circumstances indicate that a film has a fair value that is less than its unamortized cost, an impairment loss is recognized in the current period for the amount by which the unamortized cost exceeds the film’s fair value.

Advertising Expense. The Company expenses advertising costs as incurred. During the years ended July 31, 2007 and 2006, the Company incurred approximately $1,000 and $30,000, respectively for advertising costs.

Use of Estimates. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes estimates that effect reserves for allowance for doubtful accounts, estimated useful life of property and equipment, accrued expenses, fair value of equity instruments, reserves for any commitments or contingencies, debt issue costs, capitalized film costs, calculation of impairment, amortization expense and deferred income taxes.

Depreciation. Depreciation of fixed assets is computed by the straight-line method over the estimated useful lives of the assets ranging from three to five years.

Concentration. The Company maintains its cash balances at financial institutions that are federally insured; however, at times such balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company’s cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation up to $100,000. The Company may be exposed to risk for the amounts of funds held in bank accounts in excess of the insurance limit. In assessing the risk, the Company’s policy is to maintain cash balances with high quality financial institutions. The Company had cash balances in excess of the $100,000 guarantee during the year ended July 31, 2007.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

During the year ended July 31, 2007 one customer accounted for 52% of total revenue, while no customer accounted for more than 10% of total revenue in the year ending July 31, 2006. As of July 31, 2007, the Company had $128,383 (16%), $85,571 (10%) and $121,681 (15%), of accounts receivable due from its largest customers.

The Company currently does not rely on a single vendor for a majority of its productions. The Company has different vendors that can be replaced if the need arises. A change in vendors would not cause a significant delay in the production process that would ultimately affect operating results.

Cash and Cash Equivalents. Cash and cash equivalents include short-term investments with an original maturity of three months or less.

Fair Value of Financial Instruments. The carrying amount of the Company’s financial instruments including cash, accounts receivable, accounts payable, and accrued expenses approximate their fair value as of July 31, 2007 due to their short maturities. The carrying amounts of production loans and notes payable approximate fair value because the related effective interest rates on these instruments approximate the rates currently available to the Company.

Accounts Receivable. The Company evaluates the collectibility of its trade accounts receivable based on a number of factors. In circumstances where the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, a specific reserve for bad debts is estimated and recorded, which reduces the recognized receivable to the estimated amount the Company believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on the Company’s historical losses and an overall assessment of past due trade accounts receivable outstanding.

The allowance for doubtful accounts and returns is established through a provision for returns and discounts charged against sales. Receivables are charged off against the allowance when payments are received or products returned. The allowance for doubtful accounts and returns and discounts as of July 31, 2007 was $461,810.

Intangible Assets. Intangible Assets consists primarily of the National Lampoon trademark and is being amortized on a straight-line basis over twenty-five years. The Company continually evaluates whether events or circumstances have occurred that indicate the remaining estimated useful life of intangible assets should be revised or the remaining balance of intangible assets may not be recoverable. Factors that would indicate the occurrence of such events or circumstances include current period operating or cash flow losses, a projection or forecast of future operating or cash flow losses, or the inability of the Company to identify and pursue trademark licensing opportunities on terms favorable to the Company. Gross intangibles were approximately $6,080,000 with accumulated amortization of approximately $4,471,000 at July 31, 2007, which includes approximately $243,000 of amortization being expensed during the year ended July 31, 2007. The estimated aggregate amortization expense for each of the six succeeding fiscal years is $243,000 per year, which primarily represents the original acquired intangible relating to the National Lampoon trademark, amortized over twenty-five years.

As of July 31, 2007, the Company has determined and tested for impairment in accordance with SFAS 141, paragraphs 16-21, and concluded that the expected future cash flows relating to its intangible assets will result in the recovery of the carrying value of such asset. The continued realization of these intangible assets, however, is dependent upon the continued exploitation of the National Lampoon trademark for use in motion pictures, television, the Internet, merchandising and other appropriate opportunities. If these and other ventures that the Company may enter into do not result in sufficient revenues to recover the associated intangible assets, the Company's future results of operations may be adversely affected by adjustments to the carrying values of such intangible.

Recent Accounting Pronouncements. In June 2006, the Financial Accounting Standards Board (“FASB”) issued FIN 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109," which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in an income tax

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

return. FIN 48 presents a two-step process for evaluating a tax position. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, based on the technical merits of the position. The second step is to measure the benefit to be recorded from tax positions that meet the more-likely-than-not recognition threshold, by determining the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement, and recognizing that amount in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. Management believes the adoption of FIN 48 will not have a material impact on the Company’s results of operations, financial position or cash flow.

In February 2007, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115” (FAS 159).  FAS 159, which becomes effective for the Company on January 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that election, if any, of this fair-value option will have a material effect on its consolidated financial condition, results of operations, cash flows or disclosures.

In September 2006, the FASB issued FAS No. 157 (“FAS 157”), “Fair Value Measurements,” which establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurements. FAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. FAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact this standard will have on its consolidated financial condition, results of operations, cash flows or disclosures.

Net Income or Loss Per Share. Diluted earnings per share amounts are calculated using the treasury method and are based upon the weighted average number of common and common equivalent shares outstanding during the period. Basic and diluted loss per share is $(0.49) and $(1.20) for the twelve months ended July 31, 2007 and 2006, respectively. Basic and diluted loss per share are the same at July 31, 2007 and 2006, as common equivalent shares have been excluded from the computation due to the fact that they are anti-dilutive. Options and warrants to purchase 8,627,647 and 5,209,795 common shares during the twelve months ended July 31, 2007 and 2006 respectively, are not included in the calculation of diluted earnings per share because their inclusion would be anti-dilutive. 7,402,431 and 8,078,711 shares that would be issuable upon conversion of the convertible preferred stock are not included in the calculation of diluted earnings per share during the twelve months ended July 31, 2007 and 2006, respectively, because their inclusion would also be anti-dilutive.

Stock Based Compensation. The Company periodically issues stock options and warrants to employees and non-employees.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No 123"), established a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services for non-employees in exchange for equity instruments. SFAS No. 123 was amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which required companies to disclose in interim financial statements the pro forma effect on net income (loss) and net income (loss) per common share of the estimated fair market value of stock options or warrants issued to employees. Through July 31, 2006, the Company accounted for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), with pro forma disclosures of net income (loss) as if the fair value method had been applied. Accordingly, compensation cost for stock options was measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123R superseded APB No. 25 and amended SFAS No. 95, "Statement of Cash Flows".

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Effective January 1, 2006, SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards, with the cost to be recognized as compensation expense in the Company's financial statements over the vesting period of the awards. The Company adopted SFAS No. 123R effective January 1, 2006, and is using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date.

The Company accounts for stock option and warrant grants issued and vesting to non employees in accordance with EITF No. 96-18: "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF 00-18 “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees” whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete.

Prior to the adoption of SFAS 123R, all stock options and warrants issued to employees and others had an exercise price not less than the fair market value of the Company’s common stock on the date of the grant, and in accordance with accounting for such options utilizing the intrinsic value method there was no related compensation expense recorded in the Company’s financial statements. Had compensation cost for the stock-based compensation been determined based on the fair value of the grant dates consistent with the method of SFAS 123, the Company’s net loss and loss per share for the year ended July 31, 2006 would have been increased to the pro forma amount presented.

Year Ended
July 31, 2006
Net loss attributable to common shareholders, as reported	$(8,186,609)
Add: Stock-based employee Compensation expense included in reported net loss	-

Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(345,195)

Net loss, pro forma	$(8,531,804)

Basic and diluted net loss per Common share, as reported	$(1.20)

Pro forma	$(1.25)

The relative fair value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 5.50%; dividend yield of 0%; average volatility factor of the expected market price of our common stock of 55.6% to 105.6%; and a term of six to ten years for the fiscal year ended July 31, 2006.

Reclassification. In the current year we have reclassified certain components of our shareholders’ deficit section to reflect the elimination of deferred compensation arising from unvested share-based compensation pursuant to the requirements of Staff Accounting Bulletin No. 107, regarding Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.” This deferred compensation was previously recorded as an increase to additional paid-in capital with a corresponding reduction to shareholders’ deficit for such deferred compensation. This reclassification has no effect on net loss or total shareholders’ deficit as previously reported. The Company will record an increase to additional paid-in capital as the share-based payments vest. The Company also determined that its previous classification of preferred stock dividend as a current liability should be changed to a non-current liability, as the dividends are only payable in common shares.

NOTE B - CAPITALIZED PRODUCTION COSTS

The following table summarizes the net capitalized film and television costs in various stages of production at July 31, 2007:

Development-television	$7,110
Development-theatrical	5,379,398
Completed-theatrical	97,000
Total film and television costs	$5,483,508

The Company expects to amortize within three years 90% of capitalized film costs based on the estimated costs and ultimate revenue projected. The portion of the costs of the Company's films that are expected to be amortized during the upcoming 12 months is approximately $2,908,000.

NOTE C - FIXED ASSETS

Fixed assets comprise the following as of July 31, 2007:

Computer equipment	$172,291
Camera and lighting equipment	38,433
Furniture and office equipment	4,217
214,941
Accumulated depreciation	(177,510)
$37,431

Depreciation expense for the years ended July 31, 2007 and 2006 was $13,669 and $15,973, respectively.

NOTE D - NOTES PAYABLE TO RELATED PARTIES AND ACCRUED INTEREST

Notes payable to related parties and accrued interest consist of the following at July 31, 2007:

(A) Payable to Daniel Laikin	$1,004,016
(B) Payable to Timothy Durham	166,784
(C) Payable to Christopher Williams	88,062

$1,258,862

(A) As of July 31, 2007, the Company owed Daniel Laikin, the Company's Chief Executive Officer, approximately $970,000 in principal and $34,016 in interest. The loans bear interest at the rate of 6% per annum. The obligation to Mr. Laikin is unsecured and payable on demand. During the twelve months ending July 31, 2007, $188,834 of principal and no interest had been paid to Mr. Laikin.

(B) As of July 31, 2007, the Company owed Timothy Durham, a director, approximately $162,794 in principal and $3,990 in interest. The loans bear interest at the rate of 6% to 6.75% per annum. The obligation to Mr. Durham is unsecured and payable on demand. During the twelve months ending July 31, 2007, $441,706 of principal and $45,294 interest had been paid to Mr. Durham.

(C) As of July 31, 2007, the Company owed Christopher R. Williams, a shareholder, approximately $83,333 in principal and $4,729 in interest. The loans bear interest at the rate of 6% per annum. The obligation to Mr. Williams is payable on demand. During the twelve months ending July 31, 2007, no principal and no interest had been paid to Mr. Williams.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE E - PRODUCTION LOANS FROM RELATED PARTIES AND ACCRUED INTEREST

Outstanding production loans from related parties and accrued interest consist of the following as of July 31, 2007:

(A) Red Rock Productions, Inc. - Bag Boy Productions, Inc.	$1,695,792

(B) Red Rock Productions, Inc. - Ratko Productions, Inc.	1,961,616

(C) Dan Laikin	71,137

$3,728,545

(A)
On October 26, 2006, the Company entered into a financing agreement with Red Rock Productions Inc. (Red Rock) regarding the financing of the theatrical motion picture Bag Boy. Red Rock Pictures Holdings, Inc. is a publicly traded company and related party (See Note J). In accordance with the agreement, Red Rock agreed to loan the Company up to $2,000,000 (unless otherwise agreed to by both parties) to fund this film, with payments to be made on an approved cash flow as provided by the Company. Red Rock will be entitled to recoup its investment plus interest at 10% accruing on the average daily balance from the date the loan is provided to the Company. Red Rock will also be entitled to contingent participation of twenty five percent (25%) of all net contingent proceeds from the picture. Red Rock has a security interest in the film to the extent of the actual amount of the funding as long as there is an unpaid balance on the loan. As of July 31, 2007, the Company was advanced $1,695,792 under this financing agreement.

(B)
On October 26, 2007, the Company entered into a financing agreement with Red Rock Productions Inc. (Red Rock) regarding the financing of the theatrical motion picture Ratko. Red Rock Pictures Holdings, Inc. is a publicly traded company and related party (See Note J). In accordance with the agreement, Red Rock agreed to loan the Company up to $2,000,000 to fund this film, with payments to be made on an approved cash flow as provided by the Company. Red Rock will be entitled to recoup its investment plus interest at 10% accruing on the average daily balance from the date the loan is provided to the Company. Red Rock will also be entitled to contingent participation of twenty five (25%) of all net contingent proceeds from the picture. Red Rock has a security interest in the film to the extent of the actual amount of the funding as long as there is an unpaid balance on the loan. As of July 31, 2007, the Company was advanced $1,961,616 under this financing agreement.

(C)
Mr. Laikin, the Company's Chief Executive Officer, has made various loans to us for film financing. As of July 31, 2007, he was owed $67,000 in principal and $4,137 in interest for production loans. The loans bear interest at the rate of 6% per annum.

NOTE F - ACCRUED SERIES B AND C DIVIDENDS

Dividends accrue on the Company's Series B and Series C Convertible Preferred Stock. The Company accrued dividends on a daily basis and will continue to do so until the date at which the Series B or Series C Convertible Preferred Stock is converted, until a liquidation event occurs, or, in the case of the Series C Convertible Preferred Stock, until the redemption date (although the redemption date is not defined and there is no right of redemption as to the Series C Convertible Preferred Stock). Dividends accrue at the rate of 9% per annum on the sum of the original purchase price of the Series B or Series C Convertible Preferred Stock plus all accumulated and unpaid dividends thereon (compounding annually). Dividends that accrue on the Company's Series B and Series C Convertible Preferred Stock must be paid with our common stock. During the twelve-month periods ended July 31, 2007 and 2006, the Company accrued $1,230,896 and $1,327,524, respectively of Series B and Series C dividends.

During the year ended July 31, 2007, 33,814 shares of the Company's Series C Convertible Preferred Stock and related accrued dividends of $239,276 were converted to 787,388 shares of the Company’s common stock. Each Series C Convertible Preferred Share is convertible into 20 common shares. The accrued dividends were converted

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

into the Company’s common stock based on the trading value of the Company’s common stock on the conversion date.

At July 31, 2007, the Company had accrued $3,432,663 representing the total value of the dividends for Series B and Series C dividends.

On conversion of the Series B and Series C Convertible Preferred Stock, the company becomes liable to pay dividends. Conversion of dividends on the Series B and Series C Convertible Preferred Stock are computed using the closing price of the common stock, as reported by the exchange or regulated quotation service on which the Company's common stock is traded, on the trading date immediately preceding the date that the Company becomes liable to pay the dividend. If no trades were made on that date, then the number of shares to be issued is computed using the closing price of the last date on which trades were made and reported.

NOTE G - ISSUANCE OF COMMON STOCK

Year ended July 31, 2006

During the fiscal year ended July 31, 2006, 13,333 shares of the Company’s common stock were purchased through the exercise of stock options that resulted in cash proceeds to the Company of approximately $20,983. During the fiscal year ended July 31, 2006, 20,911 shares of the Company’s common stock were purchased through the cashless exercise of stock options. Also during this period 188,996 shares of the Company’s common stock were purchased through the exercise of stock warrants by various board members of the Company that resulted in cash proceeds to the Company of approximately $335,000. In addition, approximately 83,850 shares of restricted stock were issued at a market at a market price of $282,180 to various consultants of the Company for services rendered. Furthermore, 5,000 shares of Series C Convertible Preferred Stock were converted to 100,000 shares of the Company’s common stock.

On June 9, 2006 the Company issued 5,554 shares to Porter Levay & Rose, Inc. for investor relations services. The Company expensed $15,000, which was equivalent to the market price of the stock on the date of issue.

On May 12, 2006 the board of directors granted 3,500 shares of restricted stock per month to an employee for the length of his employment for services performed during the month. The Company issued a total of 10,500 shares which were valued and expensed $16,659 during the fourth quarter of fiscal year ending 2006 which was equivalent to the market price of the stock during the first of each month when the restricted shares are issued.

On March 31, 2006 27,596 shares were issued to various consultants for services rendered during the third quarter of fiscal year 2006. We expensed $72,500, which was equivalent to the market price of the stock on the date of issue.

On January 31, 2006, in accordance with the terms of their employment agreements, Mr. Daniel S. Laikin, the Company’s Chief Executive Officer, and Mr. Douglas S. Bennett, the Company’s President and Chief Financial Officer, each received an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $2.98 which was the market value of the common stock on the date of grant and accordingly no expense was recognized under the intrinsic value method.

On August 26, 2005, the Company issued 40,000 shares of restricted common stock in exchange for services rendered during the year ended July 31, 2005. The Company had previously accrued the value of the service during 2005. The service was valued at the fair market value on the date of issuance in August 2005. On August 31, 2005, the Company issued 200 shares of common stock from the 1999 Plan in exchange for services valued at $520. The stock was valued at the fair market value on the date of issuance.

On March 10, 2005 the Company filed a registration statement for a public offering of 3,200,000 shares of common stock. The registration statement was declared effective on August 1, 2005. The Company raised $9.6 million in

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

gross proceeds in this offering. Net proceeds from the offering, after payment of expenses totaling $1,288,505 were $8,311,495.

Year ended July 31, 2007

On May 1, 2006, the Company commenced issuing 3,500 common shares to a consultant for each month of service during the engagement period. During the twelve month period ended July 31, 2007, the Company issued 42,000 common shares and expensed $77,595, which was equivalent to the trading value of the shares on the date of issuance.

On August 1, 2006, the Company entered into a monthly consulting arrangement whereby a consultant would receive 5,000 common shares per month through November 2006 and then 3,000 common shares per month. During the twelve month period ended July 31, 2007 the Company issued 44,000 common shares and expensed $79,230, which was equivalent to the trading value of the shares on the date of issuance.

On October 3, 2006 the Company issued 27,547 common shares to a consultant for production services on one of our films. The Company expensed $41,321, which was equivalent to the fair market value on the date of issuance.

On November 1, 2006, the Company commenced compensating a consultant $10,000 in common shares for each month of service during the engagement period. During the twelve month period ended July 31, 2007, the Company issued 45,955 common shares and expensed $90,000, which was equivalent to the trading value of the shares on the date of issuance.

On November 9, 2006, the Company compensated two consultants $2,000 each in common shares for consulting services rendered. The Company issued 2,116 common shares in total and expensed $4,000, which was at the agreed upon price of $1.89 per share.

On November 29, 2006, the Company commenced issuing $2,000 in common shares to a consultant for each month of service during the engagement period. During the twelve month period ended July 31, 2007, the Company issued 7,887 common shares and expensed $16,000, which was equivalent to the trading value of the shares on the date of issuance.

On December 20, 2006 the Company issued 6,200 shares of its common stock valued at $13,640 (the market price on the date of grant) to employees as a bonus.

During the twelve months ended July 31, 2007, 82,100 shares of the Company’s common stock were purchased through the exercise of stock options that resulted in cash proceeds to the Company of approximately $131,810.

During the twelve months ended July 31, 2007, 5,055 shares of the Company’s common stock were issued upon exercise of warrants attached to the Company's Series B Convertible Preferred Stock that resulted in cash proceeds to the Company of approximately $9,000.

During the year ended July 31, 2007, 33,814 shares of the Company's Series C Convertible Preferred Stock and related accrued dividends of $239,276 were converted to 787,388 shares of the Company’s common stock. Each Series C Convertible Preferred Share is convertible into 20 common shares. The accrued dividends were converted into the Company’s common stock based on the trading value of the Company’s common stock on the conversion date.

On April 24, 2007, the Company compensated a professional services firm for their services in common shares. The Company issued 22,727 common shares and expenses $49,999, which was equivalent to the value of the services provided.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE H - COMMITMENTS AND CONTINGENCIES

Leases

The Company's principal offices are located in West Hollywood, California where it is subleasing approximately 6,000 square feet of property for approximately $17,248 per month. The sublease expired on April 30, 2007 and became a month-to month lease thereafter. The sublease agreement includes certain provisions for rent adjustments based upon the lessor's operating costs and increases in the Consumer Price Index.

The Company is obligated under an equipment lease for a photocopy machine of approximately $1,600 per month.

The Company's rent expense was approximately $141,820 and $263,859, for the years ended July 31, 2007 and 2006, respectively.

Royalty Agreements

Harvard Lampoon Agreement. Pursuant to an agreement between the Company and The Harvard Lampoon, Inc. ("HLI"), as restated October 1, 1998, the Company is obligated to pay HLI a royalty of 1.5% to 2% on the Company's net receipts from exploitation of the National Lampoon trademark. Royalty payments under this agreement were approximately $66,070 and $0, for the years ended July 31, 2007 and 2006, respectively. At July 31, 2007, we have accrued approximately $4,632 in royalties due to HLI.

Guber-Peters Agreement. Pursuant to a July 24, 1987 Rights Agreement, NLI granted the right to produce National Lampoon television programming to Guber-Peters Entertainment Company (GPEC). NLI reacquired these rights from GPEC pursuant to an October 1, 1990 Termination Agreement ("Termination Agreement") for the sum of $1,000,000, of which $500,000 was paid upon execution. The remaining $500,000 is contingent on and payable through a 17.5% royalty on NLI's cash receipts from each program produced by NLI or any licensee (subject to certain minimum royalties for each program produced). The Company guaranteed all of NLI's obligations under the Termination Agreement and is the successor-in-interest to NLI as a result of its acquisition of NLI. The full $500,000 was recognized as an expense in prior years, with approximately $396,000 remaining on the books as a liability.

In 2005 the Screen Actors Guild filed a UCC 1 against the assets of the film Monster Night AKA Trick or Treat as security against talent salaries and benefits. The Company will file to terminate the UCC 1 as the film has been completed.

Film Financing commitments

During the year ended July 31, 2007, the Company obtained $3,657,408 of funding under finance agreements with Red Rock for its motion picture projects, Bag Boy and Ratko. The terms of the financing provide for the investors to recoup their contribution plus interest from the first proceeds of these films. After all costs are recouped by the Company, the investors are entitled to 25% of the net profits paid to the Company, but the investors do not have any ownership rights in the film (See Note E).

The Company has also entered into various distribution agreements for the marketing and distribution of certain films listed below. The Company will receive varying distribution fees ranging from 20% to 25% relating to the exploitation and distribution of these films. These films will require the Company to contribute certain production and print and advertising costs for the completion and distribution of these films as follows:

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

	Funding Commitments
		Prints & Advertising		Total
Film	Production	Lower	Upper	Lower	Upper
Homo Erectus	$90,000	$200,000	$400,000	$290,000	$490,000
Beach Party at the Threshold of Hell	50,000	300,000	500,000	350,000	550,000
Electric Apricot - The Quest for Festaroo	-	300,000	300,000	300,000	300,000
One, Two, Many	105,000	300,000	300,000	405,000	405,000
	$245,000	$1,100,000	$1,500,000	$1,345,000	$1,745,000

Employment Agreements

On January 31, 2007, in accordance with the terms of their employment agreements, Mr. Daniel S. Laikin, the Company's Chief Executive Officer, and Mr. Douglas S. Bennett, the Company's former President and Chief Financial Officer, each received an option to purchase 100,000 shares of the Company's common stock at an exercise price of $2.04 which was the market value of the common stock on the date of grant.

On January 31, 2005 we entered into an Employment Agreement with Daniel S. Laikin. The employment agreement was adopted and approved by our Board of Directors on February 1, 2005. The employment agreement has a term of three years, but is automatically extended for successive three-year terms unless designated members of the Board of Directors notify Mr. Laikin that the Board does not intend to renew the employment agreement or unless the employment agreement has been terminated according to its terms.

Pursuant to the employment agreement, Mr. Laikin receives an annual salary of $250,000. Mr. Laikin is also entitled to receive four weeks paid vacation. Mr. Laikin receives an automobile allowance and is entitled to participate in any other benefits offered generally to our employees and executives. He is also granted an option to purchase 100,000 shares of our common stock on each anniversary of the effective date of the employment agreement. The exercise price for the options will be equal to the average of the last reported sale price for one share of common stock during the five business days preceding the date of grant or, if this method of valuing the common stock is not available, the Board shall determine, in good faith, the value of one share of common stock. The term of each option shall be 10 years. The options shall be granted in accordance with the J2 Communications Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan. Mr. Laikin is to meet annually with the Board of Directors to set certain performance milestones that must be met bi-annually. If those milestones are met, Mr. Laikin will receive a bi-annual bonus of $50,000. If the milestones are exceeded, Mr. Laikin will receive additional compensation that will be paid one-half in cash and one-half in stock.

Mr. Laikin's employment agreement may be terminated voluntarily by us at any time during its term for Cause. Cause is defined as (i) the willful and continued failure by Mr. Laikin to substantially perform his duties to us in good faith (other than a failure resulting from his incapacity due to physical or mental illness), or (ii) the willful engaging in conduct which is demonstrably and materially injurious to us. In order to terminate Mr. Laikin for Cause, five members of the Board of Directors (not including Mr. Laikin) must determine at a meeting held for such purpose that Mr. Laikin is guilty of the conduct triggering the right to terminate him. If Mr. Laikin's employment is terminated by us for Cause, in addition to any benefits mandated by law, we shall pay to Mr. Laikin his full annual salary in effect at the date of termination and other benefits to which he is entitled through the date of termination at the rate in effect at the time notice of termination is given.

Mr. Laikin's employment may be terminated by Mr. Laikin at any time, and will terminate automatically upon his death or disability. Upon such termination, in addition to any benefits mandated by law, we shall pay to Mr. Laikin his full annual salary in effect at the date of termination and other benefits to which he is entitled through the date of termination at the rate in effect at the time notice of termination is given.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On signing the Employment Agreement, we also agreed to enter into a separate indemnity agreement with Mr. Laikin. A new indemnity agreement has not been entered into as of the date of this annual report, although we entered into an indemnity agreement with Mr. Laikin on May 17, 2002.

Litigation

National Lampoon, Inc. v. Alma Investments (d/b/a Bahia Mar Hotel) (Los Angeles Superior Court Case No. BC 356118). We filed this complaint on July 27, 2006. The action arises from an agreement we had with Bahia Mar Hotel pursuant to which we were to provide to Bahia Mar Hotel an entertainment package for the 2006 spring break. Bahia Mar Hotel failed to support the program, and, in fact, diverted some of the business to our competitors. In our complaint, we have alleged causes of action for fraud, breach of contract, promissory estoppel, quantum meruit and breach of the covenant of good faith and fair dealing. We believe that our damages are in excess of $500,000. On September 22, 2006 Bahia Mar Hotel filed a motion to quash service of summons, which the Court denied on October 25, 2006. On November 8, 2007 we served the plaintiff with an Offer to Compromise under Civil Code Procedure Section 998. The Offer to Compromise provides for a settlement of the action for $150,000. The plaintiff has 30 days to accept or reject the Offer to Compromise. Both parties are continuing to engage in discovery and prepare for trial.

Cinergy Creative, Inc. and Leslie Allen v. National Lampoon Clubhouse, Inc., National Lampoon, Inc., Majestic Entertainment, Inc. and Lorenzo Doumani (Los Angeles Superior Court Case No. SC091496). This complaint was filed on October 20, 2006. The plaintiffs allege causes of action for alter ego, breach of written contract, breach of oral contract, breach of the implied covenant of good faith and fair dealing, quantum meruit, fraud and deceit based on promises made without intention to perform, intentional misrepresentation, slander per se, libel per se, breach of confidence, declaratory relief, conversion, untrue or misleading advertising, unfair competition and negligence. Specifically, the plaintiffs allege that we and our co-defendants induced them to set aside other projects so that they would spend their time working on projects for the benefit of us and our co-defendants. The plaintiffs also allege that they were promised a share of profits from the projects and/or a "partnership" interest in them. The plaintiffs allege that their damages are in excess of $2,000,000. The Company entered into a settlement agreement with the plaintiffs dated November 5, 2007. The plaintiffs agreed to dismiss the complaint against the Company in exchange for a payment of $50,000 to be made within 90 days from the execution of the settlement agreement. The action is continuing against the remaining defendants.

Screen Actor’s Guild v. National Lampoon Clubhouse, Inc. During late 2006, the Screen Actor’s Guild (“SAG”) filed claims against National Lampoon Clubhouse, Inc. (“Clubhouse”) for unpaid wages and pension, health and welfare benefits incurred for the filming of “Monster House” aka “Trick or Treat”. SAG alleges that certain actors were not paid in full and are owed more compensation, expenses and benefits under the SAG agreement. Clubhouse disputes these claims and intends to vigorously defend this action. An arbitration with SAG is scheduled for February of 2008.

American Cinema Distribution Corporation v. National Lampoon, Inc. In August 2007, the American Cinema Distribution Corporation (“ACDC”) filed claims against National Lampoon, Inc. for costs incurred on the release of “National Lampoon’s Pucked”. ACDC alleges that the Company did not perform distribution services as agreed and that ACDC should be reimbursed for distribution costs it incurred estimated at $65,000. ACDC also alleges that it does not owe distribution fees to the Company for marketing, publicity, promotional and advertising services the Company provided which services the Company alleges have a value in excess of $290,000. National Lampoon disputes these claims and intends to vigorously defend this action.

NOTE I - MINORITY INTEREST

Pursuant to an agreement entered into between the Company and Majestic Entertainment, Inc. ("Majestic") in December 2004, the parties formed National Lampoon Clubhouse, Inc. ("Clubhouse"). The entity is owned equally by the Company and Majestic. Clubhouse is an attempt to create another brand using the National Lampoon™ name. Because of the importance of the National Lampoon™ name to the Company, the Company exercises day-to-

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

day operational control over Clubhouse. Clubhouse operates out of the Company's premises, and utilizes both the staff and property of the Company. The Company integrated Clubhouse's operations with its operations, making all the decisions necessary to carry out the current business activities. The Company provides all the accounting functions for Clubhouse, including making all accounting policy decisions, determining any estimates affecting the carrying amounts of assets and liabilities, and maintaining all accounting records. The Company also established credit with vendors for use by Clubhouse or used its vendors to provide services to Clubhouse. Additionally, Clubhouse uses the post-production equipment and other post-production facilities on the Company's premises. Based on the foregoing, the Company has determined that although it does not exercise control by a majority of the voting rights in Clubhouse, it has more than a significant influence on Clubhouse and accordingly the Company consolidates Clubhouse's financial results with the Company's.

The total budget for the first film made by Clubhouse was $1,800,000, which was funded equally by the Company and Majestic. As of July 31, 2007, Clubhouse received $911,784 in funding from Majestic toward the production of the film. Of this amount, $181,250 was received during the fiscal year ended July 31, 2006 and $5,034 was received during the fiscal year ended July 31, 2007. Each party was to invest $300,000 into Clubhouse. Majestic’s contribution was recorded to minority interest. Based on EITF 88-18, because there is no implicit rate of return to Majestic and Majestic has contributing participation in the production of the film, and because there is no other factor that would require the classification of this payment as debt, the Company has recorded the remainder of the funding, totaling $611,784, against capitalized production costs. The 50% of production costs funded by the Company in the amount of $632,932 to National Lampoon Clubhouse, Inc. has been recorded as an inter-company note payable with no interest accrued and has been eliminated in consolidation.

The 50% ownership by Majestic Entertainment, Inc. was initially recognized on the Company's consolidated financial statements as minority interest in the amount of $300,000 which has been reduced to zero because the Company offset its portion of losses by the subsidiary which exceeded $300,000. The total budget of $1,800,000 for the production was funded 50% by each party. The terms of the agreement state that (1) revenue received by National Lampoon Clubhouse, Inc. will be reinvested in future films and (2) when there are sufficient funds for National Lampoon Clubhouse, Inc. to function debt free, then profit distributions will be made in accordance with the ownership percentages. During the years ended July 31, 2007 and 2006 most of the capitalized production costs were expensed to “permanent impairment of assets” and the remaining amount of $97,000 will be expensed during fiscal year 2008. There are no future profit distributions expected.

NOTE J - INVESTMENT IN RED ROCK

In October 2006, the Company invested $800 in Red Rock Pictures Holdings, Inc., (“Red Rock”) which was then merged into a publicly traded entity classified as a development stage company. The investment represents approximately 11,769,236 shares or 19.5% of the total outstanding shares of Red Rock Pictures Holdings, Inc. Three members of National Lampoon’s board of directors, Robert Levy, Tim Durham and Daniel Laikin, also own stock in Red Rock Pictures Holdings, Inc. The Company recorded the transaction under the equity method due to the determination they had significant influence, and recognized its proportionate share of the investee’s losses not to exceed the $800 investment. In addition, the Company’s investment had been determined to not be a variable interest entity in accordance with FIN46(R) since Red Rock Pictures Holdings, Inc. was not formed for the primary benefit of the Company, and the Company does not have an obligation to absorb the losses, nor receive any return. The fair market value of each share of Red Rock Pictures Holdings, Inc. is $0.60 as of July 31, 2007. Included in the accompanying balance sheet as of July 31, 2007 are notes payable to Red Rock Pictures Holdings, Inc of $3,657,408. In September 2006, Red Rock entered into a sub lease agreement with National Lampoon, Inc. for office space at $2,000 per month.

NOTE K - INCOME TAXES

The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes. There was no income tax provision recorded for fiscal years ending 2007 and 2006 due to the significant net losses in both years.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A valuation allowance has been recorded for the total deferred tax assets as a result of uncertainties regarding realization of the asset based upon the lack of profitability and the uncertainty of future profitability. The income tax benefit reconciled to the tax computed at the statutory rate was approximately as follows for the year ended December 31, 2007.

The tax effects of significant temporary differences representing deferred tax assets as of July 31, 2007 are as follows:

2007
Deferred tax assets:
Accrued Royalties	$160,000
Accrued Interest	53,000
Accrued Expenses	46,000
Net Operating losses	7,895,000

Total Deferred Tax Asset	8,154,000
Valuation Allowance	(8,154,000)
Net deferred tax asset	$-

A valuation allowance of $8,154,000 was recorded at July 31, 2007 an increase of $464,000 from the prior year balance of $7,690,000. The balances at July 31 2007 and 2006 were recorded to offset the net deferred tax assets due to the uncertainty of realizing the net benefits of the tax assets in the future.

A reconciliation between the statutory federal tax rate and the Company's effective tax rate is as follows:

2007
Statutory Federal Income Tax Rate	(34.0%)
State Income Taxes Amortization of Intangible Assets	9.3%
Other, Increase in Valuation Analysis	24.7%

Effective Tax Rate	0.0%

The Company has unused net operating loss (NOL) carry forwards totaling $19,737,000 which expire at various dates from 2007 to 2027.

NOTE L - STOCK OPTIONS AND WARRANTS

A)	Stock Options

On January 30, 2002, the Company adopted the Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "1999 Plan"), as adopted by the Company's shareholders at its annual meeting on April 25, 2002. The options shall be granted from time to time by the Compensation Committee. Individuals eligible to receive options include employees of the Company, consultants to the Company and directors of the Company. The options shall have a fixed price, which will not be less than 100% of the fair market value per share on the grant date. The total number of options authorized is 6,500,000.

During the year ended July 31, 2007, the Company issued 1,065,000 options to purchase the Company's common stock at $1.85 - $2.50 per share to employees under the "1999 Plan". The aggregate value of the options vesting from August 1, 2006 to July 31, 2007 was $872,542 and has been reflected as compensation cost. As of July 31, 2007, the aggregate value of unvested options was $1,008,507, which will be amortized as compensation cost as the options vest, over 3 years.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatility is based on the volatility of the Company’s share price during the year preceding the issuance date of the warrant. For purposes of determining the expected life of the option, the full contract life of the option is used; average risk-free interest of 5.50% and; dividend yield of 0%.

The weighted-average grant-date fair value of options granted during 2007 and 2006 was $1.44 and $1.44, respectively.

	Year ended July 31, 2007	Year ended July 31, 2006
Expected volatility	68.4% - 72.9%	80.60%
Weighted average volatility	69.9%	80.60%
Expected dividends	0%	0%
Expected term (in years)	7-10	6-10
Risk free rate	5.5%	5.5%

A summary of option activity as of July 31, 2007 and changes during the year then ended is presented below:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Terms (Years)	Aggregate Intrinsic Value (1)
Outstanding at July 31, 2006	4,663,393	$2.66
Granted	1,065,000	$2.11
Exercised	(82,100)	$1.61
Forfeited or expired	(276,687)	$2.89
Outstanding at July 31, 2007	5,369,606	$2.55	4.47	$890,791
Exercisable at July 31, 2007	4,448,940	$2.55	4.03	$830,391

(1) The aggregate intrinsic value was calculated, as of July 31, 2007, as the difference between the market price and the exercise price of the Company’s stock for the 2,626,606 and 2,166,606 options outstanding and exercisable, respectively, which were in the money.

A summary of the status of the Company’s non-vested shares granted under the Company’s stock option plan as of July 31, 2007 and changes during the year ended July 31, 2007 is presented below:

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Non-vested Shares	Shares	Weighted-Average Grant Date Fair Value
Non-vested at August 1, 2006	342,667	$2.16
Granted	1,065,000	1.44
Vested	(472,834)	1.70
Forfeited	(14,167)	1.08
Non-vested at July 31, 2007	920,666	$1.58

B)	Warrants

During the year ended July 31, 2007, the Company granted 222,727 warrants valued at $210,609.

The fair value of each warrant is estimated on the date of grant using the Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatility is based on the volatility of the Company’s share price during the year preceding the issuance date of the warrant. For purposes of determining the expected life of the option, the full contract life of the option is used; average risk-free interest of 5.50% and; dividend yield of 0%.

Year ended July 31, 2007
Expected volatility	68.7% to 72.7%
Weighted average volatility	70.59%
Expected dividends	-
Expected term (in years)	2 - 10
Risk free rate	5.50%

The weighted-average grant date fair value of warrants granted during fiscal year 2007 was $0.95.

A summary of warrant activity as of July 31, 2007 and changes during the year then ended is presented below:

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Terms (Years)	Aggregate Intrinsic Value (1)
Outstanding at July 31, 2006	1,084,004	$3.74
Granted	222,727	$2.78
Exercised	-	-
Forfeited or expired	(20,000)	$2.75
Outstanding at July 31, 2007	1,286,731	$3.59	2.18	$-
Exercisable at July 31, 2007	1,220,064	$3.62	2.21	$-

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The aggregate intrinsic value was calculated, as of July 31, 2007, as the difference between the market price and the exercise price of the Company’s stock for the warrants which were in-the-money.

A summary of the status of the Company’s non-vested shares granted as warrants as of July 31, 2007 and changes during the year ended July 31, 2007 is presented below:

Non-vested Shares	Shares	Weighted-Average Grant Date Fair Value
Non-vested at July 31, 2006	-	$-
Granted	222,727	0.95
Vested	(156,060)	1.15
Forfeited	-	-
Non-vested at July 31, 2007	66,667	$0.47

NOTE M - SEGMENT INFORMATION

Segment Reporting - SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information” results in the use of a management approach in identifying segments of an enterprise. The Company operates in five business segments: licensing and exploitation of the National Lampoon(TM) trademark and related properties including the sale of products to consumers; advertising and promotion through field marketing, live events and the distribution of television programming on college campuses; production of television, and DVD products; and production of motion pictures through National Lampoon Clubhouse, Inc. Segment operating income/(loss) excludes the amortization of intangible assets, interest income, and income taxes. Selling, general and administrative expenses not specifically attributable to any segment have been prorated based on revenue among the five segments. Summarized financial information for the years ended July 31, 2007 and July 31, 2006 concerning the Company's segments is as follows:

	Publishing &	Advertising &		Travel
	Licensing	Promotion	Production	Services	Clubhouse	Total
Fiscal Year Ended July 31, 2007
Segment revenue	$4,078,738	$1,975,827	$44,500	$—	$—	$6,099,065
Segment operating income (loss)	$1,421,273	$(2,944,690)	$(724,111)	$—	$—	$(2,247,528)
Depreciation expense	$8,415	$5,254	$—	$—	$—	$13,669
Fiscal Year Ended July 31, 2006
Segment revenue	$1,027,572	$2,283,610	$178,583	$197,929	$—	$3,687,693
Segment operating (loss)	$(2,752,024)	$(1,978,017)	$(866,037)	$(653,712)	$(714,510)	$(6,964,300)
Depreciation expense	$—	$(9,000)	$—	$—	$—	$(9,000)

A reconciliation of segment operating loss to net income before income taxes for year ended July 31, 2007 and 2006 is as follows:

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

	7/31/07	7/31/06
Total segment operating (loss)	$(2,247,528)	$(6,964,300)
Amortization of intangible assets	(242,502)	$(240,706)
Interest expense	(51,299)	$(37,232)
Interest Income	5,832	$75,962
Equity in investee loss	(800)	$—
Other income/expense	32,127	$57,386
Net loss before minority interest and income taxes	$(2,504,170)	$(7,108,890)

NOTE N - CONTROLLED COMPANY STATUS

The Company is a "controlled company" as that term is defined in Section 801(a) of the Rules of the American Stock Exchange. Three of its directors, Daniel S. Laikin, Timothy S. Durham and Paul Skjodt, control over 50% of the voting power of National Lampoon, Inc. As a controlled company, the Company is not subject to Section 804 of the Rules of the American Stock Exchange. Section 804 requires that nominees to the Board of Directors be made by either a nominating committee comprised solely of independent directors or by a majority of the independent directors. Instead, nominees to the Board of Directors are nominated in accordance with the terms of that certain Voting Agreement entered into on May 17, 2002 among Daniel S. Laikin, Paul Skjodt, Timothy S. Durham, Ronald Holzer, DC Investment, LLC, NL Acquisition Group LLC, Samerian LLP, Diamond Investments, LLC, Christopher R. Williams, Helen C. Williams, DW Leasing Company, LLC, Judy B. Laikin (all of whom are collectively referred to in this discussion as the "NLAG Stockholders") and James P. Jimirro. The Voting Agreement was entered into in conjunction with the reorganization transaction that took place on May 17, 2002. According to the terms of the Voting Agreement, the NLAG Stockholders agree to vote for Mr. Jimirro and two directors nominated by Mr. Jimirro and, conversely, Mr. Jimirro agrees to vote for three directors nominated by the NLAG Stockholders. Since the termination of Mr. Jimirro's employment agreement and payment of all amounts due to him, the NLAG Stockholders can now nominate and vote for a seventh director. The Voting Agreement will terminate on the date as of which Mr. Jimirro personally ceases to own beneficially (whether by reason of his death or otherwise) at least 100,000 shares of common stock. Mr. Jimirro owned 111,245 shares of the Company's common stock as of July 31, 2007. The Voting Agreement prevents the Company from having a policy with regard to the consideration of any director candidates recommended by security holders (other than the NLAG Stockholders and Mr. Jimirro) or an independent committee whose purpose is to nominate director candidates.

NOTE O - SUBSEQUENT EVENTS

On September 21, 2007, 620,000 options were issued to the directors and various employees. These options have an exercise price of $2.15 and will expire seven years from the grant date. The options vest over three years with a third of the options vesting at each anniversary date of the grant.

On October 25, 2007, the Company issued 4,171 shares of its common stock to the Board of Directors as director fees in lieu of the monthly fee of $1,000. The Company expensed $10,511, which was equivalent to the fair market value of the shares on the date of issuance.

On September 1, 2007, the Company signed an agreement with a consultant for consulting and investor relations services. The consultant is to receive 60,000 restricted shares of common stock of the Company. The shares will be delivered over the twelve month term of the agreement. On October 25, 2007, the Company issued 20,000 shares of its restricted common stock to the consultant. The Company expensed $50,400, which was equivalent to the fair market value of the shares on the date of issuance. The remaining 40,000 shares will be earned and issued monthly at the rate of 3,636 shares each month. The consultant will also receive a cash fee payable on the first of every month in the amount of $3,500. The consultant will also be issued 40,000 warrants, whereby 10,000 shares will vest upon each of the following dates: September 1, 2007, December 1, 2007, March 1, 2008 and June 1, 2008. The shares will be priced at the current market price upon those dates.

NATIONAL LAMPOON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On October 25, 2007, the Company issued 10,000 shares of its restricted common stock to a consultant for internet services. The Company expensed $25,200, which was equivalent to the fair market value of the shares on the date of issuance.

On October 25, 2007, the Company issued 9,000 shares of its restricted common stock to a consultant for product placement services. The Company expensed $22,680, which was equivalent to the fair market value of the shares on the date of issuance.

During the months of August, September, October and November 2007 we issued approximately 32,826 shares to various consultants for services rendered during these months.

On November 21, 2007, the Company filed a Form 8K announcing the Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard from The American Stock Exchange. The Company believes that the filing of the 10KSB will be sufficient to cease the delisting process.

ATTACHMENT 1
WRITTEN CONSENT TO ACTION

of the
MAJORITY STOCKHOLDERS
of
NATIONAL LAMPOON, INC.
(a Delaware corporation)
TAKEN WITHOUT A MEETING

Pursuant to the authority set forth in section 228 of the General Corporation Law of the State of Delaware and Article 10, Section 10.12 of the Bylaws of this Corporation, the undersigned, constituting the stockholders holding the majority of the voting power of National Lampoon, Inc., a Delaware corporation (the “Corporation”), do hereby subscribe their consent to take the actions and adopt the resolutions contained in this document without a meeting effective as of the 25th day of June 2008.

APPROVAL OF THIRD AMENDMENT TO
CERTIFICATE OF INCORPORATION

WHEREAS, it is proposed that this Corporation amend its Certificate of Incorporation to require that the dividends accrued on its Series B Convertible Preferred Stock be paid with this Corporation’s Series D Convertible Preferred Stock or with its Common Stock and on a quarterly basis; and

WHEREAS, it is deemed to be in the best interests of this Corporation and its stockholders that this Corporation execute, deliver and perform the Third Amendment to Certificate of Incorporation in the form attached hereto as Attachment 1;

NOW, THEREFORE, BE IT

RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by striking out Section 5.2.1 thereof and by substituting in lieu of said section the following new Section 5.2.1:

Section 5.2.1 Dividend Rights.  The Corporation shall have the right to issue dividends and make distributions, whether cash, securities or otherwise, whether or not any shares of the Series B Preferred are outstanding.  To the extent dividends are declared and issued by the Corporation prior to the earlier of (i) the date of a Liquidation Event or (ii) the date on which the Series B Preferred is converted hereunder, the Corporation shall pay preferential dividends to the holders of the Series B Preferred as provided in this Section 5.2.1.  Dividends shall be paid, at the election of the holder of the Series B Preferred, with shares of the Corporation’s Series D Convertible Preferred Stock or with shares of the Corporation’s Common Stock.  Beginning on November 1, 2004, dividends on each share of the Series B Preferred shall accrue on a daily basis, whether or not declared, at the rate of 9.0% per annum on the sum of (i) the Original Purchase Price (as equitably adjusted for any stock splits, stock dividends, recapitalizations, reverse stock splits or otherwise to prevent an enlargement or diminution of rights), plus (ii) all accumulated and unpaid dividends thereon (compounding annually).  Dividends shall be paid on January 31, April 30, July 31, and October 31 of each year.

The number of shares of Series D Convertible Preferred Stock or Common Stock that will be issued in payment of a dividend shall be computed by (i) dividing the amount of the dividend by the closing price of a share of Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the dividend is to be paid, (provided, however, that if no trades are made on that day, then the number of shares to be issued will be computed using the closing price on the last day, prior to the date on which the dividend is to be paid, on which trades were made and reported) and, in the case of the Series D Convertible Preferred Stock only, (ii) dividing the quotient by 20.  Dividends shall cease to accrue upon the earlier to occur of (i) the date of a Liquidation Event, or (ii) the date on which such share of Series B Preferred is converted hereunder.  All accrued and unpaid dividends on each share of Series B Preferred shall be fully paid (pro rata and pari passu with any class or series of preferred securities of the Corporation entitled

1

to participate pro rata and pari passu as to dividends with the Series B Preferred) before any dividends or distributions may be issued with respect to any Junior Securities.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Preferred and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred.

and it was further

RESOLVED, that the Third Amendment to Certificate of Incorporation of National Lampoon, Inc. is hereby ratified, adopted and approved.

APPROVAL OF AMENDMENT NO. 2 OF
CERTIFICATE OF DESIGNATIONS,
PREFERENCES, RIGHTS AND LIMITATIONS FOR
SERIES C CONVERTIBLE PREFERRED STOCK

WHEREAS, it is proposed that this Corporation amend its Certificate of Designations, Preferences, Rights and Limitations for Series C Convertible Preferred Stock to require that the dividends accrued on its Series C Convertible Preferred Stock be paid with this Corporation’s Series D Convertible Preferred Stock or with its Common Stock and on a quarterly basis; and

WHEREAS, it is deemed to be in the best interests of this Corporation and its stockholders that this Corporation execute, deliver and perform Amendment No. 2 of Certificate of Designations, Preferences, Rights and Limitations attached hereto as Attachment 2;

NOW, THEREFORE, BE IT

RESOLVED, that the Certificate of Designations, Preferences, Rights and Limitations for Series C Convertible Preferred Stock is amended by striking out Section 4 thereof and by substituting in lieu of said section the following new Section 4 as follows:

Section 4. Dividends.  The Corporation shall have the right to issue dividends and make distributions, whether cash, securities or otherwise, whether or not any shares of the Series C Preferred Stock are outstanding.  To the extent dividends are declared and issued by the Corporation prior to the earlier of (i) the date of a Liquidation Event or (ii) the date on which the Series C Preferred Stock is converted hereunder, the Corporation shall pay preferential dividends payable, at the election of the holder of the Series C Preferred Stock, in the Corporation’s Series D Convertible Preferred Stock or in shares of the Corporation’s Common Stock, to the holders of the Series C Preferred Stock as provided in this Section 4.

Dividends on each share of the Series C Preferred Stock shall accrue on a daily basis, whether or not declared, beginning with the date of issuance of such share of Series C Preferred (November 1, 2004) and continuing until the earlier of (i) the date of a Liquidation Event, or (ii) the date on which such share of Series C Preferred Stock is converted hereunder, at the rate of 9.0% per annum on the sum of (i) the Original Purchase Price (as equitably adjusted for any stock splits, stock dividends, recapitalizations, reverse stock splits or otherwise to prevent an enlargement or diminution of rights), plus (ii) all accumulated and unpaid dividends thereon (compounding annually).  All accrued and unpaid dividends on each share of Series C Preferred Stock shall be fully paid (pro rata and pari passu with any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends with the Series C Preferred Stock) before any dividends or distributions may be issued with respect to any Junior Securities.  Dividends shall be paid on January 31, April 30, July 31, and October 31 of each year.  The number of shares of Series D Convertible Preferred Stock or Common Stock that will be issued in payment of a dividend shall be computed by (i) dividing the amount of the dividend by the closing price of a share of

2

Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the dividend is to be paid, (provided, however, that if no trades are made on that day, then the number of shares to be issued will be computed using the closing price on the last day, prior to the date on which the dividend is to be paid, on which trades were made and reported) and, in the case of the Series D Convertible Preferred Stock only, (ii) dividing the quotient by 20.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C Preferred Stock and each Parity Series, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series C Preferred Stock and all Parity Series.

and it was further

RESOLVED, that Amendment No. 2 of Certificate of Designations, Preferences, Rights and Limitations for Series C Convertible Preferred Stock is hereby ratified, adopted and approved.

APPROVAL OF AGREEMENT TO CONVERT DEBT BETWEEN
THE CORPORATION AND DANIEL S. LAIKIN AND TIMOTHY S. DURHAM

WHEREAS, Daniel S. Laikin and Timothy S. Durham have provided loans to the Corporation (collectively the “Loans” and individually the “Laikin Loan” and the “Durham Loan”) which have been the principal source of funds used for the Corporation’s operations and working capital; and

WHEREAS, on March 27, 2008 the Corporation submitted a plan to the American Stock Exchange to regain compliance with Section 1003(a)(iv) of the AMEX Company Guide, which plan was accepted by the American Stock Exchange on May 16, 2008; and

WHEREAS, as part of the plan submitted to AMEX, the Corporation represented that it would repay a portion of the Loans with common stock; and

WHEREAS, as part of the plan submitted to AMEX, the Corporation represented that certain of its stockholders would exercise warrants to purchase common stock (the “Warrants”); and

WHEREAS, Mr. Laikin has agreed to accept payment for $456,506 in principal amount of the Laikin Loan and $43,494 in accrued interest (the “Laikin Payment”) by accepting a portion or all of the Laikin Payment in the Corporation’s common stock or by using a portion or all of the Laikin Payment to exercise the Warrants; and

WHEREAS, Mr. Durham has agreed to accept payment for $286,464 in principal amount of the Durham Loan and $13,536 in accrued interest (the “Durham Payment”) by accepting a portion or all of the Durham Payment in the Corporation’s common stock or by using a portion or all of the Durham Payment to exercise the Warrants; and

WHEREAS, there has been presented to the undersigned stockholders an agreement titled “Agreement to Convert Debt”, in substantially the form attached to this Written Consent as Attachment 1, pursuant to which the Corporation, Mr. Laikin and Mr. Durham have agreed to the terms of the Laikin Payment and the Durham Payment; and

WHEREAS, it is deemed to be in the best interests of this Corporation and its stockholders that this Corporation enter into the Agreement to Convert Debt and, if so elected by Mr. Laikin and Mr. Durham, to issue shares of its common stock for some or all of the Laikin Payment and for some or all of the Durham Payment;

NOW, THEREFORE, BE IT

RESOLVED, that the form, terms and provisions of the Agreement to Convert Debt are hereby approved; and it was further

3

RESOLVED, that the undersigned stockholders hereby approve the issuance, in accordance with the Agreement to Convert Debt, of shares of the Corporation’s common stock, the number of shares to be determined using the last sale price of the common stock on the trading day preceding the date on which Mr. Laikin or Mr. Durham request payment.

STOCKHOLDERS:

/s/ Daniel S. Laikin

Daniel S. Laikin, 985,431 shares of common stock,
29,951 shares of Series B Convertible Preferred Stock voting as Series B
Convertible Preferred Stock and as 1,687,379 shares of common stock and 94,702 shares of Series C Convertible Preferred Stock voting as Series C Convertible Preferred Stock and as 1,894,040 shares of common stock

/s/ Paul Skjodt
Paul Skjodt, 329,868 shares of common stock and 6,500 shares of Series B Convertible Preferred Stock voting as Series B Convertible Preferred Stock and as 366,197 shares of common stock

/s/ Timothy S. Durham

Timothy S. Durham, 600,014 shares of common stock,17,648 shares of Series B Convertible Preferred
Stock voting as Series B Convertible Preferred Stock and as 994,253 shares of common stock and 67,357 shares of Series C Convertible Preferred Stock voting as Series C Convertible Preferred Stock and as 1,347,140 shares of common stock

4

ATTACHEMENT 2
STATE of DELAWARE
THIRD AMENDMENT of
CERTIFICATE of INCORPORATION of
NATIONAL LAMPOON, INC.

 First: The Board of Directors of National Lampoon, Inc., a Delaware corporation (the “Corporation”), duly adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation (the “Certificate”) of said Corporation, declaring said amendment to be in the best interests of the Corporation and its stockholders.  The resolutions setting forth the proposed amendment are substantially as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended by striking out Section 5.2.1 thereof and by substituting in lieu of said section the following new Section 5.2.1, as follows:

Section 5.2.1 Dividend Rights.  The Corporation shall have the right to issue dividends and make distributions, whether cash, securities or otherwise, whether or not any shares of the Series B Preferred are outstanding.  To the extent dividends are declared and issued by the Corporation prior to the earlier of (i) the date of a Liquidation Event or (ii) the date on which the Series B Preferred is converted hereunder, the Corporation shall pay preferential dividends to the holders of the Series B Preferred as provided in this Section 5.2.1.  Dividends shall be paid, at the election of the holder of the Series B Preferred, with shares of the Corporation’s Series D Convertible Preferred Stock or with shares of the Corporation’s Common Stock.  Beginning on November 1, 2004, dividends on each share of the Series B Preferred shall accrue on a daily basis, whether or not declared, at the rate of 9.0% per annum on the sum of (i) the Original Purchase Price (as equitably adjusted for any stock splits, stock dividends, recapitalizations, reverse stock splits or otherwise to prevent an enlargement or diminution of rights), plus (ii) all accumulated and unpaid dividends thereon (compounding annually).  Dividends shall be paid on January 31, April 30, July 31, and October 31 of each year.  The number of shares of Series D Convertible Preferred Stock or Common Stock that will be issued in payment of a dividend shall be computed by (i) dividing the amount of the dividend by the closing price of a share of Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the dividend is to be paid, (provided, however, that if no trades are made on that day, then the number of shares to be issued will be computed using the closing price on the last day, prior to the date on which the dividend is to be paid, on which trades were made and reported) and, in the case of the Series D Convertible Preferred Stock only, (ii) dividing the quotient by 20.  Dividends shall cease to accrue upon the earlier to occur of (i) the date of a Liquidation Event, or (ii) the date on which such share of Series B Preferred is converted hereunder.  All accrued and unpaid dividends on each share of Series B Preferred shall be fully paid (pro rata and pari passu with any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends with the Series B Preferred) before any dividends or distributions may be issued with respect to any Junior Securities.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Preferred and any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends or distributions with the Series B Preferred.

and by deleting the definition of "Payment Satisfaction Date" in Section 5.2.7.

Second: That acting by written consent, the holders of at least a majority of the issued and outstanding shares of the Corporation’s capital stock, including the Series B Preferred Stock, consented to the foregoing resolutions and this Third Amendment of Certificate of Incorporation in accordance with Section 228(a) of the Delaware General Corporation Law.

Third: That the resolutions and this Third Amendment of Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242(b)(1) of the Delaware General Corporation Law.

Fourth: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the undersigned Corporation has caused this Third Amendment to Certificate of Incorporation to be signed by a duly authorized officer as of July ___, 2008.

By:
       Daniel S. Laikin, Chief Executive Officer

5

ATTACHMENT 3

AMENDMENT NO. 2
OF
CERTIFICATE OF DESIGNATIONS,
PREFERENCES, RIGHTS AND LIMITATIONS
(SERIES C CONVERTIBLE PREFERRED STOCK)

First: The Board of Directors of National Lampoon, Inc., a Delaware corporation (the “Corporation”), duly adopted resolutions setting forth the proposed amendment to the Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) of said Corporation, declaring said amendment to be in the best interests of the Corporation and its stockholders.  The resolutions setting forth the proposed amendment are substantially as follows:

NOW, THEREFORE, BE IT RESOLVED, NOW, that the Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) of the Corporation is hereby amended by striking out Section 4 thereof and by substituting in lieu of said section the following new Section 4, as follows:

Section 4. Dividends.  The Corporation shall have the right to issue dividends and make distributions, whether cash, securities or otherwise, whether or not any shares of the Series C Preferred Stock are outstanding.  To the extent dividends are declared and issued by the Corporation prior to the earlier of (i) the date of a Liquidation Event or (ii) the date on which the Series C Preferred Stock is converted hereunder, the Corporation shall pay preferential dividends, payable at the election of the holder of the Series C Preferred Stock, in the Corporation’s Series D Convertible Preferred Stock or in shares of the Corporation’s Common Stock, to the holders of the Series C Preferred Stock as provided in this Section 4.  Dividends on each share of the Series C Preferred Stock shall accrue on a daily basis, whether or not declared, beginning with the date of issuance of such share of Series C Preferred (November 1, 2004) and continuing until the earlier of (i) the date of a Liquidation Event, or (ii) the date on which such share of Series C Preferred Stock is converted hereunder, at the rate of 9.0% per annum on the sum of (i) the Original Purchase Price (as equitably adjusted for any stock splits, stock dividends, recapitalizations, reverse stock splits or otherwise to prevent an enlargement or diminution of rights), plus (ii) all accumulated and unpaid dividends thereon (compounding annually).  All accrued and unpaid dividends on each share of Series C Preferred Stock shall be fully paid (pro rata and pari passu with any class or series of preferred securities of the Corporation entitled to participate pro rata and pari passu as to dividends with the Series C Preferred Stock) before any dividends or distributions may be issued with respect to any Junior Securities.  Dividends shall be paid on January 31, April 30, July 31, and October 31 of each year.  The number of shares of Series D Convertible Preferred Stock or Common Stock that will be issued in payment of a dividend shall be computed by (i) dividing the amount of the dividend by the closing price of a share of Common Stock as reported by the exchange or regulated quotation service on which the Common Stock is traded on the trading day immediately prior to the date on which the dividend is to be paid, (provided, however, that if no trades are made on that day, then the number of shares to be issued will be computed using the closing price on the last day, prior to the date on which the dividend is to be paid, on which trades were made and reported) and, in the case of the Series D Convertible Preferred Stock only, (ii) dividing the quotient by 20.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C Preferred Stock and each Parity Series, such payment shall be distributed ratably among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series C Preferred Stock and all Parity Series.

and by deleting the definition of "Payment Satisfaction Date" in Section 9.

Second: That acting by written consent, the holders of at least a majority of the issued and outstanding shares of the Corporation’s capital stock, including the Series C Convertible Preferred Stock, consented to the foregoing resolutions and to this Second Amendment of Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) in accordance with Section 228(a) of the Delaware General Corporation Law.

6

Third: That the resolutions and this Second Amendment of Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) was duly adopted in accordance with the provisions of Section 242(b)(1) of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned Corporation has caused this Second Amendment to Certificate of Designations, Preferences, Rights and Limitations (Series C Convertible Preferred Stock) to be signed by a duly authorized officer as of July __, 2008.

By:
       Daniel S. Laikin, Chief Executive Officer

7

ATTACHMENT 4
AGREEMENT TO CONVERT DEBT

This Agreement to Convert Debt (the “Agreement”) is made on this ___ day of July 2008 by and between Daniel S. Laikin (“Laikin”), Timothy S. Durham (“Durham”) and National Lampoon, Inc. (the “Company”).  In this Agreement, Laikin and Durham are sometime collectively referred to as the “Lenders”).

RECITALS

A.           Laikin is the Chief Executive Officer, a director and a major stockholder of the Company.

B.           Durham is a director and a major stockholder of the Company.

C.           Exclusive of loans made for the production of motion pictures, as of June 25, 2008, the Company owes Laikin $1,044,070 in loans, representing $953,232 in principal amount and $90,838 in accrued interest (the “Laikin Loans”).

D.           Exclusive of loans made for the production of motion pictures, as of June 25, 2008, the Company owes Durham $1,170,328 in loans, representing $1,134,819 in principal amount and $35,509 in accrued interest (the “Durham Loans”).

E.           At the request of the Company, Laikin has agreed to accept a payment of $456,506 in principal amount of the Laikin Loans and $43,494 in accrued interest (the “Laikin Partial Payment”) in accordance with the terms of this Agreement.

F.           At the request of the Company, Durham has agreed to accept a payment of $286,464 in principal amount of the Durham Loans and $13,536 in accrued interest (the “Durham Partial Payment”) in accordance with the terms of this Agreement.

Now, therefore, the parties agree as follows:

AGREEMENT

1.           Satisfaction of the Laikin Partial Payment.  Laikin shall be entitled to choose one of the following methods of payment as full satisfaction of the Laikin Partial Payment:

(i) the Company will credit the amount of the Laikin Partial Payment toward the exercise of some or all of the warrants Laikin received in connection with his purchase of the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock; or

(ii) the Company will pay the Laikin Partial Payment with shares of the Company’s common stock; or

(iii) Laikin may, by written instruction to the Company, choose a combination of (i) and (ii).

The per share value of the common stock used to compute the number of shares to be issued in the event that Laikin chooses to accept shares of the Company’s common stock as full or partial payment of the Laikin Partial Payment will be the last sale price of the common stock on the trading day preceding the date of Laikin’s instruction to the Company.

2.           Satisfaction of the Durham Partial Payment.  Durham shall be entitled to choose one of the following methods of payment as full satisfaction of the Durham Partial Payment:

(i) the Company will credit the amount of the Durham Partial Payment toward the exercise of some or all of the warrants Durham received in connection with his purchase of the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock; or

8

(ii) the Company will pay the Durham Partial Payment with shares of the Company’s common stock; or

(iii) Durham may, by written instruction to the Company, choose a combination of (i) and (ii).

The per share value of the common stock used to compute the number of shares to be issued in the event that Durham chooses to accept shares of the Company’s common stock as full or partial payment of the Durham Partial Payment will be the last sale price of the common stock on the trading day preceding the date of Durham’s instruction to the Company.

3.           Exercise of Right to Choose Payment Option.  The Company agrees that Laikin and Durham may exercise their rights from time-to-time under this Agreement, until the entire Laikin Partial Payment or the entire Durham Partial Payment, as appropriate, has been credited or paid in accordance with paragraphs 1 and 2 above, provided, however, that Laikin and Durham must exercise all of their rights under this Agreement no later than July 31, 2008.  If either Laikin or Durham fails or refuses to exercise his rights under this Agreement by the close of business on July 31, 2008, then the Company will pay the Laikin Partial Payment or the Durham Partial Payment (or the balance of the Laikin Partial Payment or the Durham Partial Payment remaining unpaid) by issuing shares of its common stock in accordance with paragraph 1(ii) above or 2(ii) above, as appropriate.

4.           Relinquishment of Right to Receive Cash.  By executing this Agreement, Laikin and Durham agree that neither shall have any further right to demand payment of the Laikin Partial Payment or the Durham Partial Payment with cash.

5.           Loans Remaining Unpaid.  Following the payment contemplated by this Agreement, the unpaid balance of the Laikin Loans as of June 25, 2008 will be $544,069, representing $496,725 in principal amount and $47,344 in accrued interest and the unpaid balance of the Durham Loans, as of June 25, 2008, will be $870,328, representing $848,355 in principal amount and $21,973 in accrued interest.

5.           No Modification to Loans.  The Lenders and the Company agree that the remaining terms and conditions of the Laikin Loans and the Durham Loans are not modified or changed by the payments made pursuant to this Agreement.

6.           Miscellaneous.

(a)           Cooperation.  Subsequent to the payments contemplated herein, the Lenders and the Company agree, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

(b)           Entire Agreement/No Collateral Representations.  The Lenders and the Company expressly acknowledge and agree that this Agreement:  (1) is the final, complete and exclusive statement of the agreement of each of them with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the “prior agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.

(c)           Amendment; Waiver; Forbearance.  Except as expressly provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement.  Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Agreement.

9

                (d)           Severability.   If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event:  (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

(e)           Parties in Interest.  Notwithstanding anything else to the contrary herein, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, if any.

(f)           Enforcement.  This Agreement shall be construed and enforced in accordance with the laws of the State of California.

(g)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

WHEREFORE, the Lenders and the Company have executed this Agreement in the City of Los Angeles, County of Los Angeles, State of California, on the date set forth above.

“Lenders”

“Laikin”

  Daniel S. Laikin

“Durham”

 Timothy S. Durham

“Company”

 National Lampoon, Inc.

 By:
      Daniel S. Laikin, Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF AN INFORMATION
STATEMENT FOR THE STOCKHOLDERS OF
NATIONAL LAMPOON, INC.

This communication presents only an overview of the more complete information statement that is available to you on the Internet.  We encourage you to access and review all of the important information contained in the information statement.

The information statement is available at www.nationallampoon.com/sec/.

If you want to receive a paper or e-mail copy of this document, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before September 12, 2008:

•	You may go to http://www/nationallampoon.com/sec/;

•	You may e-mail a copy of your request to cora@nationallampoon.com; or

•	You may telephone Cora Victoriano at (888) 520-7666.

Information about the Actions Taken

The following corporate actions will be effected on or after September 12, 2008.

•	We will file an amendment to our Certificate of Incorporation which will require us to pay, on a quarterly basis, dividends accrued on our Series B Convertible Preferred Stock;

•
We will file an amendment to the Certificate of Designations, Preferences, Rights and Limitations of our Series C Convertible Preferred Stock which will require us to pay, on a quarterly basis, dividends accrued on our Series C Convertible Preferred Stock; and

•	We will enter into an agreement that will allow us to issue our securities as payment for loans made to us by our chief executive officer and a member of the board of directors.

These actions were approved by our board of directors and by stockholders holding a majority of the votes necessary to approve the actions on June 25, 2008:  The written consent of the stockholders holding a majority of the votes necessary to approve the actions taken assures that such actions will occur without your vote.  Your vote is not required to approve any of these actions, and the information statement is not a request for your vote or a proxy statement.  The information statement is being provided only to inform you of the actions that have been taken, in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

You may access the information statement at the following url:  http://www.nationallampoon.com/sec/

You may request a paper copy of the information statement and, if you chose, request a copy of proxy materials for future meetings by

•	calling our secretary, Cora Victoriano, toll free at 1-888-520-7666; or

•	by sending your request via e-mail to Cora Victoriano at cora@nationallampoon.com; or

•	by going to the website www.nationallampoon.com/sec/.